Exhibit 2.1

AGREEMENT AND PLAN OF MERGER
BY AND AMONG

NOVATEL WIRELESS, INC.

DUCK ACQUISITION, INC.
R.E.R. ENTERPRISES, INC.

THE STOCKHOLDERS OF R.E.R. ENTERPRISES, INC.

AND

ETHAN RALSTON
AS THE REPRESENTATIVE OF
THE STOCKHOLDERS OF R.E.R. ENTERPRISES, INC.

Dated as of March 27, 2015

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TABLE OF CONTENTS
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TABLE OF CONTENTS
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AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (as amended or modified in accordance with its terms, this “Agreement”) is made and entered into as of March 27, 2015 by and among (i) Novatel Wireless, Inc., a Delaware corporation (“Parent”), (ii) Duck Acquisition, Inc., an Oregon corporation and wholly owned subsidiary of Parent (“Merger Sub”), (iii) R.E.R. Enterprises, Inc., an Oregon corporation (the “Company”), (iv) the stockholders of the Company set forth on the signature page(s) of this Agreement (the “Major Stockholders”), and (v) Ethan Ralston, as the representative of the holders of Company Common Stock (the “Stockholders’ Representative”). Certain capitalized terms used in this Agreement are defined in Exhibit A.
RECITALS
A.    Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company (the “Merger”) in accordance with this Agreement and the Business Corporation Act of the State of Oregon (the “OBCA”), pursuant to which Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.
B.    The board of directors of Parent has unanimously approved and declared advisable the Merger, upon the terms and subject to the conditions set forth herein, and has determined that the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interests of, Parent and its stockholders.
C.    The board of directors of Merger Sub has unanimously approved and declared advisable the Merger, upon the terms and subject to the conditions set forth herein, and has determined that the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interests of, Merger Sub and Parent, as the sole stockholder of Merger Sub.
D.    The board of directors of the Company has unanimously approved and declared advisable the Merger, upon the terms and subject to the conditions set forth herein, and has determined that the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interests of, the Company and its stockholders.
E.    Simultaneously with the execution of this Agreement, and as an inducement to Parent and Merger Sub to enter into this Agreement, the Key Employees of the Company are entering into offer letters (the “Offer Letters”) and nonsolicitation and noncompetition agreements (the “Noncompetition Agreements”, and collectively with the Offer Letters, the “Employment Arrangements”) in the forms negotiated between Parent and each such Key Employee.
F.    Simultaneously with the execution of this Agreement, each of the Major Stockholders has executed and delivered to Parent a written consent pursuant to Section 60.487 of the OBCA to the adoption of this Agreement and the approval of the transactions contemplated hereby, including the Merger, which written consent shall include a release of claims against the Acquired Corporations, Parent, the Parent Subsidiaries and each of their respective Affiliates (including the Surviving Corporation) in the form attached hereto as Exhibit B (the “Written Consent and Release”).
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements, representations and warranties hereinafter set forth and subject to the terms and conditions hereof, the parties hereto, intending to be legally bound, agree as follows:

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ARTICLE I
THE MERGER
1.1    Merger of Merger Sub into the Company. At the Effective Time, subject to and upon the terms and conditions set forth in this Agreement: (i) Merger Sub shall be merged with and into the Company; (ii) the separate existence of Merger Sub shall cease; and (iii) the Company shall continue as the surviving corporation and a wholly owned subsidiary of Parent. The Company, as the surviving entity of the Merger, is hereinafter sometimes referred to as the “Surviving Corporation”.
1.2    Closing; Effective Time. Unless this Agreement is terminated pursuant to Article VII hereof, the closing of the Merger and the other transactions contemplated hereby (the “Closing”) will take place at 10:00 a.m. Pacific Time on a date to be specified by the parties hereto (the “Closing Date”), which shall be no later than the second (2nd) Business Day after satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing), unless another time or date is agreed to in writing by the parties hereto. The Closing shall take place at the offices of Paul Hastings LLP located at 4747 Executive Drive, 12th Floor, San Diego, California 92121, or at such other location as the parties hereto shall mutually agree. On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing articles of merger substantially in the form of Exhibit C (the “Articles of Merger”) with the Secretary of State of the State of Oregon (the “Oregon Secretary”), in accordance with the relevant provisions of the OBCA (the time of such filing, or such later time as may be agreed to in writing by the parties hereto and specified in the Articles of Merger, being referred to herein as the “Effective Time”). If the Oregon Secretary requires any changes to the Articles of Merger as a condition to filing or issuing a certificate to the effect that the Merger is effective, Parent, Merger Sub, the Company and the Major Stockholders shall execute any necessary document(s) incorporating such changes, provided that such changes are not inconsistent with and do not result in any material change to the terms of this Agreement.
1.3    Effects of the Merger. The effects of the Merger shall be as set forth in this Agreement, the Articles of Merger and the applicable provisions of the OBCA. Without limiting the foregoing, at the Effective Time, by virtue of the Merger and in accordance with the OBCA, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation.
1.4    Articles of Incorporation; Bylaws.
(a)    At the Effective Time, the articles of incorporation of the Company shall be the articles of incorporation of the Surviving Corporation, until such articles of incorporation are amended or modified in accordance with applicable law.
(b)    At the Effective Time, the bylaws of the Company shall be the bylaws of the Surviving Corporation, until such bylaws are amended or modified in accordance with the articles of incorporation of the Company and applicable law.
1.5    Board of Directors and Officers of the Surviving Corporation.
(a)    The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time, with each such director to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation, in

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each case until his or her successor is duly elected or appointed and qualified or until his or her earlier death, resignation or removal.
(b)    The officers of the Surviving Corporation immediately after the Effective Time shall be those individuals set forth on Schedule 1.5(b), with each such officer to hold office in accordance with the bylaws of the Surviving Corporation, in each case until his or her successor is duly appointed and qualified or until his or her earlier death, resignation or removal.

ARTICLE II
CONVERSION OF SECURITIES; WORKING CAPITAL ADJUSTMENT
2.1    Conversion of Stock. Subject to Sections 2.3, 2.4, 2.6, 2.9, 2.10, 2.11 and 8.4, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the Major Stockholders:
(a)    each share of Company Common Stock (other than Excluded Shares) issued and outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive, without interest and at the times and in the manner set forth in Sections 2.3 and 2.4: (i) the Per Share Closing Cash Consideration; (ii) subject to Section 2.9, the Per Share Escrow Amount, if any; (iii) the Per Share Stock Payment; (iv) the Per Share 2015 Earn-Out Payment, if any; (v) the Per Share 2016 Earn-Out Payment, if any; (vi) the Per Share 2015 Stretch Earn-Out Payment, if any; (vii) the Per Share 2016 Stretch Earn-Out Payment, if any, and (vii) the Per Share 2017 Earn-Out Payment, if any;
(b)    each share of Company Common Stock held by the Company or any of its Subsidiaries or owned by Parent or any of the Parent Subsidiaries shall be canceled, and no payment shall be made with respect thereto; and
(c)    each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one (1) share of common stock of the Surviving Corporation and collectively these shall constitute the only outstanding shares of capital stock of the Surviving Corporation.
2.2        Merger Consideration Definitions and Covenants.
(a)    For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below:
“2015 Actual Gross Profit Margin” shall be that number (rounded to the third decimal place) determined by dividing (A) the 2015 Company Gross Profit, by (B) (i) the 2015 Company Net Revenue, minus (ii) 2015 Company Excluded Net Revenue.

“2015 Additional Earn-Out Payment” shall be equal to the lesser of (A) the 2015 Additional Revenue Payment, and (B) the 2015 Additional Gross Profit Margin Payment.

“2015 Additional Gross Profit Margin Payment” shall be determined by multiplying the (A) Base Earn-Out Payment, by (ii) the 2015 Gross Profit Margin Multiplier.

“2015 Additional Revenue Payment” shall be the difference of (A) the product of (i) Maximum Earn-Out Payment, times (ii) the 2015 Revenue Multiplier, minus (B) the Base Earn-Out Payment.

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“2015 Company Cost of Revenue” shall be the total Cost of Revenue incurred by the Company for the calendar year ended December 31, 2015.

“2015 Company Excluded Cost of Revenue” shall be only the 2015 Company Cost of Revenue incurred by the sale of Company Products pursuant to the programs, projects or contracts set forth on Schedule 2.2(a) under the heading “2015 Company Excepted Matters”, as such schedule may be amended from time to time pursuant to Section 2.2(b).

“2015 Company Excluded Net Revenue” shall be only the 2015 Company Net Revenue generated by the sale of Company Products pursuant to the programs, projects or contracts set forth on Schedule 2.2(a) under the heading “2015 Company Excepted Matters”, as such schedule may be amended from time to time pursuant to Section 2.2(b).

“2015 Company Gross Profit” shall be equal to (A) (i) 2015 Company Net Revenue, minus (ii) 2015 Company Excluded Net Revenue, minus (B) (i) 2015 Company Cost of Revenue, minus (ii) 2015 Company Excluded Cost of Revenue.

“2015 Company Minimum Net Revenue” shall mean $19,150,000.

    “2015 Company Net Revenue” shall be the Net Revenue generated by the Company for the calendar year ended December 31, 2015.

“2015 Company Target Net Revenue” shall be equal to $38,300,000.

    “2015 Earn-Out Payment” shall be the sum of (A) the Base Earn-Out Payment, plus (B) the 2015 Additional Earn-Out Payment, if any; provided that, if either the 2015 Company Minimum Net Revenue or the Minimum Gross Profit Margin is not achieved during calendar year 2015, the 2015 Earn-Out Payment shall be zero ($0); and provided further that under no circumstances will the 2015 Earn-Out Payment exceed $7,500,000.

“2015 Earn-Out Shortfall” shall be an amount equal to (A) $7,500,000, minus (B) the 2015 Earn-Out Payment; provided that if no 2015 Earn-Out Payment was actually paid or was payable by Parent then the 2015 Earn-Out Shortfall shall be zero (0).

“2015 Gross Profit Margin Multiplier” shall be that number (rounded to the third decimal place) determined by dividing (A) the difference between (1) the 2015 Actual Gross Profit Margin, minus (2) the Minimum Gross Profit Margin, by (B) the difference between (1) the 2015 Maximum Gross Profit Margin, minus (2) the Minimum Gross Profit Margin provided that the 2015 Gross Profit Margin Multiplier will under no circumstances exceed the number one (1); and provided further that if the 2015 Actual Gross Profit Margin is less than the Minimum Gross Profit Margin, then the 2015 Gross Profit Margin Multiplier shall be zero (0).

“2015 Maximum Gross Profit Margin” shall be equal to 0.340.

“2015 Revenue Multiplier” shall be that number (rounded to the third decimal place) determined by dividing (A) the 2015 Company Net Revenue, by (B) the 2015 Company Target Net Revenue; provided that the 2015 Revenue Multiplier will under no circumstances exceed the number one (1); and provided

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further that if the 2015 Company Net Revenue is less than the 2015 Company Minimum Net Revenue, then the 2015 Revenue Multiplier shall be zero (0).

“2015 Revenue Shortfall” shall be an amount equal to (A) the 2015 Company Target Net Revenue, minus (B) the 2015 Company Net Revenue; provided that if such amount is less than zero (0), then the 2015 Revenue Shortfall shall be zero (0).

“2015 Stretch Earn-Out Payment” shall be calculated as follows: in the event that (I) the 2015 Earn-Out Shortfall is greater than zero (0), (II) Parent actually paid or there was payable any 2015 Earn-Out Payment, (III) 2016 Company Net Revenue is more than 2016 Company Target Net Revenue, and (IV) the 2016 Actual Gross Profit Margin is greater than 0.360, then the 2015 Stretch Earn-Out Payment shall be an amount determined by multiplying (A) the 2015 Earn-Out Shortfall, by (B) the quotient obtained by dividing (i) the 2016 Revenue Overage, by (ii) the 2015 Revenue Shortfall; provided that, if the 2015 Company Net Revenue is greater than the 2015 Company Target Revenue and each of the conditions in clauses “(I)”, “(II)” “(III)” and “(IV)” are satisfied, then the 2015 Stretch Earn-Out Payment will be equal to the 2015 Earn-Out Shortfall and further provided that, if any of the conditions in clauses “(I)”, “(II)” “(III)” or “(IV)” are not satisfied, the 2015 Stretch Earn-Out Payment shall be zero (0).

“2016 Actual Gross Profit Margin” shall be that number (rounded to the third decimal place) determined by dividing (A) the 2016 Company Gross Profit, by (B) (i) the 2016 Company Net Revenue, minus (ii) 2016 Company Excluded Net Revenue.

“2016 Additional Earn-Out Payment” shall be equal to the lesser of (A) the 2016 Additional Revenue Payment, and (B) the 2016 Additional Gross Profit Margin Payment.

“2016 Additional Gross Profit Margin Payment” shall be determined by multiplying the (A) Base Earn-Out Payment, by (ii) the 2016 Gross Profit Margin Multiplier.

“2016 Additional Revenue Payment” shall be the difference of (A) the product of (i) Maximum Earn-Out Payment, times (ii) the 2016 Revenue Multiplier, minus (B) the Base Earn-Out Payment.

    “2016 Company Cost of Revenue” shall be the total Cost of Revenue incurred by the Company for the calendar year ended December 31, 2016.

“2016 Company Excluded Cost of Revenue” shall be only the 2016 Company Cost of Revenue incurred by the sale of Company Products pursuant to the programs, projects or contracts set forth on Schedule 2.2(a) under the heading “2016 Company Excepted Matters”, as such schedule may be amended from time to time pursuant to Section 2.2(b).

“2016 Company Excluded Net Revenue” shall be only the 2016 Company Net Revenue generated by the sale of Company Products pursuant to the programs, projects or contracts set forth on Schedule 2.2(a) under the heading “2016 Company Excepted Matters”, as such schedule may be amended from time to time pursuant to Section 2.2(b).

“2016 Company Gross Profit” shall be equal to (A) (i) 2016 Company Net Revenue, minus (ii) 2016 Company Excluded Net Revenue, minus (B) (i) 2016 Company Cost of Revenue, minus (ii) 2016 Company Excluded Cost of Revenue.

“2016 Company Minimum Net Revenue” shall mean $19,750,000.

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“2016 Company Net Revenue” shall be the net revenue generated by the Company for the calendar year ended December 31, 2016.

“2016 Company Target Net Revenue” shall mean $39,500,000.

“2016 Earn-Out Payment” shall be the sum of (A) the Base Earn-Out Payment, plus (B) the 2016 Additional Earn-Out Payment, if any; provided that, if the either the 2016 Company Minimum Net Revenue or the Minimum Gross Profit Margin is not achieved during calendar year 2016, the 2016 Earn-Out Payment shall be zero ($0); and provided further that under no circumstances will the 2016 Earn-Out Payments exceed $7,500,000.

“2016 Earn-Out Shortfall” shall be an amount equal to (A) $7,500,000, minus (B) the 2016 Earn-Out Payment; provided that if no 2016 Earn-Out Payment was actually paid or was payable by Parent, then the 2016 Earn-Out Shortfall shall be zero (0).

“2016 Gross Profit Margin Multiplier” shall be that number (rounded to the third decimal place) determined by dividing (A) the difference between (1) the 2016 Actual Gross Profit Margin, minus (2) the Minimum Gross Profit Margin, by (B) the difference between (1) the 2016 Maximum Gross Profit Margin, minus (2) the Minimum Gross Profit Margin provided that the 2016 Gross Profit Margin Multiplier will under no circumstances exceed the number one (1); and provided further that if the 2016 Actual Gross Profit Margin is less than the Minimum Gross Profit Margin, then the 2016 Gross Profit Margin Multiplier shall be zero (0).

“2016 Maximum Gross Profit Margin” shall be equal to 0.410.

“2016 Revenue Multiplier” shall be that number (rounded to the third decimal place) determined by dividing (A) the 2016 Company Net Revenue, by (B) the 2016 Company Target Net Revenue; provided that the 2016 Revenue Multiplier will under no circumstances exceed the number one (1); and provided further that if the 2016 Company Net Revenue is less than the 2016 Company Minimum Net Revenue, then the 2016 Revenue Multiplier shall be zero (0).

“2016 Revenue Overage” shall be an amount equal to (A) the 2016 Company Net Revenue, minus (B) the 2016 Company Target Net Revenue; provided that in the event the amount of the 2016 Revenue Overage is equal to or greater than the 2015 Revenue Shortfall, then the 2016 Revenue Overage shall be equal to the 2015 Revenue Shortfall.

“2016 Revenue Shortfall” shall be an amount equal to (A) the 2016 Company Target Net Revenue, minus (B) the 2016 Company Net Revenue; provided that if such amount is less than zero (0), then the 2016 Revenue Shortfall shall be zero (0).

“2016 Stretch Earn-Out Payment” shall be calculated as follows: in the event that (I) the 2016 Earn-Out Shortfall is greater than zero (0), (II) Parent actually paid or there was payable any 2016 Earn-Out Payment, (III) the 2017 Company Net Revenue is more than the 2017 Company Target Net Revenue, and (IV) the 2017 Actual Gross Profit Margin is greater than 0.375, then the 2016 Stretch Earn-Out Payment shall be an amount determined by multiplying (A) the 2016 Earn-Out Shortfall, by (B) the quotient obtained by dividing (i) the 2017 Revenue Overage, by (ii) the 2016 Revenue Shortfall; provided that, if the 2016 Company Net Revenue is greater than the 2016 Company Target Revenue and each of the conditions in clauses “(I)”, “(II)” “(III)” and “(IV)” are satisfied, then the 2016 Stretch Earn-Out Payment will be equal

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to the 2016 Earn-Out Shortfall and further provided that, if any of the conditions in clauses “(I)”, “(II)” “(III)” or “(IV)” are not satisfied, the 2016 Stretch Earn-Out Payment shall be zero (0).

“2017 Actual Gross Profit Margin” shall be that number (rounded to the third decimal place) determined by dividing (A) the 2017 Company Gross Profit, by (B) (i) the 2017 Company Net Revenue, minus (ii) 2017 Company Excluded Net Revenue.

“2017 Company Cost of Revenue” shall be the total Cost of Revenue incurred by the Company for the calendar year ended December 31, 2017.

“2017 Company Excluded Cost of Revenue” shall be only the 2017 Company Cost of Revenue incurred by the sale of Company Products pursuant to the programs, projects or contracts set forth on Schedule 2.2(a) under the heading “2017 Company Excepted Matters”, as such schedule may be amended from time to time pursuant to Section 2.2(b).

“2017 Company Excluded Net Revenue” shall be only the 2017 Company Net Revenue generated by the sale of Company Products pursuant to the programs, projects or contracts set forth on Schedule 2.2(a) under the heading “2017 Company Excepted Matters”, as such schedule may be amended from time to time pursuant to Section 2.2(b).

“2017 Company Gross Profit” shall be equal to (A) (i) 2017 Company Net Revenue, minus (ii) 2017 Company Excluded Net Revenue, minus (B) (i) 2017 Company Cost of Revenue, minus (ii) 2017 Company Excluded Cost of Revenue.

“2017 Company Net Revenue” shall be the Net Revenue generated by the Company for the calendar year ended December 31, 2017.

“2017 Company Target Net Revenue” shall be equal to $68,500,000.

“2017 Earn-Out Payment” shall be equal to: (A) $0, if 2017 Company Net Revenue is less than $57,100,000; (B) if 2017 Company Net Revenue is equal to or greater than $57,100,000 but less than $62,800,000, then that amount equal to the product obtained by multiplying (1) $3,000,000, by (2) the 2017 Gross Profit Margin Multiplier; (C) if 2017 Company Net Revenue is equal to or greater than $62,800,000 but less than $68,500,000, then that amount equal to the product obtained by multiplying (1) $6,000,000, by (2) the 2017 Gross Profit Margin Multiplier; and (D) if 2017 Company Net Revenue is equal to or greater than $68,500,000, then that amount equal to the product obtained by multiplying (1) $10,000,000, by (2) the 2017 Gross Profit Margin Multiplier; provided however that, notwithstanding the foregoing, (i) if the 2017 Actual Gross Profit Margin is less than the Minimum Gross Profit Margin, or (ii) either Robert E. Ralston or Ethan Ralston voluntarily terminates his employment with the Company prior to the fourth (4th) anniversary of the Closing Date, then the 2017 Earn-Out Payment shall be zero (0) (regardless of the amount of 2017 Company Net Revenue).

“2017 Gross Profit Margin Multiplier” shall be that number (rounded to the third decimal place) equal to the sum of (A) 0.500, plus (B) the product of (1) 0.50, multiplied by (2) the quotient determined by dividing (i) (x) the 2017 Actual Gross Profit Margin, minus (y) the Minimum Gross Profit Margin, by (ii) (x) the 2017 Maximum Gross Profit Margin, minus (y) the Minimum Gross Profit Margin; provided that the 2017 Gross Profit Margin Multiplier will under no circumstances exceed the number one (1); and provided further that if the 2017 Actual Gross Profit Margin is less than the Minimum Gross Profit Margin, then the 2017 Gross Profit Margin Multiplier shall be zero (0).

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“2017 Revenue Overage” shall be an amount equal to (A) the 2017 Company Net Revenue, minus (B) the 2017 Company Target Net Revenue; provided that in the event the amount of the 2017 Revenue Overage is equal to or greater than the 2016 Revenue Shortfall, then the 2017 Revenue Overage shall be equal to the 2016 Revenue Shortfall.

“2017 Maximum Gross Profit Margin” shall be equal to 0.440

“Base Earn-Out Payment” shall be equal to $3,750,000.

“Closing Cash Consideration” shall mean an amount in cash equal to (A) $9,000,000, minus (B) the Escrow Fund Amount, minus (C) the Pre-Closing Adjustment Amount, and minus (D) the Total Estimated Accrual Amount.

“Company Products” shall mean (i) those products and services of the Company developed and/or currently being marketed, or which have been marketed in the past by the Company, (ii) those products and services of the Company that may be developed after the Closing Date whereby such products and services are based substantially on or otherwise incorporates in a significant manner Acquired Corporations Owned IP, (iii) those products and services of the Company based substantially on Intellectual Property created or developed by the Company in the future or developed from Inbound Licenses obtained in the future, and (iv) the sale and licensing of Acquired Corporations Owned IP or Intellectual Property created or developed by the Company in the future.

“Cost of Revenue” shall mean the cost of revenue incurred by the Company as determined in accordance with GAAP.

“Escrow Fund Amount” shall be equal to $1,500,000.

“Fully Diluted Share Amount” shall be equal to the total number of shares of Company capital stock issued and outstanding as of immediately prior to the Effective Time.

“Maximum Earn-Out Payment” shall be equal to $7,500,000.

“Minimum Gross Profit Margin” shall be equal to 0.310

“Net Revenue” shall mean all revenue generated by sales of the Company Products, net of sales taxes, discounts, allowances, rebates, refunds, and chargebacks, as such revenue is determined in accordance with GAAP; provided, however, for the purposes of this Section 2.2, the revenue generated by sales of the Company Products to the customers set forth on Schedule 2.2 entitled “Identified Customers” shall be calculated in accordance with the Company’s historical methods of determining such revenue.

“Per Share 2015 Earn-Out Payment” shall be determined by dividing (A) the 2015 Earn-Out Payment, by (B) the Fully Diluted Share Amount.

“Per Share 2015 Stretch Earn-Out Payment” shall be determined by dividing (A) the 2015 Stretch Earn-Out Payment, by (B) the Fully Diluted Share Amount.

“Per Share 2016 Earn-Out Payment” shall be determined by dividing (A) the 2016 Earn-Out Payment, by (B) the Fully Diluted Share Amount.

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“Per Share 2016 Stretch Earn-Out Payment” shall be determined by dividing (A) the 2016 Stretch Earn-Out Payment, by (B) the Fully Diluted Share Amount.

“Per Share 2017 Earn-Out Payment” shall be determined by dividing (A) the 2017 Earn-Out Payment, by (B) the Fully Diluted Share Amount.

“Per Share Closing Cash Consideration” shall be determined by dividing (A) the Closing Cash Consideration, by (B) the Fully Diluted Share Amount.

“Per Share Escrow Amount” shall be determined by dividing (A) the Escrow Fund Amount, as such amount may have been adjusted pursuant to Sections 2.6 and 8.4, by (B) the Fully Diluted Share Amount.

“Per Share Stock Payment” shall be equal to that number of shares (or fraction of a share), rounded to the third decimal place, of Parent Common Stock determined by dividing (A) the Total Stock Payment Shares, by (B) the Fully Diluted Share Amount.

“Total Estimated Accrual Amount” shall be that total amount set forth on Schedule 2.2(b).

“Total Stock Payment Shares” shall be equal to that number of shares of Parent Common Stock (rounded to the nearest whole share) determined by dividing (A) $15,000,000, by (B) the lesser of (i) the closing price of Parent Common Stock as quoted on the NASDAQ stock market on the Closing Date (or if the Closing Date is not a trading day, then the trading day immediately preceding the Closing Date), or (ii) the average closing price of Parent Common Stock, as quoted on the NASDAQ stock market, for the consecutive ten (10) trading day period commencing on the fourth (4th) trading day before the filing with the SEC by Parent of its Annual Report on Form 10-K for the year ended December 31, 2015; provided that if, during the period after the determination of the number of Total Stock Payment Shares and the actual issuance of such shares to the Major Stockholders, any change in the outstanding shares of capital stock of Parent shall occur as a result of any reclassification, recapitalization, stock split (including any reverse stock split) or other similar transaction, the number of Total Stock Payment Shares shall be appropriately adjusted to take into account any such change.

(b)    From time to time after the Effective Time and prior to the calculation of the 2017 Earn-Out Payment, if any, Parent and the Stockholders’ Representative shall discuss the sale of Company Products pursuant to certain programs, projects or contracts to determine if such programs, projects or contracts should be reflected on Schedule 2.2(a) for the purposes of performing the calculations required under Section 2.2(a). If Parent and the Stockholders’ Representative mutually agree that any such program, project or contract should be reflected on Schedule 2.2(a), such schedule shall be amended and all calculations performed pursuant to Section 2.2(a) shall take into account such amendments to Schedule 2.2(a). Parent and the Stockholders’ Representative shall undertake such discussions in good faith; provided that Parent shall have the sole discretion to determine whether Schedule 2.2(a) should be further amended in any manner.

2.3    Timing of Payment of Merger Consideration. Any payments that Parent may be obligated to make pursuant to Section 2.1 shall be made at the following times:
(c)    the Per Share Closing Cash Consideration shall be paid no later than the second (2nd) Business Day after the Closing Date;

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(d)    the Per Share Escrow Amount shall be paid no later than the Escrow Fund Release Date;
(e)    the Per Share Stock Payment shall be made no later than the tenth (10th) Business Day after the filing with the SEC by Parent of its Annual Report on Form 10-K for the year ended December 31, 2015;
(f)    the Per Share 2015 Earn-Out Payment, if any, shall be made no later than the tenth (10th) Business Day after the filing with the SEC by Parent of its Annual Report on Form 10-K for the year ended December 31, 2015;
(g)    the Per Share 2016 Earn-Out Payment, if any, shall be made no later than the tenth (10th) Business Day after the filing with the SEC by Parent of its Annual Report on Form 10-K for the year ended December 31, 2016;
(h)    the Per Share 2015 Stretch Earn-Out Payment, if any, shall be made no later than the tenth (10th) Business Day after the filing with the SEC by Parent of its Annual Report on Form 10-K for the year ended December 31, 2016;
(i)    the Per Share 2016 Stretch Earn-Out Payment, if any, shall be made no later than the tenth (10th) Business Day after the filing with the SEC by Parent of its Annual Report on Form 10-K for the year ended December 31, 2017; and
(j)    the Per Share 2017 Earn-Out Payment, if any, shall be made no later than the third (3rd) Business Day after the fourth (4th) anniversary of the Closing Date.
2.4    Consideration Type; Calculation of Stock Payments.
(c)    Parent shall be entitled, at its sole and absolute discretion, to pay all or any portion of any of the (i) 2015 Earn-Out Payment, (ii) 2016 Earn-Out Payment, (iii) 2015 Stretch Earn-Out Payment, (iv) 2016 Stretch Earn-Out Payment, or (v) 2017 Earn-Out Payment, in cash or by the issuance of shares of Parent Common Stock.
(d)    In the event Parent elects to make all or any portion of the payments set forth in clauses “(i)” through “(v)” of Section 2.4(a) in shares of Parent Common Stock, then the exact number of shares of Parent Common Stock to be issued in satisfaction of such payment shall be equal to that number of shares (rounded to the nearest whole share) determined by dividing (A) the dollar amount of all or a portion of the applicable payment to be made, by (B) the average closing price of Parent Common Stock, as quoted on the NASDAQ stock market, for the ten (10) consecutive trading day period commencing on the fourth (4th) trading day before the day of determination of whether any applicable earn-out payment is owed by Parent.
2.5    Pre-Closing Working Capital Adjustment.
(a)    No later than three (3) Business Days prior to the Closing Date, the Company shall deliver to Parent the Company’s estimated Working Capital Amount as of the Closing Date (the “Estimated Working Capital Amount”) on a working capital statement in form and substance reasonably satisfactory to Parent (the “Estimated Working Capital Statement”). The Estimated Working Capital Statement shall set forth in reasonable detail the Company’s calculations of each line item included in the Estimated Working Capital Amount. Each of the line items reflected in the Estimated Working Capital Statement shall be prepared in accordance with GAAP, applied on a basis that is consistent with

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the Acquired Corporations Financial Statements. The chief executive officer and president of the Company and the chairman of the Company shall both certify in writing that, solely based on their Knowledge, the Estimated Working Capital Statement fairly presents in all material respects the Estimated Working Capital Amount. The Company shall thereafter provide Parent with access to the working papers of the Company relating to the Estimated Working Capital Statement and the Estimated Working Capital Amount, as well as any other information used in preparing the Estimated Working Capital Statement or the Estimated Working Capital Amount as is reasonably requested by Parent.
(b)    The “Pre-Closing Working Capital Amount” shall be an amount equal to: (A) if, prior to the Closing Date, Parent does not object to the Estimated Working Capital Amount or Estimated Working Capital Statement by delivering written notice of such objection to the Company, then the Estimated Working Capital Amount; or (B) if Parent provides such written notice of objection to the Company, then, after the Parent and Company discuss in good faith the objection and attempt to agree on a Working Capital Amount, (i) if Parent and Company are able to agree on a Working Capital Amount, then the agreed upon amount, or (ii) if Parent and Company are not able to agree on a value, then the lesser of the Estimated Working Capital Amount and the Target Working Capital Amount.
(c)    The “Pre-Closing Adjustment Amount” shall be an amount equal to: (A) if the Pre-Closing Working Capital Amount is equal to or greater than the Target Working Capital Amount, then $0; or (B) if the Pre-Closing Working Capital Amount is less than the Target Working Capital Amount, then (i) the Target Working Capital Amount, minus the Pre-Closing Working Capital Amount.
2.6    Post-Closing Working Capital Adjustment.
(a)    Within ninety (90) days following the Closing Date, Parent shall prepare and deliver to the Stockholders’ Representative a calculation of the Company’s Working Capital Amount as of the Closing Date (the “Parent Prepared Working Capital Amount”) on a working capital statement (the “Parent Prepared Working Capital Statement”). The Parent Prepared Working Capital Statement shall set forth in reasonable detail Parent’s calculations of each line item included in the Parent Prepared Working Capital Amount. Each of the line items reflected in the Parent Prepared Working Capital Statement shall be prepared in accordance with GAAP, applied on a basis that is consistent with the Acquired Corporations Financial Statements.
(b)    If the Stockholders’ Representative disagrees with the Parent Prepared Working Capital Statement or the Parent Prepared Working Capital Amount, then during the thirty (30) days following the date of the Stockholders’ Representative’s receipt of the Parent Prepared Working Capital Statement, Parent and the Surviving Corporation shall each provide the Stockholders’ Representative with access to the books and records of the Surviving Corporation relating to the Parent Prepared Working Capital Statement and the resulting Parent Prepared Working Capital Amount, as well as any other information as is reasonably requested by the Stockholders’ Representative. The Parent Prepared Working Capital Statement and the resulting calculation of the Parent Prepared Working Capital Amount shall become final and binding at the end of such thirty (30) day period unless, prior to the end of such period, the Stockholders’ Representative has delivered to Parent written notice of its disagreement with such Parent Prepared Working Capital Statement and the resulting calculation of the Parent Prepared Working Capital Amount (a “Disagreement Notice”), specifying the nature and amount of any disputed item, to the extent then known. Provided that Parent has provided the Stockholders’ Representative with access to the working papers of Parent and the Surviving Corporation in accordance with the first sentence of this subsection (b), the Stockholders’ Representative and Parent shall be deemed to have agreed with all items and amounts in the Parent Prepared Working Capital Statement not specifically referenced in the

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Disagreement Notice, and, absent manifest error, such items and amounts shall not be subject to review in accordance with Section 2.6(c) below.
(c)    In the event that any Disagreement Notice is timely provided to Parent pursuant to Section 2.6(b), Parent and the Stockholders’ Representative shall cooperate for a period of thirty (30) days after Parent’s receipt of the Disagreement Notice (or such longer period as Parent and the Stockholders’ Representative may mutually agree) to resolve any disagreements with respect to the Parent Prepared Working Capital Statement and the Parent Prepared Working Capital Amount. If, at the end of such thirty (30) day period, Parent and the Stockholders’ Representative are unable to resolve any disagreements with respect to the Parent Prepared Working Capital Statement or the Parent Prepared Working Capital Amount, then an independent accounting firm of recognized national standing as may be mutually selected by Parent and the Stockholders’ Representative (the “Auditor”) shall be engaged to resolve any remaining disagreements with respect to the Parent Prepared Working Capital Statement and/or the Parent Prepared Working Capital Amount. Parent and the Stockholders’ Representative shall instruct the Auditor to determine as promptly as practicable, but in any event within thirty (30) days of the date on which such dispute is referred to the Auditor, whether and to what extent the Parent Prepared Working Capital Statement and/or the Parent Prepared Working Capital Amount requires adjustment; provided, however, that, absent manifest error, the Auditor shall be authorized to resolve only those items remaining in dispute between Parent and the Stockholders’ Representative in accordance with the provisions of Section 2.6(b), in each case within the range of the difference between Parent’s position with respect thereto and the Stockholders’ Representative’s position with respect thereto. The fees and expenses of the Auditor shall be divided evenly between Parent and the Stockholders’ Representative.
(d)    The “Post-Closing Working Capital Amount” shall be an amount equal to: (A) if Parent does not provide a Parent Prepared Working Capital Amount to the Stockholders’ Representative within the ninety (90) day period provided for in Section 2.6(a), the Pre-Closing Working Capital Amount; (B) if the Stockholders’ Representative does not provide a Disagreement Notice to Parent within the thirty (30) day period provided for in Section 2.6(b), the Parent Prepared Working Capital Amount as presented by Parent in the Parent Prepared Working Capital Statement; (C) if the Stockholders’ Representative provides a Disagreement Notice to Parent within the thirty (30) day period provided for in Section 2.6(b) and Parent and the Stockholders’ Representative are able to resolve any disagreements with respect to the Parent Prepared Working Capital Statement and the Parent Prepared Working Capital Amount pursuant to the first sentence of Section 2.6(c), the as-adjusted Parent Prepared Working Capital Amount as may be agreed to in writing by Parent and the Stockholders’ Representative; or (D) if the Stockholders’ Representative provides a Disagreement Notice to Parent within the thirty (30) day period provided for in Section 2.6(b) and Parent and the Stockholders’ Representative are unable to resolve any disagreements with respect to the Parent Prepared Working Capital Statement and/or the Parent Prepared Working Capital Amount pursuant to the first sentence of Section 2.6(c), the as-adjusted Parent Prepared Working Capital Amount as determined by the Auditor pursuant to Section 2.6(c).
(e)    The “Post-Closing Adjustment Amount” shall be an amount equal to: (A) if the Post-Closing Working Capital Amount is equal to or greater than the Target Working Capital Amount, or equal to or greater than the Pre-Closing Working Capital Amount, then $0; or (B) if the Post-Closing Working Capital Amount is less than the Target Working Capital Amount and is less than the Pre-Closing Working Capital Amount, then the absolute value of the difference of (1) the Pre-Closing Adjustment Amount, minus (2) the Target Working Capital Amount, minus the Post-Closing Working Capital Amount.
(f)    Parent shall recover any amounts to be made pursuant to Section 2.6(e) within ten (10) Business Days of the final determination of the Post-Closing Adjustment Amount pursuant to Section 2.6(e) and, if not paid within such ten (10) Business Day period, shall bear interest from the end of such

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period to the date of such payment at a rate, calculated daily on the basis of a year of 365 days and the actual number of days elapsed, equal to the Prime Rate of interest as announced or published in The Wall Street Journal, Western Edition.
(g)     Parent shall be entitled to recover any amounts to be made pursuant to Section 2.6(e) from the Escrow Fund, and Parent and the Stockholders’ Representative shall deliver joint written instructions to the Escrow Agent directing the Escrow Agent to release such amount to Parent. In the event the amount of the Escrow Fund is insufficient to satisfy the Pre-Closing Adjustment Amount, then any shortfall shall be satisfied by a reduction in Total Stock Payment Shares, with such reduction in the number of shares of Parent Common Stock being determined by dividing (A) the amount of Losses required to be paid, by (B) the lesser of (i) the closing price of Parent Common Stock as quoted on the NASDAQ stock market on the date the Loss occurred, (ii) the closing price of Parent Common Stock as quoted on the NASDAQ stock market on the Closing Date, or (iii) the closing price of Parent Common Stock as quoted on the NASDAQ stock market on the tenth (10th) trading day after the filing with the SEC by Parent of its Annual Report on Form 10-K for the year ended December 31, 2015.
2.7    Treatment of Other Company Securities.
(a)    Prior to the Effective Time, the Company shall take all actions necessary to: (i) terminate any Acquired Corporations Stock Option Plan as of the Effective Time; and (ii) provide that each option to purchase shares of Company Common Stock granted under the Acquired Corporations Stock Option Plan or outside of the Acquired Corporations Stock Option Plan (each, a “Company Stock Option”) that is outstanding and unexercised (without regard to the exercise price of such Company Stock Option) as of immediately prior to the Effective Time, whether vested or unvested, shall become fully vested and exercisable immediately prior to and contingent upon the Closing.
(b)    Each Company Stock Option that is outstanding and unexercised immediately prior to the Effective Time will, on the terms and subject to the conditions set forth in this Agreement, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of Company Stock Options, thereafter no longer be exercisable but will entitle the holder of such Company Stock Option to receive:
(i)    upon the Closing, an amount in cash equal to: (A) the product of (i) the Per Share Closing Cash Consideration, multiplied by (ii) the total number of shares of Company Common Stock subject to such Company Stock Options, minus (B) the Aggregate Option Exercise Price applicable to such Company Stock Option; and
(ii)    without interest, and at the times and in the manner set forth in Sections 2.3 and 2.4: (i) the Per Share Closing Cash Consideration; (ii) subject to Section 2.9, the Per Share Escrow Amount, if any; (iii) the Per Share Stock Payment; (iv) the Per Share 2015 Earn-Out Payment, if any; (v) the Per Share 2016 Earn-Out Payment, if any; (vi) the Per Share 2015 Stretch Earn-Out Payment, if any; (vii) the Per Share 2016 Stretch Earn-Out Payment, if any, and (viii) the Per Share 2017 Earn-Out Payment, if any.
(c)    Notwithstanding the foregoing, if the exercise price per share of Company Common Stock subject to any Company Stock Option is less than the Per Share Closing Cash Consideration, then the holder of such Company Stock Option shall not be entitled to receive any consideration under this Section 2.7.

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(d)    All payments in respect of Company Stock Options shall be disbursed to the Surviving Corporation and the Surviving Corporation shall promptly cause such amounts to be disbursed through the Surviving Corporation’s payroll system, net of applicable Tax withholding, to the holders of Company Stock Options entitled thereto.
2.8    Closing of the Company’s Transfer Books. At the Effective Time, holders of certificates representing shares of Company Common Stock (each, a “Company Stock Certificate”) that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, except the right to receive a portion of the Merger Consideration as set forth in this Agreement (or, if applicable, appraisal rights) and the stock transfer books of the Company shall be closed with respect to all shares of such Company Common Stock outstanding immediately prior to the Effective Time. At the Effective Time, holders of Company Stock Options that were outstanding immediately prior to the Effective Time shall cease to have any rights with respect thereto. No further transfer of any Company Securities shall be made on such stock transfer books after the Effective Time, and no exercise of any Company Stock Option shall be permitted, acknowledged or accepted after the Effective Time. If, after the Effective Time, a valid Company Stock Certificate is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 2.10.
2.9    Escrow Fund; Share of Escrow.
(a)    Upon the Closing, a cash escrow (the “Escrow Fund”) in an amount equal to the Escrow Fund Amount will be established out of the Closing Cash Consideration to serve as collateral and security for certain rights of the Parent Indemnified Parties hereunder.
(b)    At or prior to the Effective Time, Parent, the Stockholders’ Representative and the Escrow Agent shall enter into an escrow agreement substantially in the form of Exhibit D (the “Escrow Agreement”), which provides, among other things, for payments, as necessary, to secure the rights of the Parent Indemnified Parties as set forth in Article VIII. At the Closing, Parent shall deposit the Escrow Fund Amount with the Escrow Agent. The Escrow Fund shall be held, administered and released by the Escrow Agent in accordance with the terms of the Escrow Agreement.
(c)    The Major Stockholders and, in the event that the Required Stockholder Approvals are received, all holders of Company Securities, shall, without any further action by such holders, be deemed to have consented to and approved: (i) the use of the Escrow Fund as collateral to secure the rights of the Indemnitees under Article VIII in the manner set forth herein and in the Escrow Agreement; (ii) the appointment of the Stockholders’ Representative as the representative under the Escrow Agreement of the Persons receiving any portion of the Merger Consideration under this Agreement (other than holders of Company Common Stock that have validly asserted and not withdrawn appraisal rights under Section 60.551 et seq of the OBCA) and as the attorney-in-fact and agent for, and on behalf of, each such Person; and (iii) all other arrangements relating to the transactions contemplated by this Agreement, including the Merger.
(d)    The portion of the Escrow Fund attributable to each holder of Company Securities shall be equal to such party’s Pro Rata Share of Escrow.
2.10    Payment of Consideration and Exchange Procedures.
(a)    On or prior to the Closing Date, Parent shall deliver to the record holders of Company Stock Certificates and Company Stock Options a letter of transmittal in customary form, and instructions for use in effecting the surrender of Company Stock Certificates or Company Stock Options

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in exchange for any Merger Consideration payable to such holders. Upon surrender to Parent of a Company Stock Certificate or Company Stock Option, as applicable, together with a duly executed letter of transmittal and such other documents as may be reasonably requested by Parent, each holder of a Company Stock Certificate or Company Stock Option shall receive in exchange therefor the consideration payable to such holder as provided in Section 2.1. Prior to the date that any Merger Consideration is payable or otherwise deliverable pursuant to this Agreement, the Stockholders’ Representative may deliver to Parent payment delivery instructions directing the payment of any Merger Consideration.
(b)    From and after the Effective Time, the holders of Company Securities shall cease to have any rights with respect thereto, except as otherwise provided herein or by Law. Until surrendered as contemplated by this Section 2.10, each share of Company Common Stock (or instrument evidencing such Company Common Stock) shall be deemed, from and after the Effective Time, to represent only the right to receive the applicable portion, if any, of the Merger Consideration in accordance with this Agreement. If any Company Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact (and, if requested, an indemnity reasonably acceptable to Parent) by the holder claiming such Company Stock Certificate to have been lost, stolen or destroyed, Parent shall pay the applicable portion of the Merger Consideration to which such holder is entitled pursuant to the terms of this Agreement.
(c)    Parent and the Surviving Corporation shall be entitled to deduct and withhold from any Merger Consideration payable or otherwise deliverable pursuant to this Agreement such amounts as Parent or the Surviving Corporation may determine that Parent or the Surviving Corporation, as applicable, may be required to deduct or withhold therefrom under the Code or under any Law, which amounts shall be treated for all purposes of this Agreement as having been paid to the applicable Person in respect of whom such deduction or withholding was made.
(d)    Notwithstanding anything to the contrary in this Section 2.10(d), to the fullest extent permitted by Law, neither Parent nor the Surviving Corporation shall be liable to any holder of Company Securities for any amounts properly delivered to a Governmental Authority pursuant to any Law. Immediately prior to the time when such amounts would otherwise escheat to or become property of any Governmental Authority, any amounts remaining unclaimed by holders of Company Securities immediately prior to the Effective Time shall become, to the extent permitted by Law, the property of Parent, free and clear of any claims or interests of any holder or other Person previously entitled thereto.
2.11    Dissenting Shares. Notwithstanding any provision in this Agreement to the contrary, shares of Company Common Stock outstanding as of immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has properly demanded payment for such shares in accordance with Section 60.551 et seq of the OBCA (“Dissenting Shares”) shall not be converted into the right to receive the applicable portion of the Merger Consideration. Holders of such Dissenting Shares shall instead be entitled to receive payments for such Dissenting Shares as may be determined in accordance with Section 60.577 of the OBCA, except that if, after the Effective Time, any such holder fails to perfect, withdraws or loses the right to appraisal, such holder’s Dissenting Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the applicable portion of the Merger Consideration. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares and withdrawals of any such demands, and any other communications delivered to the Company pursuant to or in connection with Section 60.551 et seq of the OBCA, and Parent shall have the exclusive right to direct all negotiations and proceedings with respect to such demands (including settlement offers). Except with the prior written consent of Parent,

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the Company shall not settle or offer to settle, nor (unless required pursuant to a Judgment) make any payment with respect to, any such demands.
2.12    Further Action. If, at any time after the Effective Time, any further action is reasonably determined by Parent or the Surviving Corporation to be necessary to carry out the purposes of this Agreement and the transactions contemplated hereby, including the Merger, or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of each of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub and the Company) to take such action.
2.13    Post-Closing Operating Covenants.
(a)    At all times prior to the fourth (4th) anniversary of the Closing Date, Parent shall:
(i)    operate the Surviving Corporation as a wholly owned subsidiary of Parent;
(ii)    maintain a separate set of books, records and accounts from Parent or Parent’s Affiliates books, records and accounts, so that the 2015 Earn-Out Payment, 2016 Earn-Out Payment and 2017 Earn-Out Payment and all of the elements thereof can be verified by the Stockholders’ Representative; and
(iii)    operate the Surviving Corporation’s business in good faith and in a commercially reasonable manner.
(b)    The Company shall pay when due the amounts set forth on Schedule 2.2(b). In the event the Company is required to pay more than the Total Estimated Accrual Amount to fully pay, satisfy and discharge the items set forth on Schedule 2.2(b), then the Major Stockholders shall promptly reimburse the Company for all such amounts paid by the Company in excess of the Total Estimated Accrual Amount. Upon request, the Company shall provide the Major Stockholders with such information reasonably requested by the Major Stockholders to evidence the payment of the amounts set forth on Schedule 2.2(b).
2.14    Preparation of the Earn-Out Statements.
(a)    As soon as reasonably practicable after each fiscal year end of Parent, but not later than the date of the filing with the SEC by Parent of its Annual Report on Form 10-K for such year then ended, Parent will prepare and deliver, or cause to be prepared and delivered, to the Stockholders’ Representative, at Parent’s expense, a detailed statement (the “Earn-Out Statement”) setting forth any amounts to be paid pursuant to Section 2.2. The Earn-Out Statement will set forth in reasonable detail Parent’s calculations of any payments due pursuant to Section 2.2. Calculation of Net Revenue and Cost of Revenue for the applicable fiscal year and any amounts payable under Section 2.2 shall be prepared in accordance with GAAP. The Stockholders’ Representative and its Representatives will have the right to review, at the Stockholders’ Representative’s expense, any of the applicable books, records and workpapers relating to the preparation of the Earn-Out Statement.
(b)    Within forty-five (45) calendar days after the date that the Stockholders’ Representative receives the Earn-Out Statement, the Stockholders’ Representative will advise Parent in writing that the Stockholders’ Representative either (i) agrees that the Earn-Out Statement was prepared in accordance with Section 2.14(a) or (ii) does not agree that such Earn-Out Statement was not prepared in accordance with Section 2.14(a), in which event the Stockholders’ Representative shall give Parent a written notice stating in reasonable detail its objections (an “Earn-Out Objection Notice”) to the

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calculations set forth in the Earn-Out Statement. Any Earn-Out Objection Notice shall specify in reasonable detail the dollar amount of any objection and the basis therefor and the Stockholders’ Representative’s proposed corrections. Except to the extent the Stockholders’ Representative makes an objection to a specific determination set forth in the Earn-Out Statement pursuant to an Earn-Out Objection Notice delivered to Parent within such forty-five (45)-day period, the Earn-Out Statement will be final and binding upon the parties hereto. In the event that the Stockholders’ Representative delivers to Parent an Earn-Out Objection Notice, Parent and the Stockholders’ Representative will negotiate in good faith to resolve any disagreements with respect to the Earn-Out Statement; provided, however, that any settlement negotiations will not be discoverable by or communicated to the Auditor.
(c)    In the event that Parent and the Stockholders’ Representative fail to reach agreement on the Earn-Out Statement within forty-five (45) calendar days (or such longer period as is mutually agreed) of the date of the Earn-Out Objection Notice, then Parent and the Stockholders’ Representative will retain the Auditor in accordance with the procedures set forth for selecting such Auditor in Section 2.6(c) of this Agreement. The Parent and the Stockholders’ Representative shall instruct the Auditor to resolve the dispute as soon as practicable, and in any event within thirty (30) days, and Parent and the Stockholders’ Representative and their respective Representatives shall cooperate with the Auditor during its engagement. Each party will promptly furnish to the Auditor such work papers and other documents and information relating to the Earn-Out Payment Disputed Items (as defined below) as the Auditor may request and which are available to that party or its Representatives or, to the extent obtainable, its independent public accountants. The Auditor shall only decide specific items under dispute by the parties (the “Earn-Out Payment Disputed Items”) and solely in accordance with the terms of this Agreement. In resolving any Earn-Out Payment Disputed Item, the Auditor may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. Each party will promptly furnish to the Auditor such workpapers and other documents and information relating to the Earn-Out Payment Disputed Items as the Auditor may request and which are available to that party (or, to the extent obtainable, its independent public accountant). The Auditor’s determination shall be based solely on presentations by Parent and the Stockholders’ Representative (i.e., not on independent review) and on the definitions and other terms included herein.
(d)    The fees and expenses of the Auditor in connection with its review of the Earn-Out Payment Disputed Items shall be allocated between the Parent, on the one hand, and the Stockholders’ Representative, on the other hand, based upon the percentage which the portion of the Earn-Out Payment Disputed Items not awarded to each party bears to the amount actually contested by such party. Each of Parent and the Stockholders’ Representative agree to execute, if requested by the Auditor, a reasonable engagement letter, including customary indemnification provisions in favor of the Auditor.
2.15    Acceleration of Earn Out Payments. Notwithstanding the provisions of Section 2.3, in the event of any of the following events prior to the date that is the fourth (4th) anniversary of the Closing Date: (a) occurrence of any Sale Transaction, or (b) any decision by or on behalf of the Company to seek protection from its creditors under applicable bankruptcy or similar laws (“Acceleration Event”), then all Earn-Out Payments not yet otherwise due and payable shall be paid within five (5) business days after the occurrence of the Acceleration Event. All Earn-Out Payments made pursuant to this Section 2.15 shall be calculated in accordance with Section 2.1 provided that if the Acceleration Event occurs prior to the date where calculations can be made with respect to any Earn-Out Payment, then the Earn-Out Payment or Earn-Out Payments for those periods shall be the maximum Earn-Out Payment or Earn-Out Payments which could otherwise have been achieved.
2.16     Section 338(h)(10) Election Gross Up Amount.

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(a)    Upon the Closing Date, Parent and the Major Stockholders shall jointly make an election under Section 338(h)(10) of the Code (and any comparable election under state, local or foreign Law) (the “Section 338(h)(10) Elections”) with respect to the acquisition of the Company by Parent. The Major Stockholders will pay any Taxes attributable to the making of the Section 338(h)(10) Elections, whether pursuant to Section 1374 of the Code or otherwise, and will indemnify Parent against any Losses arising out of a failure to pay such Taxes, except that the Major Stockholders will not have any responsibility for any Taxes imposed by a state directly on the Company (and that are not passed through to the Major Stockholders) that are exclusively attributable to the making of the Section 338(h)(10) Elections. Parent and the Major Stockholders agree to cooperate fully with each other in the making of the Section 338(h)(10) Elections. Parent shall be responsible for the preparation and filing of all Tax Returns and forms (the “Section 338 Forms”) required under applicable Law to be filed in connection with making the Section 338(h)(10) Elections. Parent shall prepare a complete set of Section 338 Forms and any additional data or materials required to be attached to IRS Form 8023 for the Major Stockholders’ review and approval, not to be unreasonably withheld. The Major Stockholders shall deliver to Parent the Section 338 Forms that are required to be filed, and such documents and other forms as are reasonably required by Parent to properly complete the Section 338 Forms, within fifteen (15) days of the receipt of such documents from the Parent. Parent and the Major Stockholders shall allocate the Merger Consideration in the manner required by Section 338 of the Code and the Treasury Regulations promulgated thereunder. The parties shall use the allocation of the Merger Consideration and other applicable items among the assets of the Company set forth on Schedule 2.16 of the Company Disclosure Schedule hereto. Such allocation shall be used for all purposes of determining the aggregate deemed sales price under the applicable Treasury Regulations and in reporting the deemed sale of assets of the Company on Form 8883 (and any comparable Form under state, local or foreign Law) in connection with the Section 338(h)(10) Elections. Any indemnification payments pursuant to Article VIII hereof shall be treated as an adjustment to the Merger Consideration by the parties for Tax purposes, unless otherwise required by Law.
(b)    In connection with each payment of Merger Consideration payable to the Major Stockholders under Section 2.3 (other than Section 2.3(h)), Parent shall also pay to the Major Stockholders, on the same date as the making of any payment to them under Section 2.3, an amount equal to the product of (A) the 338(h)(10) Election Gross Up Amount (as defined below) , and (B) a fraction (i) the numerator of which is the amount of the payment made to the Major Stockholders under Section 2.3 (other than 2.3(h)), and (ii) the denominator of which is $40,000,000. For purposes of this Agreement, the “338(h)(10) Election Gross Up Amount” shall be $194,666, which the Parties have determined to be the approximate amount necessary to place the Major Stockholders (taking into account all items of income, gain, loss, deduction, or credit) in the same net tax position as they would have had the parties entered into a fully-taxable sale by the Major Stockholders of their Company Common Stock without a Section 338(h)(10) Election, in both cases assuming a sale price equal to the total Merger Consideration payable to the Major Stockholders under this Agreement (other than Section 2.3(h). Notwithstanding anything to the contrary in this Section 2.16(b), in the event that the actual sum of the federal and state income tax paid by Major Stockholders solely as a result of the 338(h)(10) Election made by Parent and Major Stockholders (taking into account all items of income, loss, deduction or credit) exceeds the sum paid by Parent to Major Stockholders pursuant to Section 2.16(b), for reasons other than receipt of any Merger Consideration pursuant to Section 2.3(h), and Major Stockholders provide to Parent reasonably satisfactory evidence of such excess tax liability, then Parent shall, within thirty (30) days of receipt of such evidence, pay to Major Stockholders that sum equal to such excess tax liability.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND MAJOR STOCKHOLDERS
The Company and each of the Major Stockholders, jointly and severally, represent and warrant to Parent and Merger Sub (i) as of the date hereof and (ii) as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, as follows, in each case of clauses (i) and (ii), subject to the exceptions set forth in the disclosure schedule delivered to Parent and dated as of the date hereof (the “Company Disclosure Schedule”):
3.1    Organization, Etc.
(a)    Each Acquired Corporation is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as currently conducted by such Acquired Corporation. Each Acquired Corporation is duly qualified to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each foreign jurisdiction where the character of its owned or leased properties or the nature of its activities makes such qualification necessary. Each Acquired Corporation has made available to Parent accurate and complete copies of its articles of incorporation, bylaws, and other comparable charters or organizational documents, as amended to date. No Acquired Corporation is in default under, or in violation of, any provision of its articles of incorporation, bylaws or other comparable organizational documents. All of the issued and outstanding shares of capital stock of each of the Acquired Corporations is owned by the Company free and clear of any Encumbrance and are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All shares of each Acquired Corporation that is held of record or owned beneficially by the Company is held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and applicable Law), claims, security interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Acquired Corporations are a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Acquired Corporation. There are no outstanding stock appreciation, phantom stock (except as are disclosed on Schedule 3.1(a) of the Company Disclosure Schedule) or similar rights with respect to any Acquired Corporation. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Acquired Corporation.
(b)    Schedule 3.1(b) of the Company Disclosure Schedule sets forth a list of each Subsidiary of the Company (each, a “Company Subsidiary” and collectively, the “Company Subsidiaries”), the number of shares of outstanding capital stock, and the beneficial owner thereof for each such Subsidiary. The Company does not own or control directly or indirectly any equity, participation or similar interest in any other corporation, partnership, limited liability company, joint venture, trust, or other business association.
3.2    Authority; Binding Nature.
(a)    The Company and the Major Stockholders have all requisite corporate power and authority to: (i) execute and deliver this Agreement and each of the Ancillary Agreements to which they are a party; (ii) perform their obligations under this Agreement and each such Ancillary Agreement; and (iii) consummate the transactions contemplated hereby, including the Merger. The execution and delivery of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby, including the Merger, have been duly and validly authorized by the board of directors of the

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Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Ancillary Agreements or to consummate the transactions contemplated hereby, including the Merger. This Agreement has been duly and validly executed and delivered by the Company and the Major Stockholders and, assuming the due authorization, execution and delivery by each of Parent and Merger Sub, constitutes a valid and binding agreement of the Company and the Major Stockholders, enforceable against the Company and the Major Stockholders in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing, regardless of whether enforcement is sought in equity or at law. Upon the execution and delivery by the Company and the Major Stockholders of each of the Ancillary Agreements to which such entity is party and assuming the due authorization, execution, and delivery by each of the other parties to such Ancillary Agreement, such Ancillary Agreement will constitute the legal, valid and binding obligations of each such party who executed and delivered such Ancillary Agreement. The Ancillary Agreements will be enforced in accordance with their terms, except to the extent that their enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing, regardless of whether enforcement is sought in equity or at law.
(b)    Each Major Stockholder who is a natural person is of legal age, competent to enter into a contractual obligation and a citizen of the United States of America. Each Major Stockholder that is not a natural person has the requisite power and authority to execute and deliver this Agreement and any Ancillary Agreements to which such Major Stockholder is a party and to consummate the transactions contemplated hereby and thereby. Each Major Stockholder has duly executed and delivered this Agreement and, assuming this Agreement constitutes a valid and binding obligation of Parent and Merger Sub, this Agreement constitutes a valid and binding agreement of each Major Stockholder, enforceable against such Major Stockholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.
3.3    No Violations, Etc. Except as set forth in Schedule 3.3, neither the execution and delivery of this Agreement, nor the consummation or performance of the transactions contemplated by this Agreement, will (a) directly or indirectly (with or without notice, lapse of time or both) conflict with, result in a breach or violation of, constitute a default (or give rise to any right of termination, cancellation, acceleration, suspension or modification of any obligation or loss of any benefit) under, constitute a change in control under, result in any payment becoming due under, result in the imposition of any Encumbrances on any of the Acquired Corporations’ capital stock or any of the properties or assets of the Acquired Corporations under, or otherwise give rise to any right on the part of any Person to exercise any remedy or obtain any relief under (i) the articles of incorporation, bylaws or other comparable charters or organizational documents of any Acquired Corporation, or any resolution adopted by the stockholders or board of directors of any Acquired Corporation, in each case as amended to date, (ii) any Governmental Authorization or Contract to which any Acquired Corporation is a party or by which any Acquired Corporation is bound or to which any of its properties or assets is subject or (iii) any Law or Judgment applicable to any Acquired Corporation or any properties or assets of any Acquired Corporation; or (b) require any Acquired Corporation to obtain any consent, waiver, approval, ratification, permit, license, Governmental Authorization or other authorization of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person.

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3.4    Board Approval. The board of directors of the Company has: (i) approved and adopted, and declared the advisability of this Agreement, any Ancillary Agreements to which it is a party, and the transactions contemplated hereby, including the Merger; and (ii) determined that this Agreement, any Ancillary Agreements to which it is a party, and the transactions contemplated hereby, including the Merger, are fair to and in its best interests.
3.5    Capitalization.
(a)    The authorized capital stock of the Company consists solely of 1,000 shares of common stock, no par value per share (the “Company Common Stock”). As of the date hereof, there are: (i) 750 shares of Company Common Stock outstanding; (ii) no Company Stock Options outstanding; (iii) no shares of Preferred Stock outstanding; and (iv) no treasury shares. As of the date hereof, the Company has 250 shares of Company Common Stock reserved for issuance.
(b)    All outstanding shares of capital stock of each Acquired Corporation have been duly authorized and validly issued, are fully paid and nonassessable and are not subject to, and were not issued in violation of, any preemptive rights, purchase option, call option, right of first refusal, subscription right or any similar right under any provision of Law, articles of incorporation, bylaws or other comparable charter or organizational documents, or any Acquired Corporations Contract.
(c)    Schedule 3.5(c) of the Company Disclosure Schedule contains an accurate and complete list, as of the date hereof, of the names of each holder of Company Common Stock and the numbers of total shares held by each such holder. Except as set forth in Section 3.5(a) or on Schedule 3.5(c) of the Company Disclosure Schedule, there are no issued, reserved for issuance or outstanding: (i) equity interests in other voting securities of, or other ownership interests in, the Company; (ii) securities of the Company convertible into, or exchangeable for equity interests in, other voting securities of, or other ownership interests in, the Company;

(iii) warrants, calls, options or other rights to acquire from the Company, or other obligations of the Company to issue, any equity interests in other voting securities of, or other ownership interests in, the Company or securities directly or indirectly convertible into, or exercisable or exchangeable for equity interests in, other voting securities of, or other ownership interests in, the Company; or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of any equity interests in, other voting securities of or other ownership interests in the Company.
(d)    Each Major Stockholder is the sole record and beneficial owner of the Company Common Stock set forth opposite such Major Stockholder’s name on Schedule 3.5(c) of the Company Disclosure Schedule, free and clear of any security interest, pledge, mortgage, lien, charge, adverse claim of ownership or use, restriction on transfer (such as a right of first refusal or other similar rights), defect of title or other encumbrance of any kind or character other than liens or rights created by or under this Agreement. Other than this Agreement, none of the Major Stockholders nor any of their respective Affiliates is a party to, or bound by, any contract, arrangement, agreement, instrument or order (i) relating to the issuance, sale, repurchase, assignment or other transfer of any capital stock or equity securities of the Company (including securities convertible into or exchangeable for such capital stock or equity securities, warrants, subscriptions, options, and other rights to acquire such capital stock or equity securities) or the granting of preemptive rights in connection with any such issuance or sale, (ii) relating to the receipt of dividends, proxy rights or voting rights of any capital stock or other equity securities

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of the Company or (iii) relating to rights to registration under the Securities Act of 1933, as amended, or the Exchange Act, of any capital stock or equity securities of the Company.
3.6    Compliance with Laws. Each Acquired Corporation is, and has at all times since January 1, 2010 been, in compliance in all material respects with all Laws. Since January 1, 2010, no Acquired Corporation has received any written notice or other written communication from any Governmental Authority or any other Person regarding any actual or alleged violation of, or failure to comply with, any Law. To the Knowledge of the Acquired Corporations, no Governmental Authority has proposed any Law that, if adopted or otherwise put into effect, would reasonably be expected to have a material adverse effect on any or all Acquired Corporations.
3.7    Acquired Corporations Financial Statements.
(a)    Attached as Schedule 3.7(a) of the Company Disclosure Schedule are the following financial statements: (i) unaudited and reviewed consolidated balance sheets of the Acquired Corporations as of December 31, 2012, December 31, 2013 and December 31, 2014 and the related unaudited and reviewed consolidated statements of income, changes in stockholders’ equity and cash flows for each of the fiscal years then ended (such financial statements are herein referred to collectively as the “Reviewed Financial Statements”), and (ii) the unaudited and unreviewed consolidated balance sheets of the Acquired Corporations as of January 31, 2015 (the “2015 Acquired Corporations Balance Sheet”) and the related unaudited and unreviewed consolidated statements of income, changes in stockholders’ equity and cash flow for the two (2) months ended February 28, 2015 (the “Unreviewed Financial Statements”, and together with the Reviewed Financial Statements, the “Acquired Corporations Financial Statements”). Each of the Acquired Corporations Financial Statements (including, in each case, any related notes thereto): (i) is correct and complete in all material aspects, (ii) was prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) as in effect on the date of such Acquired Corporations Financial Statements (or such other date as may be reflected in such Acquired Corporations Financial Statements), in each case applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, except as such unreviewed portions of the Acquired Corporations Financial Statements may omit footnotes and may be subject to potential normal year-end adjustments, the effect of which will not, individually or in the aggregate, be material, and the absence of notes that, if presented, would not differ materially from notes to the Reviewed Financial Statements); and (iii) fairly present, in all material respects, the financial position of the Company at the respective dates thereof and the results of operations and cash flows for the periods indicated, consistent with the books and records of the Acquired Corporations (except as may be indicated in the notes thereto or except as certain portions of the Unreviewed Financial Statements may omit footnotes and may be subject to potential normal year-end adjustments, the effect of which will not, individually or in the aggregate, be material, and the absence of notes that, if presented, would not differ materially from notes to the Reviewed Financial Statements). No financial statements of any Person other than the Acquired Corporations included in the Acquired Corporations Financial Statements are required by GAAP to be included in the Acquired Corporations Financial Statements. Except as required by GAAP, no Acquired Corporation has, between the last day of its most recently ended fiscal year and the date of this Agreement, made or adopted any material change in its accounting methods, practices or policies in effect on such last day of its most recently ended fiscal year. No Acquired Corporation has had any material dispute with any of its auditors regarding accounting matters or policies during any of its past three (3) full fiscal years or during the current fiscal year that is currently outstanding or that resulted (or would reasonably be expected to result) in an adjustment to, or any restatement of, the Acquired Corporations Financial Statements. No current or former independent auditor for any Acquired Corporation has resigned or been dismissed from such

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capacity as a result of or in connection with any disagreement with any Acquired Corporation on a matter of accounting practices.
(b)    Except as disclosed in Schedule 3.7(b), no Acquired Corporation has extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof), stockholder or other Affiliate of any Acquired Corporation. No Acquired Corporation is a party to any off-balance sheet arrangements that could have a current or future effect upon any Acquired Corporation’s consolidated financial condition or results of operations.
(c)     Each Acquired Corporation maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) all transactions are executed in accordance with management’s general or specific authorizations; (ii) all transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and any other applicable Laws and to maintain proper accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
3.8    Accounts Receivable. Schedule 3.8 of the Company Disclosure Schedule sets forth an accurate and complete list, including the aging, of all notes and accounts receivable as of the date of the Acquired Corporations Financial Statements. All notes receivable and accounts receivable are reflected properly on the 2015 Acquired Corporations Balance Sheet and represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and such notes and accounts receivable will, as of the Closing Date, be current and collectible, net of the respective reserve shown in the corresponding line items on the Acquired Corporations Financial Statements, as the case may be. Subject to such reserves, each such note and account receivable either has been or will be collected in full, without any setoff, within ninety (90) days after the date on which it first becomes due and payable. To the Knowledge of the Acquired Corporation, there is no contest, claim, defense or right of setoff (other than returns in the ordinary course of business) relating to the amount or validity of such note or account receivable.
3.9    Bank Accounts. Schedule 3.9 of the Company Disclosure Schedule sets forth an accurate and complete list, disclosing the name and address of each bank in which any Acquired Corporations have an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto.
3.10    Books and Records. The books of account, minute books, stock record books and other records of the Acquired Corporations, all of which have been made available to Parent, are accurate and complete in all material respects and have been maintained in accordance with sound business practices. At the Effective Time, all such books and records will be in the possession of the Company. The minute books of each Acquired Corporation contain accurate and complete records in all material respects of all meetings held of, and corporate action taken by, such Acquired Corporation’s stockholders, directors and directors’ committees, and no such meeting has been held for which minutes have not been prepared and are not contained in such minute books.
3.11    Inventories. Except as has been reserved against on the 2015 Acquired Corporations Balance Sheet, all the inventory of each Acquired Corporation reflected on the 2015 Acquired Corporations Balance Sheet was properly stated therein at standard cost determined in accordance with GAAP, was consistently maintained and applied by that Acquired Corporation, and was, and all the inventory thereafter

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acquired and maintained by the Company through the Closing Date will have been, acquired and maintained in the ordinary course of business. Except as has been reserved against on the 2015 Acquired Corporations Balance Sheet, all of the inventory recorded on the 2015 Acquired Corporations Balance Sheet consists of, and all inventory of the Acquired Corporations on the Effective Date will consist of, items of a quality usable or saleable in the ordinary course of business and are and will be in quantities sufficient for use or sale in the ordinary course of business.
3.12    Assets. Each Acquired Corporation has good and marketable title to, or in the case of leased assets, valid leasehold interests in, all of its assets, tangible or intangible, free and clear of any Encumbrances other than Permitted Encumbrances. Each Acquired Corporation owns or leases all tangible personal property used in, or necessary to, conduct its business as conducted and as planned to be conducted by such Acquired Corporation. Each such item of tangible personal property is in good operating condition and repair, ordinary wear and tear excepted, is free from latent and patent defects, is suitable for the purposes for which it is being used and planned to be used by such Acquired Corporation and has been maintained in accordance with normal industry practice. The Major Stockholders do not, in their individual capacity, own any of the assets used in the business activities or operations of the Company.
3.13    Real Property.
(e)    The Acquired Corporations own no real property.
(f)    Schedule 3.13(b) contains a list as of the date hereof of (i) all real property leased or subleased by each Acquired Corporation as lessee or sublessee (the “Leased Real Property”, together with the Owned Real Property, the “Real Property”) and (ii) all leases or subleases of the Leased Real Property under which any Acquired Corporation leases or subleases the Leased Real Property, and all amendments, supplements and other modifications to such leases and subleases and guarantees, subordination, non-disturbance and attornment agreements relating to any such leases or subleases (the “Leases”). Each Acquired Corporation, as applicable, has valid leasehold interests in the Leased Real Property. With respect to the Leases, neither the Acquired Corporations nor, to the Knowledge of the Acquired Corporations, any other party to any Lease is in breach thereof or default thereunder and there does not exist under any thereof any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by any Acquired Corporation or, to the Knowledge of the Acquired Corporations, any other party to such Lease.
(g)    The Real Property is supplied with utilities and other services necessary for the operation of the business conducted by the Acquired Corporations therein. No condemnation proceeding is pending or, to the Knowledge of the Acquired Corporations, threatened, which would impair the occupancy, use or value of any of the Real Property. To the Knowledge of the Acquired Corporations all buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof, included in the Real Property (the “Improvements”) are in good condition and repair. To the Knowledge of the Acquired Corporations there are no structural deficiencies or latent defects affecting any of the Improvements and, there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any material respect with the use or occupancy of the Improvements or any portion thereof in the operation of the businesses of the Acquired Corporations.
(h)    To the Knowledge of the Acquired Corporations, each of the Acquired Corporations has the exclusive right to use and occupy the Leased Real Property pursuant to the terms of the real property leases, subleases and licenses listed on Schedule 3.13(b), and all Permits required to have been issued or appropriate to enable the Real Property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full

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force and effect. None of the Acquired Corporations has subleased, assigned or transferred any of their rights with respect to the Leased Real Property or Owned Real Property, nor have any Acquired Corporations entered into any agreement to do so. To the Knowledge of the Acquired Corporations there are no outstanding notices of any uncorrected written violations of applicable building, safety, fire or housing ordinances with respect to the Real Property. There are no purchase options, rights of first refusal or other similar contractual rights pertaining to the Real Property.
3.14    Absence of Undisclosed Liabilities. The Acquired Corporations do not have any Liabilities other than: (i) Liabilities identified as such in the “Liabilities” column of the 2015 Acquired Corporations Balance Sheet; (ii) normal and recurring Liabilities that have been incurred by the Acquired Corporations since the dates of each 2015 Acquired Corporations Balance Sheet in the ordinary course of business consistent with past practice and that do not exceed $10,000; and (iii) other accrued Liabilities included in the Estimated Working Capital Statement.
3.15    Absence of Changes or Events. Except as contemplated by this Agreement or except as expressly set forth in the 2015 Acquired Corporations Balance Sheet, since January 1, 2015:
(c)    there has not occurred any event or development having a Company Material Adverse Effect;
(d)    no Acquired Corporation has made capital expenditures in excess of $25,000;
(e)    no Acquired Corporation has amended their articles of incorporation, bylaws or other comparable charter or governing documents;
(f)    no Acquired Corporation has instituted any change in its accounting methods, principles or practices other than as required by GAAP;
(g)    except as set forth on Schedule 3.15(e) of the Company Disclosure Schedule, no Acquired Corporation has declared or paid any dividends on or made any other distributions (whether in cash, stock or property) in respect of any Acquired Corporation’s capital stock or other equity security or split, combined or reclassified any Acquired Corporation’s capital stock or other equity security or issued or authorized the issuance of any other securities in respect of, in lieu of or in substitution for any Acquired Corporation’s capital stock or other equity security (other than upon exercise of Acquired Corporation Stock Options);
(h)    no Acquired Corporation has adopted any new severance plan or granted any severance or termination payments to any officer or employee of any Acquired Corporation, except payments pursuant to written agreements or policies existing on the date hereof;
(i)    no Acquired Corporation has adopted or amended any Acquired Corporations Employee Benefit Plan (except as required by Law), paid any special bonus or special remuneration to any director or employee of the Company, or materially increased the salaries, wage rates, bonuses or other compensation of the officers or employees of the Company; or
(j)    no Acquired Corporation has agreed, resolved or committed to do any of the actions described in clauses “(b)” through “(g).”

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3.16    Litigation.
(a)    Except as set forth on Schedule 3.16 of the Company Disclosure Schedule, there is no Proceeding of any nature pending or, to the Knowledge of the Acquired Corporations, threatened against any of the Acquired Corporations or any Major Stockholder or any of their respective officers, directors, trustees or managers (in their capacities as such), or involving any of their respective assets. There is no Proceeding pending or, to the Knowledge of the Acquired Corporations, threatened which in any manner challenges, seeks, or is reasonably likely, to prevent, enjoin, alter or delay the consummation of any of the transactions contemplated by this Agreement, including the Merger, or otherwise prevent or delay the Company or the Major Stockholders from performing their respective obligations hereunder.
(b)    There is no outstanding Judgment to which any Acquired Corporation is or was a party or by which any Acquired Corporation or any of their respective assets is subject, the terms of which have not been satisfied by such Acquired Corporation.
3.17    Insurance. Schedule 3.17 of the Company Disclosure Schedule lists: (i) all insurance policies (including all workers’ compensation insurance policies) covering the business, properties or assets of the Acquired Corporations or any Acquired Corporations Employee Benefit Plan or its fiduciaries; (ii) the premiums and coverages of such policies; and (iii) all claims in excess of $10,000 made against any such policies since January 1, 2010. All such policies are in effect, and accurate and complete copies of all such policies have been made available to Parent. No Acquired Corporation has received written notice of the cancellation or, to the Knowledge of the Acquired Corporations, threat of cancellation of any of such policies.
3.18    Contracts.
(a)    Schedule 3.18(a) of the Company Disclosure Schedule sets forth an accurate and complete list of each “Acquired Corporations Material Contract”. Acquired Corporations Material Contracts are those Acquired Corporations Contracts (or group of related Acquired Corporations Contracts) to which any Acquired Corporation is a party, which:
(i)    involves present performance of services or delivery of goods or materials, the performance of which extends over a period of more than one year or that otherwise involves an amount or value in excess of $75,000;
(ii)    is for capital expenditures in excess of $50,000;
(iii)    is a mortgage, indenture, guarantee, loan or credit agreement, security agreement or other Contract relating to Indebtedness, other than accounts receivable and payable in the ordinary course of business;
(iv)    is a lease or sublease of any real or personal property, or that otherwise affects the ownership of, leasing of, title to, or use of, any real or personal property other than Permitted Encumbrances (except personal property leases and conditional sales agreements having a value per item or aggregate payments of less than $10,000 and a term of less than one year);
(v)    is a license or other Contract under which any Acquired Corporation has licensed or otherwise granted rights in any Acquired Corporations Intellectual Property to any Person (except for licenses implied by the sale of a product to customers in the ordinary course of business) or any Person has licensed or sublicensed to any Acquired Corporation, or otherwise authorized any

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Authorized Corporation to use, any Third Party Intellectual Property (except for Internally Used Shrinkwrap Software);
(vi)    is for the employment of, or receipt of any services from, any director or officer of any Acquired Corporation or any other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $10,000;
(vii)    provides for severance, termination or similar pay to any of the Acquired Corporations’ current or former directors, officers, employees or consultants or other independent contractors;
(viii)    provides for a loan or advance of any amount to any director or officer of the Acquired Corporations, other than advances for travel and other appropriate business expenses in the ordinary course of business;
(ix)    licenses any Person to manufacture or reproduce any of the Acquired Corporations’ products, services or technology or any Contract to sell or distribute any of the Acquired Corporations’ products, services or technology;
(x)    is a joint venture, partnership or other Contract involving any joint conduct or sharing of any business, venture or enterprise, or a sharing of profits or losses or pursuant to which any Acquired Corporation has any ownership interest in any other Person or business enterprise other than another Acquired Corporation;
(xi)    contains any covenant limiting the right of the Acquired Corporations to engage in any line of business or to compete (geographically or otherwise) with any Person, granting any exclusive rights to make, sell or distribute the Acquired Corporations’ products, granting any “most favored nation” or similar rights or otherwise prohibiting or limiting the right of the Acquired Corporations to make, sell or distribute any products or services;
(xii)    involves payments based, in whole or in part, on profits, revenues, fee income or other financial performance measures of any Acquired Corporation;
(xiii)    is a power of attorney granted by or on behalf of any Acquired Corporation;
(xiv)    is a written warranty, guaranty or other similar undertaking with respect to contractual performance extended by any Acquired Corporation other than in the ordinary course of business;
(xv)    is a settlement agreement with respect to any pending or threatened Proceeding entered into within three years prior to the date of this Agreement, other than (A) releases immaterial in nature or amount entered into with former employees or independent contractors of any Acquired Corporation in the ordinary course of business in connection with routine cessation of such employee’s or independent contractor’s employment with such Acquired Corporation, or (B) settlement agreements for cash only (which has been paid) and does not exceed $10,000 as to such settlement;
(xvi)    was entered into other than in the ordinary course of business and that involves an amount or value in excess of $50,000;
(xvii)    contains or provides for an express undertaking by any Acquired Corporation to be responsible for consequential damages; or

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(xviii)    is otherwise material to the business, properties or assets of any Acquired Corporation under which the consequences of a default or termination could have a Company Material Adverse Effect.
(b)    The Company has made available to Parent an accurate and complete copy (in the case of each written Contract) or an accurate and complete written summary (in the case of each oral Contract) of each of the Acquired Corporations Material Contracts. With respect to each such Acquired Corporations Material Contract:
(i)    the Contract is legal, valid, binding, enforceable and in full force and effect against the Acquired Corporations and to the Knowledge of the Acquired Corporations, the other party or parties thereto, except to the extent it has previously expired in accordance with its terms;
(ii)    each Acquired Corporation has, and to the Knowledge of the Acquired Corporations, the other parties to the Contract have, performed all of their respective obligations required to be performed under the Contract;
(iii)    no Acquired Corporation is, nor to the Knowledge of any Acquired Corporation is any other party to the Contract, in breach or default under the Contract and no event has occurred or circumstance exists that (with or without notice, lapse of time or both) would constitute a breach or default by such Acquired Corporation or, to the Knowledge of the Acquired Corporations, by any such other party, or permit termination, cancellation, acceleration, suspension or modification of any obligation or loss of any benefit under, result in any payment becoming due under, result in the imposition of any Encumbrances on any of the Company Common Stock or any of the properties or assets of the Acquired Corporations under, or otherwise give rise to any right on the part of any Person to exercise any remedy or obtain any relief under, the Contract, nor have the Acquired Corporations given or received notice or other communication alleging the same; and
(iv)    the Contract is not under negotiation (nor has written demand for any renegotiation been made) and no party has repudiated any portion of the Contract and to the Knowledge of the Acquired Corporations there is no party to the Contract that does not intend to renew it at the end of its current term.
(c)    To the Knowledge of the Acquired Corporations, no director, agent, employee or consultant or other independent contractor of any Acquired Corporation is a party to, or is otherwise bound by, any Contract, including any confidentiality, non-competition or proprietary rights agreement, with any other Person that in any way adversely affects or will affect (i) the performance of his or her duties for the Acquired Corporations, (ii) his or her ability to assign to the Acquired Corporations rights to any invention, improvement, discovery or information relating to the business of the Acquired Corporations or (iii) the ability of the Acquired Corporations to conduct their business as currently conducted or as proposed to be conducted.
(d)    Except for those Contracts set forth in on Schedule 3.18(d) of the Company Disclosure Schedule, no Acquired Corporation is, party to any Contract with (i) any Governmental Authority, (ii) any prime contractor to any Governmental Authority or (iii) any subcontractor with respect to any Contract described in clause (i) or (ii) of this Section 3.18(d).

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3.19    Labor Matters; Employment and Labor Contracts.
(a)    No Acquired Corporation is party to any union Contract or other collective bargaining agreement, nor, to the Knowledge of the Acquired Corporations, are there any activities or proceedings of any labor union to organize any employees of the Acquired Corporations. Each of the Acquired Corporations is in compliance in all material respects with all Laws respecting employment and employment practices and occupational health and safety requirements.
(b)    There is no labor strike, slowdown or stoppage pending or, to the Knowledge of the Acquired Corporations, threatened against any Acquired Corporation. No petition for certification has been filed and is pending or, to the Knowledge of the Acquired Corporations, threatened to be filed before the National Labor Relations Board with respect to any employees of any Acquired Corporation. The Acquired Corporations have no material obligations under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), with respect to any former employees or qualifying beneficiaries thereunder. There are no material controversies pending or, to the Knowledge of the Acquired Corporations, threatened between any Acquired Corporation and any employees of any Acquired Corporation. Except as disclosed on Schedule 3.19(b) of the Company Disclosure Schedule, the employment of each of the employees of the Acquired Corporations is “at will” and the Acquired Corporations has no obligation to provide any particular form or period of notice prior to terminating the employment of any of their respective employees. No Acquired Corporation is currently a party, nor have they since January 1, 2010 been a party, to any Contract whereby they lease employees or other service providers from another Person.
(c)    Except as set forth on Schedule 3.19(c) of the Company Disclosure Schedule, no current employee of any Acquired Corporation has given written notice of his or her intent to terminate.
(d)    No current or former employee of any Acquired Corporation is, or since January 1, 2010 has been, employed by any Acquired Corporation primarily to conduct business activities outside of the United States.
(e)    Schedule 3.19(e) of the Company Disclosure Schedule contains a list setting forth, (i) the name, job title, current annual base compensation (salary or hourly), and other compensation payable by any Acquired Corporation to each director, employee, officer, manager, independent contractor, consultant, agent or leased employee employed or engaged by any Acquired Corporation (each, an “Employee”) and whether such Employees are subject to a written employment, independent contractor or consulting Contract, along with an indication of (1) which Acquired Corporation employs or engages each such Employee and each such Employee’s principal work location and (2) any collective bargaining agreement to which such Employee is subject; (ii) the profit sharing, bonus, commission or other form of additional compensation paid or payable by the Acquired Corporation to or for the benefit of each such individual for the current fiscal year and any amounts owed in future fiscal years; (iii) the amount of any outstanding loan from the Acquired Corporation to any such Employee; (iv) to the extent such disclosures are permitted by applicable laws and the Health Insurance Portability and Accountability Act (“HIPAA”), leave or layoff status (including type of leave), expected date of return for non-disability-related leaves and expiration dates for disability-related leaves (and, with respect to such individual, the type of absence and the expected return to work date and, with respect to any protected leave, the last day of statutory or contractual protection); (v) whether such individual is exempt or non-exempt from overtime requirements; (vi) citizenship status (whether such Employee is a United States, Canadian citizen or otherwise) and, with respect to non-United States or non-Canadian citizens, identification of the visa or other similar permit under which such Employee is working for the Acquired Corporation and the dates of issuance and expiration of such visa or other similar permit; and (vii) identification of

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any Employee who is currently performing or is expected to perform work outside of the United States or Canada for any Acquired Corporation (and the country in which such work is occurring or is expected to occur) and, with respect to each such individual, identification of the visa or other similar permit under which such Employee is performing or is expected to perform such services, along with the dates of issuance and expiration of such visa or other similar permit. All Employees performing services in the United States have provided their employer Acquired Corporation(s) with evidence that each such Employee is a citizen of, or is authorized to be employed in, the United States.
3.20    Intellectual Property.
(a)    Schedule 3.20(a) of the Company Schedule Disclosure lists all Acquired Corporations Intellectual Property, specifying in each case whether such Acquired Corporations Intellectual Property is owned or controlled by or for, licensed to, or otherwise held for the benefit of the Acquired Corporations. Each item of Acquired Corporations Owned IP and to the Knowledge of the Acquired Corporations, each item of Acquired Corporations Intellectual Property (i) is valid, subsisting and in full force and effect, (ii) has not been abandoned or passed into the public domain and (iii) is free and clear of any Encumbrances. The Acquired Corporations Intellectual Property constitutes all of the Intellectual Property used in and/or necessary for the conduct of the business of the Acquired Corporations as currently conducted and as currently proposed to be conducted. Each item of Acquired Corporations Intellectual Property either (i) is exclusively owned by the Acquired Corporations or (ii) is duly and validly licensed to the Acquired Corporations under the Intellectual Property Agreements for use in the manner of the business as currently conducted and as currently proposed to be conducted. No Acquired Corporations has transferred ownership of, or granted any exclusive license of or right to use, or authorized the retention of, to any Person, any exclusive rights to use or joint ownership of, any Intellectual Property that is or was Acquired Corporations Intellectual Property.
(b)    Schedule 3.20(b) of the Company Disclosure Schedule lists all license agreements and other Contracts pursuant to which any Acquired Corporation has the right to Exploit any Third Party Intellectual Property, including all modifications, amendments and supplements thereto and waivers thereunder (the “Inbound Licenses”) (except Schedule 3.20(b) of the Company Disclosure Schedule does not list standard end user license agreements for generally commercially available off-the-shelf software not requiring payment in excess of $1,000; although excluded from Schedule 3.20(b) of the Company Disclosure Schedule, such end user license agreements are included in the definition of Inbound Licenses). Schedule 3.20(b) of the Company Disclosure Schedule also lists all license agreements and other Contracts to which any Acquired Corporation is bound and pursuant to which any Person (other than the Acquired Corporations) is authorized to Exploit any Acquired Corporations Intellectual Property or pursuant to which any Acquired Corporation otherwise granted any rights under or with respect to any Intellectual Property to any third Person, including all modifications, amendments and supplements thereto and waivers thereunder (the “Outbound Licenses”) (Outbound Licenses, collectively with the Inbound Licenses, the “Intellectual Property Agreements”). Each Acquired Corporation has provided Parent with true and complete copies of all Intellectual Property Agreements. Except as set forth on Schedule 3.20(b) of the Company Disclosure Schedule, each Acquired Corporation owns all right, title and interest in and to all its respective Acquired Corporations Owned IP free and clear of all Encumbrances and free and clear of all licenses other than the Outbound Licenses. Except as set forth on Schedule 3.20(b) of the Company Disclosure Schedule, and other than the Intellectual Property Agreements, there are no Contracts governing any Acquired Corporations Owned IP nor Acquired Corporations’ rights relating to any other Acquired Corporations Intellectual Property. Except as set forth on Schedule 3.20(b) of the Company Disclosure Schedule, with respect to the Intellectual Property Agreements: (i) all are valid, binding and enforceable obligations of any Acquired Corporation that is a party thereto, and to the Knowledge of the Acquired

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Corporations, of other parties thereto; (ii) all Acquired Corporations and, to the Knowledge of the Acquired Corporations, each other party thereto have performed their obligations thereunder; (iii) no Acquired Corporation, or to the Knowledge of the Acquired Corporations, any other party thereto is in default or breach of any Intellectual Property Agreement; (iv) there are no restrictions on the transfer or assignment by any Acquired Corporation of any Intellectual Property Agreement to which it is a party directly, by operation of law or otherwise, which restriction would cause the transactions contemplated hereby to in any way impair any rights of such Acquired Corporation under such Intellectual Property Agreement; (v) there is no event or circumstance that with notice or lapse of time, or both, would constitute a default or event of default on the part of the Acquired Corporations or, to the Knowledge of the Acquired Corporations, any other party thereto, or give to any other party thereto the right to terminate or modify any Intellectual Property Agreement; and (vi) no Person who has licensed Intellectual Property to any Acquired Corporation has ownership rights or license rights to improvements made by that Acquired Corporation in such Intellectual Property. Except as set forth on Schedule 3.20(b) of the Company Disclosure Schedule, the Acquired Corporations have not received notice nor do the Acquired Corporations have any Knowledge that any party to any Intellectual Property Agreement intends to cancel, terminate or refuse to renew (if renewable) any Intellectual Property Agreement, or to exercise or decline to exercise any option or right thereunder. Except as set forth on Schedule 3.20(b) of the Company Disclosure Schedule, the Company will not, as a result of the execution and delivery of this Agreement or the performance of the Company’s obligations hereunder, lose any rights to Exploit Acquired Corporations Intellectual Property pursuant to any Intellectual Property Agreement.
(c)    Neither the execution, delivery nor performance of this Agreement or any other Ancillary Agreement nor the consummation of the transactions contemplated hereby will (i) cause the termination of, or give rise to a right of termination of, any Acquired Corporations Owned IP or Intellectual Property Agreement, (ii) result in any Acquired Corporation granting to any Person any right to, or with respect to, any Acquired Corporations Intellectual Property, (iii) impair the right of any Acquired Corporation to Exploit any Acquired Corporations Intellectual Property or result in any loss of, or the diminishment in value of, any Acquired Corporations Intellectual Property, (iv) result in any Acquired Corporation being bound by, or subject to, any non-compete or other restriction on the operation or scope of its business, or (v) result in any Acquired Corporation being obligated to pay any royalties or other amounts to any Person.
(d)    Schedule 3.20(d) of the Company Disclosure Schedule accurately lists all Contracts, other than Intellectual Property Agreements, for future royalties, commissions, fees and other payments payable in connection with the Exploitation of the Acquired Corporations Intellectual Property by the Acquired Corporations. Except as set forth on Schedule 3.20(d) of the Company Disclosure Schedule, no royalties, commissions, fees or other amounts are payable or will become payable by the Acquired Corporations to any Person by reason of the Exploitation of any Acquired Corporations Intellectual Property, including, without limitation, in the conduct of the business(es) of any Acquired Corporation as currently conducted and as currently proposed to be conducted.
(e)    The conduct of the business of the Acquired Corporations as previously conducted, as currently conducted and as currently proposed to be conducted (i) does not and will not infringe, violate, dilute or misappropriate any Third Party Intellectual Property or any other Intellectual Property of any other Person and (ii) does not and will not constitute unfair competition or unfair trade practices under the laws of any jurisdiction to which such Acquired Corporation is subject; provided, however, the foregoing representation and warranty set forth in this Section 3.20(e) shall be limited to the Knowledge of the Acquired Corporations to the extent any Third Party Intellectual Property licensed to an Acquired

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Corporation pursuant to an Inbound License infringes, violates, dilutes or misappropriates any other Third Party Intellectual Property.
(f)    Except as set forth on Schedule 3.20(f) of the Company Disclosure Schedule, there is no settled, pending or, to the Knowledge of the Acquired Corporations, threatened claim or notice (including offers to license) contesting the right of any Acquired Corporation to Exploit any Acquired Corporations Intellectual Property or otherwise related to any of the Acquired Corporations Intellectual Property, or contesting the right of any Acquired Corporation to conduct its business as previously conducted, as currently conducted or as currently proposed to be conducted, or contesting the sole, free and clear of Encumbrances ownership by any Acquired Corporation of any Acquired Corporations Owned IP (other than Acquired Corporations Owned IP exclusively licensed to the Acquired Corporation(s) under a valid, binding and enforceable exclusive license) or the validity or enforceability of any Acquired Corporations Owned IP, or alleging that the conduct of the business of any Acquired Corporation infringes, dilutes or otherwise violates any Third Party Intellectual Property or any other Intellectual Property of any other Person, nor is there any basis for such claim. No Acquired Corporations Intellectual Property is subject to any claim or any outstanding decree, order, judgment, office action or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by such Acquired Corporation or that may affect the validity, use or enforceability of the Acquired Corporations Intellectual Property. No Acquired Corporation has received any oral or written opinions of counsel relating to infringement, invalidity or unenforceability of any Acquired Corporations Intellectual Property and no Acquired Corporation has Knowledge of any facts, circumstances or information that would render any Acquired Corporations Intellectual Property invalid or unenforceable. To the Knowledge of the Acquired Corporations, no Mark owned, used or applied for by or on behalf of any Acquired Corporation is confusingly similar to any Mark owned, used or applied for by any third Person.
(g)    Schedule 3.20(g) of the Company Disclosure Schedule sets forth all Patents and all registrations, applications, applications for registration, certificates, filings or other documents issued by, filed with, or recorded by, any Governmental Authority by or on behalf of the Acquired Corporations of or with respect to any Patents, Copyrights, Marks or any other Acquired Corporations Owned IP (collectively, “Acquired Corporations IP Registrations”). Except as set forth on Schedule 3.20(g) of the Company Disclosure Schedule, all Acquired Corporations IP Registrations are properly filed and maintained and in full force and effect, and all Acquired Corporations Intellectual Property that is the subject of any Acquired Corporations IP Registrations is valid and (with respect to Acquired Corporations Intellectual Property that is the subject of issued Acquired Corporations IP Registrations) enforceable in the applicable jurisdictions. Except as set forth on Schedule 3.20(g) of the Company Disclosure Schedule, there are no actions that must be taken by the Company within one hundred eighty (180) days after the date of this Agreement for the purpose of maintaining, perfecting, preserving or renewing any Acquired Corporations IP Registrations. No Acquired Corporation has conducted its business or used or enforced (or failed to use or enforce) the Acquired Corporations Owned IP in a manner that would result in the abandonment, cancellation or unenforceability, in any respect, of any item of the Acquired Corporations Owned IP or the Acquired Corporations IP Registrations, or in a manner which would estop, or otherwise prevent, the Acquired Corporations from enforcing the Acquired Corporations Owned IP or the Acquired Corporations IP Registrations against any other Person (other than as a result of a license granted pursuant to an Outbound License). Schedule 3.20(g) of the Company Disclosure Schedule also lists all Marks currently used by the Acquired Corporations but for which no registration has been sought and all software and other material works of authorship with respect to which any Acquired Corporation owns (solely or jointly with others), or holds any exclusive rights under, any Copyright thereto (whether or not registration of such Copyright has been granted or sought) (all such software, including any content, data or interface incorporated therein, generated thereby or used therewith, and any bug fixes, patches, updates, upgrades

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or modifications thereto, the “Acquired Corporations Software” ). The Acquired Corporations have the sole right to prosecute and maintain the Acquired Corporations IP Registrations and to file applications and applications for registration with respect to any Acquired Corporations Owned IP (other than Acquired Corporations Owned IP exclusively licensed to the Acquired Corporations under a valid, binding and enforceable exclusive license and Acquired Corporations IP Registrations therefore).
(h)    Each Acquired Corporation has taken all commercially reasonable steps to maintain the Acquired Corporations Intellectual Property and to protect, preserve and maintain the secrecy and confidentiality of their Trade Secrets and other confidential and proprietary information and data. Without limiting the foregoing, no Acquired Corporation has (i) disclosed Trade Secrets or other confidential or proprietary information to any Person, unless such disclosure was under an appropriate written nondisclosure agreement or to a person subject to a fiduciary duty to maintain the confidentiality thereof, or (ii) except as set forth on Schedule 3.20(h) of the Company Disclosure Schedule, deposited, disclosed or delivered to any Person outside of the Acquired Corporations, or permitted the deposit, disclosure or delivery to any such Person outside of the Acquired Corporations of, any source code (e.g., human-readable computer programming code) version of or with respect to any Acquired Corporations Software. No Acquired Corporation has any Knowledge of any violation or unauthorized disclosure of any Trade Secret or confidential or proprietary information, or obligations of confidentiality with respect to such.
(i)    Each director, officer, employee and independent contractor of each Acquired Corporation or any other Person who has been involved in, or who contributed to, the creation or development of any Acquired Corporations Intellectual Property or from whom the Acquired Corporations have acquired any Intellectual Property has, in each case, executed and delivered to such Acquired Corporation(s) a valid, enforceable and irrevocable assignment of all right, title and interest that such Person may have or may hereafter acquire in or to such Acquired Corporations Intellectual Property (including the right to seek past and future damages with respect thereto) and a valid, enforceable and irrevocable waiver of any and all moral rights that such Person may have therein, except for Acquired Corporations Intellectual Property listed on Schedule 3.20(i) of the Company Disclosure Schedule that was developed by an independent contractor under a written Inbound License that expressly provided that such Acquired Corporations Intellectual Property would be owned by the independent contractor and such Acquired Corporations Intellectual Property would be licensed back to the Acquired Corporation(s) under such Inbound License. Complete and correct copies of each of these Contracts have been delivered to Parent. No current or former director, officer, employee, consultant, contractor or any other Person has any right, license, claim, moral right or interest whatsoever in or with respect to any Acquired Corporations Owned IP.
(j)    To the Knowledge of the Acquired Corporations, no current or former director, officer, employee or independent contractor of any Acquired Corporation (i) is in violation of any provision or covenant of any employment agreement, invention assignment agreement, nondisclosure agreement, non-competition agreement or any other Contract with any third Person by virtue of such director’s, officer’s, employee’s or independent contractor’s being employed by, performing services for or serving on the board of directors of any Acquired Corporation, (ii) is using or has used any Trade Secrets or other confidential or proprietary information of any third Person in connection with performing any services for the Acquired Corporations or the development or creation of any Acquired Corporations Owned IP without the permission of the Company and such third Person, or (iii) has developed or created any Acquired Corporations Owned IP that is subject to any agreement under which such director, officer, employee, or independent contractor has assigned or otherwise granted any third party any rights in or to such Acquired Corporations Owned IP. To the Knowledge of the Acquired Corporations, the employment of any current or former employee of the Acquired Corporations and the use by the Acquired Corporations

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of any services of any current or former director, officer, or independent contractor have not subjected and do not subject the Acquired Corporations to any liability to any third Person for improperly engaging or soliciting such employee, director, officer or independent contractor.
(k)    Except as set forth on Schedule 3.20 (k) of the Disclosure Schedules, to the Knowledge of the Acquired Corporations, there is no and has been no unauthorized use, unauthorized disclosure, infringement, dilution, violation or misappropriation by any third Person of any Acquired Corporations Owned IP. Except as set forth on Schedule 3.20(k) of the Disclosure Schedules, no Acquired Corporation has received any notice of, and the Acquired Corporations otherwise have no Knowledge that any third Person is infringing, violating, diluting or misappropriating any part of the Acquired Corporations Intellectual Property or otherwise making any unauthorized Exploitation of such Acquired Corporations Intellectual Property.
(l)    A privacy statement (the “Privacy Statement”) regarding the collection, retention, use and distribution of the personal information of individuals, including from visitors to the websites of the Acquired Corporations, is posted and accessible to individuals at all times on each website of the Acquired Corporations. All versions of the Privacy Statement, together with accurate information regarding the times during which such statements were in use, have been provided to the Parent. Such Privacy Statements are accurate and consistent with the actual practices of such Acquired Corporation with respect to the collection, retention, use and disclosure of individuals’ personal information. The Acquired Corporations (i) comply with the Privacy Statements as applicable to any given set of personal information collected by the Acquired Corporations; (ii) comply with all applicable privacy Law regarding the collection, retention, use and disclosure of personal information; (iii) comply with all applicable payment card industry standards regarding data security; and (iv) take all appropriate and industry standard measures to protect and maintain the confidential nature of the personal information provided to the Acquired Corporations by individuals. Each Acquired Corporation has adequate technological and procedural measures in place to protect personal information collected from individuals against loss, theft and unauthorized access or disclosure. No Acquired Corporation knowingly collects, or has collected, information from or targets, or has targeted, children under the age of thirteen. No Acquired Corporation sells, rents or otherwise makes available to third parties any personal information submitted by individuals. Other than as constrained by the Privacy Statements and by applicable Law, no Acquired Corporation is restricted in its use and/or distribution of personal information collected by the Acquired Corporations. No Acquired Corporation has received any claims, notices or complaints regarding their information practices or the disclosure, retention, or misuse of any personal information. Each Acquired Corporation has completely and accurately described in the Privacy Statement the Acquired Corporations use of cookies, web beacons and other online tracking technologies.
(m)    (i) The Acquired Corporations have possession of the full and complete source code and documentation of all Acquired Corporations Software; (ii) except as contemplated pursuant to the Intellectual Property Agreements, no Acquired Corporation has any binding obligation or commitment to any end user of the Acquired Corporations Software to make, develop, add or support any feature or functionality to the Acquired Corporations Software beyond the features and functionality contained within the Acquired Corporations Software as of the Closing Date, other than enhancements, versions or releases that the Acquired Corporations are obligated to deliver to all end-users under the terms of their standard licenses in the ordinary course of business; and (iii) the Acquired Corporations Software, and any other software, firmware, or hardware used by Company, does not contain, and the Acquired Corporations have taken all precautions necessary to prevent the presence of, any malicious code, program, or other internal component (e.g., computer virus, computer worm, computer time bomb, Trojan horse, spyware, or similar component) (collectively, the “Contaminants”) which could damage, destroy, or alter the Acquired

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Corporations Software or other software, firmware, or hardware used by Parent, Surviving Corporation, or Parent’s or Surviving Corporation’s customers, or which could, in any unintended manner, reveal, damage, corrupt, destroy, or alter any data or other information accessed through or processed by the Acquired Corporations Software or otherwise cause unauthorized access to, or disruption, impairment, disablement, or destruction of any Systems.
(n)    Schedule 3.20(n) of the Company Disclosure Schedule lists all Open Source Software used or otherwise Exploited by any Acquired Corporations in any way. The Acquired Corporations have not at any time used or otherwise Exploited any Open Source Software in such a way that creates or purports to create obligations of the Acquired Corporations with respect to any Acquired Corporations Owned IP or Acquired Corporations Software or grants or purports to grant to any third Person any rights or immunities under or with respect to any Acquired Corporations Owned IP or Acquired Corporations Software. No Acquired Corporation would under any circumstances be in violation of any license for Open Source Software if it distributed or otherwise exploited any Acquired Corporations Software under a license or other agreement that did not allow further distribution and disclosure of source code. Notwithstanding any other provision hereof, no software used or otherwise exploited by the Acquired Corporations, including any software listed on Schedule 3.20(n), is subject to any license under which an obligation to disclose source code for any software or make such source code available may be triggered by allowing users to interact with such software (in source code or object code form) remotely through a computer network. No Acquired Corporation has received any communication from any end-user indicating that the Acquired Corporations Software has failed, or is failing, to perform as warranted in the end-user software license, nor that any Acquired Corporation is in breach of any of its software specific obligations under any agreement with its end-users, except for normal service calls and requests for “bug” fixes.
(o)    The computer, information technology and data processing systems, facilities and services used by or for the Acquired Corporations, including all software, hardware, networks, communications facilities, platforms and related systems and services (collectively, the “Systems”), are reasonably sufficient for the existing and currently anticipated future needs of the Acquired Corporations, including as to capacity and scalability. The Systems are maintained in good working condition. There are no substantial alterations, modifications or updates to the Systems intended or required for the operations of the Acquired Corporations. The Systems are free of Contaminants. The Acquired Corporations have implemented and maintained, consistent with customary industry practices and their obligations to third Persons, security and other measures adequate to protect computers, networks, software and systems used by the Acquired Corporations to store, process or transmit Acquired Corporations Intellectual Property from unauthorized access, use or modification, as described on Schedule 3.20(o) of the Company Disclosure Schedule. All Systems are owned or rightfully possessed by, operated by and under the control of the Acquired Corporations. The Systems, the use thereof, all web sites owned or operated by the Acquired Corporations, and all other activities of the Acquired Corporations comply in all respects with applicable Law and with all current standards, guidelines and requirements promulgated by the World Wide Web Consortium (W3C) or any similar or comparable organization.

3.21    Taxes.
(a)    Since October 1, 2000, the Company has had in effect continuously a valid election to be taxable as an S corporation within the meaning of Section 1361 and 1362 of the Code, as well as for state and local income tax purposes in all jurisdictions in which the Company is required to file state and local income Tax Returns, and the Company will be a validly electing S corporation up to and including the Closing Date. The Company does not have any “net unrealized built-in gains” within the meaning of

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Section 1374(d) of the Code, does not own any assets that are subject to Section 1374(d)(8) of the Code, does not have any Liability for federal income Taxes (including any Taxes imposed under Section 1374 or 1375). The Company has not (a) acquired assets from another corporation in a transaction in which the Company’s Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (b) acquired the stock of any corporation that is a qualified subchapter S subsidiary.
(b)    All Tax Returns required to be filed by or on behalf of the Acquired Corporations have been timely filed, and all such Tax Returns are accurate and complete in all material respects. All Taxes of the Acquired Corporations (whether or not reflected on any Tax Return) required to be paid on or prior to the date hereof have been timely and fully paid and there are no grounds for the assertion or assessment of additional Taxes against the Acquired Corporations. No unresolved deficiencies for any Taxes have been asserted or assessed in writing against the Acquired Corporations, other than deficiencies that are reflected by reserves maintained in accordance with GAAP and which are being contested in good faith and by appropriate procedures.
(c)    No Acquired Corporation: (i) has received any notice that it is being audited by any taxing authority which audit has not yet been completed; (ii) has granted any presently operative waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax other than as the result of extending the due date of a Tax Return; (iii) has granted to any Person a power of attorney with respect to Taxes, which power of attorney will be in effect as of or following the Effective Time; (iv) has received notice of any claim by any taxing authority where it is not presently filing Tax Returns that it is or may be subject to taxation in that jurisdiction; or (v) has not availed itself of any Tax amnesty or similar relief in any taxing jurisdiction. No federal, state, local or foreign Tax audits, or administrative or judicial Tax proceedings are pending, being conducted, or have been threatened with respect to any of the Acquired Corporations. Except for Company’s 2014 federal and state Tax Returns, no request has been made for an extension of time within which to file any Tax Return of any Acquired Corporation that has not since been filed.
(d)    No Acquired Corporation is a party to or bound by any Tax indemnity, Tax sharing, or Tax allocation agreement or arrangement.
(e)    There is no lien for Taxes on any of the assets of the Acquired Corporations, except for inchoate liens for Taxes not yet due and payable.
(f)    The Acquired Corporations have timely and properly withheld all Taxes required to have been withheld and paid in connection with all amounts paid to or owing to any employee, independent contractor, creditor, or other third party, and have paid over all such amounts to the appropriate taxing authorities.
(g)    Each of the Acquired Corporations has collected all material sales, value-added, and use Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authority (or has been furnished properly completed exemption certificates and has maintained all such records and supporting documents in the manner required by all applicable sales and use and value added Tax statutes and regulations).
(h)    No Acquired Corporation is or has been a member of an affiliated group of corporations filing a consolidated federal income Tax Return (or a group of corporations filing a consolidated, combined or unitary income Tax Return under comparable provisions of state, local or foreign Tax law). None of the Acquired Corporations has any liability for the Taxes of any Person, including

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under Treasury Regulation Section 1.1502-6 (or similar provision of state, local, or foreign Tax law), as a transferee or successor, by contract or otherwise.
(i)    Except as set forth on Schedule 3.21(i) of the Company Disclosure Schedule, none of the Acquired Corporations will be required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; or (iv) prepaid amount or advanced payment received on or prior to the Closing Date.
(j)    No Acquired Corporation is a party to or a partner in any joint venture, partnership, or other arrangement or contract that could be treated as a partnership for federal Tax purposes.
(k)    All material transactions entered into by any of the Acquired Corporations with any related party have been carried out at arm’s length terms and the Acquired Corporations have complied with all material transfer pricing disclosure, reporting, and other similar requirements under Section 482 (or any corresponding provision of state, local, or foreign Tax Law).
(l)    With respect to any jurisdiction outside of its country of incorporation or organization, none of the Acquired Corporations (i) has a permanent establishment, office, or other fixed place of business, and (ii) has filed or had any obligation to file, and does not currently have any obligation to file, any Tax Return based on income.
(m)    The Company does not have any subsidiaries other than Feeney Wireless, LLC and Feeney Wireless IC-DISC, Inc. Feeney Wireless, LLC is and has been since its date of formation an entity disregarded as separate from its owner within the meaning of Treas. Reg. 301.7701-2(c)(2)(i) and any comparable provision of state or local law in any jurisdiction in which it has any Tax filing requirement with respect to its income. Feeney Wireless IC-DISC, Inc. has had since its date of formation a valid election in effect to be treated as an Interest-Charge Domestic International Sales Corporation (or IC-DISC) within the meaning of Code Section 992 and has at all times since its formation met the requirements to be qualified as an IC-DISC under Code Section 992 and the Treasury Regulations thereunder. All commissions paid by either of the Company or Feeney Wireless, LLC to Feeney Wireless IC-DISC, Inc., and all agreements with respect thereto, have complied with the intercompany pricing rules under Code Section 994 and the Treasury Regulations thereunder.
3.22    Employee Benefit Plans; ERISA.
(a)    To the Knowledge of the Acquired Corporations, Schedule 3.22(a) of the Company Disclosure Schedule lists all: (i) “employee pension benefit plans” as defined in Section 3(2) of ERISA (“Pension Plans”) whether or not subject to ERISA; (ii) “employee welfare benefit plans” as defined in Section 3(1) of ERISA (“Welfare Plans”) whether or not subject to ERISA; (iii) stock bonus, stock option, restricted stock, phantom stock, stock appreciation right, stock purchase or other equity compensation plans; bonus, profit-sharing or other incentive plans; deferred compensation arrangements; severance plans; holiday or vacation plans; sabbatical programs; relocation arrangements; or any other fringe benefit programs; and (iv) other material employee benefit or compensation plans, agreements (including any individual agreements), programs, policies or arrangements, in each case covering employees, directors and consultants of the Acquired Corporations or any ERISA Affiliates that either is maintained or contributed to by the Acquired Corporations or any ERISA Affiliates or to

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which the Acquired Corporations or any ERISA Affiliates is obligated to make payments or otherwise may have any liability (collectively, the “Acquired Corporations Employee Benefit Plans”).
(b)    To the Knowledge of the Acquired Corporations, with respect to each Acquired Corporations Employee Benefit Plan, the Acquired Corporations are in compliance in all material respects with, have performed all material obligations required under, and are not subject to material liability under, the applicable provisions of ERISA, the Code and other Laws and the terms of such Acquired Corporations Employee Benefit Plans to the extent such apply. Each Acquired Corporations Employee Benefit Plan has been administered in compliance in all material respects with its terms and Laws, including ERISA and the Code. Each Acquired Corporations Employee Benefit Plan can be amended, terminated or otherwise discontinued at or after the Effective Time in accordance with its terms without material liability to Parent, the Acquired Corporations or the Surviving Corporation, and no Acquired Corporations Employee Benefit Plan or the assets of such plan will be subject to any surrender fees or service fees upon termination of such plan other than the normal and reasonable administrative fees associated with the termination of benefit plans.
(c)    To the Knowledge of the Acquired Corporations, all of the Acquired Corporations’ Pension Plans intended to qualify under Section 401(a) of the Code so qualify, and no event has occurred and no condition exists with respect to the form or operation of any Pension Plan which would cause the loss of such qualification or the imposition of any material liability, penalty or Tax under ERISA or the Code. With respect to each Acquired Corporations Employee Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code, each such Acquired Corporations Employee Benefit Plan and the trusts, if any, maintained thereunder, are the subjects of a favorable determination or opinion letter from the IRS with respect to its qualification or Tax exemption, as the case may be. No Acquired Corporations Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code has permitted investment in Company Common Stock.
(d)    There are no: (i) Proceedings pending or, to the Knowledge of the Acquired Corporations, threatened in writing by any Governmental Authority involving the Acquired Corporations Employee Benefit Plan (other than routine claims for benefits); nor (ii) Proceedings pending or, to the Knowledge of the Acquired Corporations, threatened in writing against the assets of any of the trusts under any Acquired Corporations Employee Benefit Plan or against any fiduciary of any Acquired Corporations Employee Benefit Plan or against the Acquired Corporations or any ERISA Affiliates with respect to such Acquired Corporations Employee Benefit Plan. To the Knowledge of the Acquired Corporations, there are no facts or circumstances which would form the basis for any Proceeding contemplated by this Section 3.22(d).
(e)    Neither the Acquired Corporations nor any Employee of the foregoing, nor any trustee, administrator, other fiduciary or any other “party in interest” or “disqualified person” with respect to the Pension Plans or Welfare Plans maintained by the Acquired Corporations, has engaged in a “prohibited transaction” (as such term is defined in Section 4975 of the Code or Section 406 of ERISA), other than one which qualifies for an applicable statutory exemption.
(f)    To the Knowledge of the Acquired Corporations, neither the Acquired Corporations nor any ERISA Affiliate sponsors, maintains, administers or contributes to, nor have they sponsored, maintained, administered or contributed to, or had any liability with respect to, any Pension Plan subject to Title IV of ERISA, Sections 412, 430 or 4971 of the Code or Section 302 of ERISA. No Acquired Corporations Employee Benefit Plan is: (i) a Multiemployer Plan; (ii) a “multiple employer plan” (within the meaning of Section 413(c) of the Code); (iii) a “voluntary employees’ beneficiary

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association” (within the meaning of Section 501(c)(9) of the Code); or (iv) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA).
(g)    To the Knowledge of the Acquired Corporations, neither the Acquired Corporations nor any ERISA Affiliate has incurred any liability under Title IV of ERISA or Section 413 of the Code with respect to any Acquired Corporations Employee Benefit Plan that has not been satisfied in full, except for such benefits which have been accrued but not yet paid.
(h)    With respect to each of the Acquired Corporations Employee Benefit Plans, accurate and complete copies of the following documents have been made available to Parent: (i) the plan document and any related trust agreement, including amendments thereto; (ii) any current summary plan descriptions and other material communications to participants relating to the plan; (iii) each plan trust, insurance, annuity or other funding contract or service provider agreement related thereto; (iv) the most recent plan financial statements and actuarial or other valuation reports prepared with respect thereto, if any; (v) the most recent United States Internal Revenue Service (the “IRS”) determination letter, if any; (vi) copies of the three (3) most recent plan year nondiscrimination and coverage testing results for each plan subject to such testing requirements; and (vii) copies of any fiduciary or investment committee minutes or meeting notes for the three (3) most recent plan years. The Acquired Corporations have timely filed and delivered and made available to Parent, the three (3) most recent annual reports (Form 5500) and all schedules attached thereto for each Acquired Corporations Employee Benefit Plan that is subject to ERISA and Code reporting requirements, and to the Knowledge of the Acquired Corporations timely made all material communications with participants, the IRS, the U.S. Department of Labor, any other applicable Governmental Authority, administrators, trustees, beneficiaries and alternate payees relating to any Acquired Corporations Employee Benefit Plan.
(i)    No Welfare Plan maintained by the Acquired Corporations provides for continuing benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required under COBRA.
(j)    To the Knowledge of the Acquired Corporations, no liability of the Acquired Corporations under any Pension Plan or Welfare Plan has been satisfied with the purchase of a contract from an insurance company as to which the Acquired Corporation has received written notice of, or that the Acquired Corporations have Knowledge of, that such insurance company is in rehabilitation or a comparable proceeding. With respect to each Welfare Plan maintained by the Acquired Corporations, all claims for which the Acquired Corporations have any liability are either: (i) insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims; (ii) covered under a contract with a health maintenance organization (“HMO”), pursuant to which the HMO bears the liability for claims; or (iii) reflected as a liability or accrued for in the Acquired Corporations Financial Statements.
(k)    Except as set forth on Schedule 6.1(f) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, including the Merger, will, either alone or in combination with another event: (i) entitle any current or former employee, officer, director or other service provider of the Acquired Corporations to severance pay, unemployment compensation, a change of control payment or any other payment; or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer, director or other service provider. Since January 1, 2010, there has been no amendment to any Acquired Corporations Employee Benefit Plan which would materially increase the expense of maintaining such Acquired Corporations Employee Benefit Plan above the level of

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expense incurred with respect to such Acquired Corporations Employee Benefit Plan for the most recent fiscal year included in the Acquired Corporations Financial Statements.
(l)    To the Knowledge of the Acquired Corporations, no Acquired Corporations Employee Benefit Plan is a nonqualified deferred compensation plan within the meaning of Section 409A of the Code.
(m)    Each Acquired Corporations is in compliance in all material respects with the WARN Act. In the past two (2) years: (i) no Acquired Corporation has effectuated a “plant closing” (as defined in the WARN Act) affecting any site of employment or one (1) or more facilities or operating units within any site of employment or facility of its business; (ii) there has not occurred a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of the Acquired Corporations; and (iii) no Acquired Corporation has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or regulation. No Acquired Corporation has caused any of its employees to suffer an “employment loss” (as defined in the WARN Act) during the ninety (90) day period prior to the date hereof or any similar event that when aggregated with enough such other events would trigger the advance notice requirements of the WARN Act.
(n)    To the Knowledge of the Acquired Corporations (i) the Acquired Corporations and each Acquired Corporations Employee Benefit Plan are and have been in compliance with the Patient Protection and Affordable Care Act, as amended, and the regulations and guidance issued thereunder (the “ACA”), (ii) each Acquired Corporations Employee Benefit Plan has been amended (to the extent necessary) in accordance with the requirements of the ACA, and (iii) no event has occurred and no condition exists with respect to any Acquired Corporations Employee Benefit Plan that would subject the Company, any of its Subsidiaries or any Acquired Corporations Employee Benefit Plan to any material tax, fine, penalty or other material liability imposed by the ACA, ERISA, the Code or other Laws. To the Knowledge of the Acquired Corporations, each person who has provided services to the Acquired Corporations and was classified as a non-employee of the Acquired Corporations was at all times so classified properly for all purposes, including, but not limited to, each Acquired Corporations Employee Benefit Plan, the ACA, wage and hour law, and workers compensation.
3.23    Certain Business Practices. No Acquired Corporations nor, to the Knowledge of the Acquired Corporations, any director, officer, agent, employee or other Person associated with or acting on behalf of any Acquired Corporation has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any similar Law; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment.
3.24    Environmental Matters.
(a)    No Hazardous Materials are present, as a result of the actions of the Acquired Corporations or to the Knowledge of the Acquired Corporations as a result of any actions of any other Person, in the premises owned, occupied or leased by any Acquired Corporation, in each case as would result in a material violation of any Environmental Laws.
(b)    To the Knowledge of the Acquired Corporations, no Acquired Corporation has transported, stored, used, manufactured, disposed of, released or exposed any Person to Hazardous

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Materials in violation of any Environmental Law, nor have any Acquired Corporations disposed of, transported, sold, used, released, exposed any Person to or manufactured any product containing a Hazardous Material (collectively, “Hazardous Materials Activities”) in violation of any Environmental Laws.
(c)    No Proceeding is pending or, to the Knowledge of the Acquired Corporations, threatened, concerning any Acquired Corporations Permits, Hazardous Material or Hazardous Materials Activity of the Acquired Corporations. Since January 1, 2008, the Acquired Corporations have not received written notice that any Acquired Corporation is responsible, or potentially responsible, for the investigation, remediation, cleanup or similar action at any property presently or formerly used by the Acquired Corporations for recycling, disposal or handling of Hazardous Materials.
3.25    Customers and Suppliers. Schedule 3.25 of the Company Disclosure Schedule sets forth an accurate and complete list of (a) each customer that accounted for more than $10,000 of revenue of the Acquired Corporations during the twelve (12) months ended December 31, 2014, and the amount of revenues accounted for by each such customer during that period, (b) each supplier that is the sole supplier of any material product, service or other tangible or intangible property or license rights to each Acquired Corporation, and (c) each Acquired Corporations Partner. There exists no actual or, to the Knowledge of the Acquired Corporations, threatened termination, cancellation or material limitation of, or any material change in, the business relationship of each Acquired Corporations with any customer, supplier, group of customers or group of suppliers listed on Schedule 3.25 of the Company Disclosure Schedule. No customer of any Acquired Corporation has any right to any credit or refund for products sold or services rendered or to be rendered by such Acquired Corporation pursuant to any Contract with or practice of such Acquired Corporation other than pursuant to such Acquired Corporation’s normal course return policy, which is described in reasonable detail on Schedule 3.25 of the Company Disclosure Schedule.
3.26    Product Warranty. Schedule 3.26 of the Company Disclosure Schedule lists all forms of guaranty, warranty, right of return, right of credit or other indemnity that legally bind the Acquired Corporations in connection with any licenses, goods or services sold by the Acquired Corporations. No product manufactured, sold, leased or delivered by any Acquired Corporation is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or lease listed on Schedule 3.26 of the Company Disclosure Schedule. To the Knowledge of the Acquired Corporations, each product manufactured, sold, licensed, leased or delivered by the Acquired Corporations at all times has been in conformity in all respects with all applicable contractual commitments and all express and implied warranties, and no Acquired Corporation has Liability (and no facts or circumstances exist that could reasonably be expected to give rise to any Proceeding, claim or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth in the corresponding line item on the 2015 Acquired Corporations Balance Sheet, as adjusted for the passage of time through the Closing Date in the ordinary course, consistent with the past custom and practice of the Acquired Corporations.
3.27    Product Liability. To the Knowledge of the Acquired Corporations, no Acquired Corporation has Liability (and no facts or circumstances exist that could reasonably be expected to give rise to any Proceeding, claim or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered such Acquired Corporation.
3.28    Prepayments, Prebilled Invoices and Deposits. Schedule 3.28 of the Company Disclosure Schedule lists in reasonable detail all prepayments, prebilled invoices and deposits that have been received by the Acquired Corporations or paid by the Acquired Corporations as of the date of this

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Agreement relating to any licenses, goods or services sold or purchased by the Company. All such prepayments, prebilled invoices and deposits have been properly accrued in the 2015 Acquired Corporations Balance Sheet in accordance with GAAP and applied on a consistent basis with the past practices of the Company.
3.29    Import and Export Control Laws. The Acquired Corporations have, at all times as to which the applicable statute of limitations has not yet expired, conducted their import and export transactions materially in accordance with (i) all applicable U.S. import, export and re-export controls, including the United States Export Administration Act and Regulations and Foreign Assets Control Regulations and (ii) all other applicable import/export controls of other countries with which the Acquired Corporations do business. Without limiting the foregoing:
(a)    the Acquired Corporations have obtained, and are in material compliance with, all export licenses, license exceptions and other consents, notices, waivers, approvals, orders, authorizations, registrations, declarations, classifications and filings with any Governmental Authority required for (i) the export and re-export of products, services, Software and technologies and (ii) releases of technologies and Software to foreign nationals located in the United States and abroad (“Export Approvals”);
(b)    there are no pending or, to the Knowledge of the Acquired Corporations, threatened claims against any Acquired Corporation with respect to such Export Approvals;
(c)    to the Knowledge of the Acquired Corporations, there are no actions, conditions or circumstances pertaining to the Acquired Corporations’ import or export transactions that may give rise to any future claims;
(d)    no Export Approvals with respect to the Merger are required;
(e)    neither the Acquired Corporations nor any of their Affiliates is a party to any Contract or bid with, or has conducted business with (directly or, to the Knowledge of the Acquired Corporations, indirectly), any Person located in, otherwise has any operations in, or sales to, Cuba, Myanmar (Burma), Iran, Iraq, North Korea, Libya, Rwanda, Syria or Sudan;
(f)    since January 1, 2010, no Acquired Corporation has received written notice to the effect that a Governmental Authority claimed or alleged that any Acquired Corporation was not in compliance in a material respect with any applicable Laws relating to the export of goods and services to any foreign jurisdiction against which the United States or the United Nations maintains sanctions or export controls, including applicable regulations of the United States Department of Commerce and the United States Department of State; and
(g)    neither the Acquired Corporations nor any of their Affiliates has made any voluntary disclosures to, or has been subject to any fines, penalties or sanctions from, any Governmental Authority regarding any past import or export control violations.
3.30    HSR Act. The Company is the ultimate parent entity for the purposes of the HSR Act and does not meet any of the “size of the person” tests under Section 7A(a)(2) of the HSR Act.
3.31    Finders or Brokers. No Acquired Corporations has, individually or collectively, employed or retained any investment banker, broker, finder or other intermediary who is entitled to any fee or commission in connection with the transactions contemplated by this Agreement, including the Merger.

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3.32    Takeover Statutes. No Acquired Corporation has a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. The Company and the Major Stockholders have taken all action necessary to exempt or exclude this Agreement and the transactions contemplated hereby, including the Merger, from: (i) the restrictions on business combinations set forth in Section 60.801 et seq of the OBCA; and (ii) any other similar applicable antitakeover law, statute or regulation (each, a “Takeover Statute”). Accordingly, neither Section 60.801 et seq of the OBCA nor any other Takeover Statute applies to this Agreement or the transactions contemplated hereby, including the Merger.
3.33    Disclosure. No representation or warranty of the Company or the Major Stockholders in this Agreement and no statement in the Company Disclosure Schedule contains any material untrue statement or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. No notice given pursuant to Section 5.6 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading. To the Knowledge of the Acquired Corporations, there are no facts that have specific application to the Acquired Corporations (other than general economic or industry conditions) and that could have a Company Material Adverse Effect that have not been set forth in this Agreement or the Company Disclosure Schedule.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub represent and warrant to the Company as of the date hereof and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date as follows:
4.1    Organization, Etc.
(c)    Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as currently conducted. Each of Parent and Merger Sub is duly qualified to do business, and is in good standing (with respect to jurisdictions that recognize such concept), in each foreign jurisdiction where the character of its owned or leased properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.
(d)    Neither Parent nor Merger Sub is in violation of any provision of its certificate of incorporation, articles of incorporation or bylaws.
4.2    Authority; Binding Nature. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, including the Merger. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, have been duly and validly authorized by the boards of directors of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub (other than the adoption of this Agreement and the approval of the transactions contemplated hereby, including the Merger, by Parent as the sole stockholder of Merger Sub, which will occur immediately following the executing and delivery of this Agreement) are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, including the Merger. This

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Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company and the Major Stockholders, constitutes a valid and binding agreement of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing, regardless of whether enforcement is sought in equity or at law.
4.3    No Violations, Etc. No filing with or notification to, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of the Parent or any Parent Subsidiary in connection with the consummation by Parent and Merger Sub of the transactions contemplated hereby, including the Merger, except: (i) for the filing of the Articles of Merger as required by the OBCA; and (ii) as may be required pursuant to the rules and regulations of the U.S. Securities and Exchange Commission or the NASDAQ stock market. Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation of the transactions contemplated hereby, including the Merger, by Parent and Merger Sub, nor compliance by Parent and Merger Sub with all of the provisions hereof will: (a) conflict with or result in any breach of any provision of the certificate of incorporation, articles of incorporation or bylaws of Parent or Merger Sub; (b) violate any Law; or (c) result in a violation or breach of, constitute (with or without due notice or lapse of time or both) a default under, result in any material change in or give rise to any right of termination, cancellation, acceleration, redemption or repurchase under any of the terms, conditions or provisions of any Contract that is material to Parent.
4.4    Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, including the Merger, has engaged in no other business activities and has conducted operations only incident to its formation and performance of its obligations under this Agreement.
ARTICLE V
COVENANTS
5.1    Operation of the Business of the Acquired Corporations. From the date of this Agreement until earlier of the Effective Time or the valid termination of the Agreement pursuant to Article VII (the “Pre-Closing Period”), the Company will, and will cause each other Acquired Corporation to (a) conduct its business only in the ordinary course of business, and (b) use commercially reasonable efforts to preserve and protect its business organization, assets, employment relationships, and relationships with customers, licensees, strategic partners, suppliers, distributors, landlords and others doing business with it. Without limiting the generality of the foregoing and except as otherwise expressly permitted by this Agreement, the Company will not take, and will cause the other Acquired Corporations to not take, any of the following actions without the prior written consent of Parent:
(a)    amend its articles of incorporation, bylaws or any other comparable charter or organizational documents;
(b)    change its authorized or issued capital stock, or, except for the issuance of Company Common Stock upon the exercise of the Company Stock Options outstanding as of the date of this Agreement, issue, sell, grant, repurchase, redeem, pledge or otherwise dispose of or Encumber any shares of its capital stock or other voting securities or any securities convertible, exchangeable or redeemable for, or any options, warrants or other rights to acquire, any such securities;
(c)    split, combine or reclassify of any of its capital stock;

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(d)    except as set forth on Schedule 5.1(d) of the Company Disclosure Schedule, set aside or pay any dividend or other distribution (whether in cash, securities or other property) in respect of its capital stock;
(e)    (i) incur any Indebtedness, (ii) issue, sell or amend any of its debt securities or warrants or other rights to acquire any of its debt securities, guarantee any debt securities of another Person, enter into any “keep well” or other Contract to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, (iii) loan, advance (other than advancement of expenses to its employees in the ordinary course of business) or contribute to the capital of, or invest in, any other Person, other than the Company or (iv) enter into any hedging Contract or other financial agreement or arrangement designed to protect any Acquired Corporation against fluctuations in commodities prices or exchange rates;
(f)    sell, lease, transfer, license, pledge or otherwise dispose of or Encumber any of its properties or assets (including, without limitation, any Intellectual Property rights), except for licenses of Intellectual Property and sales of product, in each case in the ordinary course of business consistent with past practices and pursuant to such Acquired Corporation’s standard terms and conditions of sale set forth on Schedule 5.1(f) of the Company Disclosure Schedule;
(g)    acquire (i) by merger or consolidation with, or by purchase of all or a substantial portion of the assets or any stock of, or by any other manner, any business or Person, or (ii) any assets that are material to any Acquired Corporation individually or in the aggregate, except purchases of inventory and raw materials in the ordinary course of business;
(h)    intentionally damage, destroy or lose any of its assets or properties with an aggregate value in excess of $10,000, whether or not covered by insurance;
(i)    enter into, modify, accelerate, cancel, terminate, any Acquired Corporations Material Contract (or series of related Acquired Corporations Material Contracts);
(j)    (i) except as required by Law, adopt, enter into, terminate or amend any Acquired Corporations Plan, collective bargaining agreement or employment, severance or similar Contract; (ii) increase the compensation or fringe benefits of, or pay any bonus to, any director, officer, employee or consultant or other independent contractor; (iii) amend or accelerate the payment, right to payment or vesting of any compensation or benefits; (iv) pay any benefit not provided for as of the date of this Agreement under any Acquired Corporations Plan; (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, including the granting of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or remove existing restrictions in any Acquired Corporations Plan or Contracts or awards made thereunder (other than in accordance with Section 5.1(b) hereof); or (vi) take any action other than in the ordinary course of business to fund or in any other way secure the payment of compensation or benefits under any Acquired Corporations Plan;
(k)    cancel, compromise, release or waive any claims or rights (or series of related claims or rights) with a value exceeding $10,000 or otherwise outside the ordinary course of business;
(l)    settle or compromise in connection with any Proceeding;
(m)    make any capital expenditure or other expenditure with respect to property, plant or equipment in excess of $10,000 in the aggregate;

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(n)    change accounting principles, methods or practices or investment practices, including any changes as were necessary to conform with GAAP;
(o)    change payment or processing practices or policies regarding intercompany transactions;
(p)    accelerate or delay the payment of accounts payable or other Liabilities or in the collection of notes or accounts receivable;
(q)    make or rescind any Tax election, settle or compromise any Tax Liability, amend any Tax Return, or take or allow any action that would result in the termination of the Company’s status as a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code;
(r)    participate in activity of the type sometimes referred to as “trade loading” or “channel stuffing” or any other activity that reasonably could be expected to result in an increase, temporary or otherwise, in the demand for the products offered by any Acquired Corporation, including sales of a product (i) with payment terms longer than terms customarily offered by the Acquired Corporations for such product, (ii) at a greater discount from listed prices than customarily offered for such product, (iii) at a price that does not give effect to any general increase in the list price for such product publicly announced prior to the Closing Date, (iv) with shipment terms more favorable to the customer than shipment terms customarily offered by such Acquired Corporation for such product, (v) in a quantity greater than the reasonable resale requirement of the particular customer or (vi) in conjunction with other material benefits to the customer not previously offered in the ordinary course of business to such customer;
(s)    transfer, assign or grant any license or sublicense any rights under or with respect to any Intellectual Property outside the ordinary course of business;
(t)    abandon, cancel, let lapse or expire any Intellectual Property that was, as of the dates of the 2015 Acquired Corporations Balance Sheet, or at any time thereafter, the subject of any application or registration;
(u)    do anything that would have a Company Material Adverse Effect; or
(v)    agree to do any of the things described in the preceding clauses (a) through (u) of this Section 5.1.
5.2    Access to Information. During the Pre-Closing Period, the Company shall, and shall cause its Representatives to: (i) furnish to Parent and Parent’s Representatives reasonable access during normal business hours to each Acquired Corporation’s offices, properties, personnel, books and records; and (ii) furnish to Parent and Parent’s Representatives such financial and operating data and other information as may be reasonably requested. Any investigation pursuant to this Section 5.2 shall be conducted in a manner so as not to interfere unreasonably with the conduct of the business of the Acquired Corporations.
5.3    No Solicitation. During the Pre-Closing Period, neither the Company nor the Major Stockholders shall, nor shall they authorize or permit any of their respective Representatives to, directly or indirectly: (i) solicit, initiate or knowingly encourage (including by way of furnishing any non-public information relating to the Acquired Corporations), or knowingly induce or knowingly take any other action which would reasonably be expected to lead to the making, submission or announcement of, any proposal or inquiry that constitutes, or is reasonably likely to lead to, an Acquisition Proposal; (ii) other

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than informing Persons of the provisions contained in this Section 5.3, enter into, continue or participate in any discussions or any negotiations regarding any Acquisition Proposal or otherwise take any action to knowingly facilitate or knowingly induce any effort or attempt to make or implement an Acquisition Proposal; (iii) approve, endorse or recommend an Acquisition Proposal or any letter of intent, memorandum of understanding or Contract contemplating an Acquisition Proposal or requiring the Company or the Major Stockholders to abandon or terminate its obligations under this Agreement; or (iv) agree, resolve or commit to do any of the foregoing. The Company and the Major Stockholders shall, and shall cause their respective Representatives to, immediately cease and cause to be terminated all discussions or negotiations with any Person previously conducted with respect to any Acquisition Proposal. The Company and the Major Stockholders shall promptly deny to any third party access to any data room (virtual or actual) containing any confidential information previously furnished to any such third party relating to any Acquisition Proposal and neither the Company nor the Major Stockholders shall otherwise provide any confidential information to any Person except the Company’s and Major Stockholders legal, accounting and financial advisors and employees and officers of the Acquired Corporations on a need to know basis.
5.4    Consents and Filings; Reasonable Efforts.
(e)    Subject to Section 5.4(b) in the case of Parent, each of the parties will, and the Company will cause the other Acquired Corporations to, use their respective commercially reasonable efforts (i) to take promptly, or cause to be taken (including actions after the Closing), all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and (ii) as promptly as practicable after the date of this Agreement, to obtain all Governmental Authorizations from, give all notices to, and make all filings with, all Governmental Authorities, and to obtain all other consents, waivers, approvals and other authorizations from, and give all other notices to, all other third parties, that are necessary or advisable in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.
(f)    Each of Parent and the Company agrees to file with the applicable Governmental Authority, as soon as reasonably practicable following the date of this Agreement, any filings or similar submissions required under applicable antitrust or competition Laws of jurisdictions outside of the United States of America.
(g)    Within one (1) Business Day after the Closing Date, the Company will send or cause to be sent by the Company’s counsel, by overnight courier, all original minute books, corporate seals and stock or equity ownership records of the Acquired Corporations to Parent.
5.5    Public Announcements. The initial press release with respect to the Merger shall be a joint press release, to be agreed upon by Parent and the Company, and shall not be issued or otherwise made publicly available until approved for such release by Parent and the Company. Except as provided in the immediately preceding sentence, prior to the Effective Time, no public release or announcement concerning the Merger or the other transactions contemplated by this Agreement shall be issued by any party hereto or such party’s Affiliates or Representatives without the prior written consent of the other parties hereto, except: (i) any release or announcement required by Law; or (ii) any release or announcement determined by Parent, upon advice of counsel, to be reasonably necessary in light of Parent’s public company status, provided that Parent allows the Company reasonable time to comment on such release or announcement in advance of such issuance.

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5.6    Notification of Certain Matters.
(e)    The Company shall give prompt notice to Parent of: (i) the occurrence or nonoccurrence of any event which would be likely to cause the failure of either of the conditions set forth in Section 6.2(b) or Section 6.2(c) to be met as of any time during the Pre-Closing Period; or (ii) the Company’s receipt of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, including the Merger.
(f)    The delivery of any notice pursuant to this Section 5.6 shall not limit or otherwise affect the remedies available hereunder to Parent nor be deemed to have amended any of the disclosures set forth in the Company Disclosure Schedule, to have qualified the representations and warranties contained herein or to have cured any misrepresentation or breach of a representation or warranty that otherwise might have existed hereunder by reason of such material development. No disclosure after the date of this Agreement of the untruth of any representation and warranty made in this Agreement will operate as a cure of any breach of the failure to disclose the information, or of any untrue representation or warranty made herein.
5.7    Takeover Statutes. At all times prior to the Effective Time, the Company shall use its reasonable efforts to ensure that no Takeover Statute is or becomes applicable to this Agreement or the transactions contemplated hereby, including the Merger.
5.8    Parent Financing. Each of Parent and Merger Sub shall use its reasonable best efforts to take all actions necessary to obtain such amounts of cash as Parent, in its sole discretion, reasonably believes is required to make all payments to the holders of Company Common Stock as required by Article II of this Agreement and to otherwise consummate the Merger (the “Required Financing”). It is understood and acknowledged that the Required Financing may be obtained from the working capital of Parent, pursuant to the issuance of debt or equity securities of Parent to one or more third parties (whether privately or through the public equity or debt markets), through drawdowns of existing lines of credit held by Parent or through a combination of any of the foregoing. The terms and conditions of any Required Financing will be at the sole discretion of Parent and Merger Sub. The Company shall, and shall cause the other Acquired Corporations to, and the Major Stockholders shall, use their reasonable best efforts to cause its senior management, trustees and other representatives to provide to Parent and Merger Sub reasonable cooperation as may be reasonably requested by Parent to assist Parent and Merger Sub in obtaining the Required Financing. Notwithstanding the foregoing, in no event shall the Company, the Acquired Corporations or the Major Stockholders have any liability to Parent or Merger Sub under this Section 5.8.
ARTICLE VI
CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

6.1    Conditions to the Obligations of the Company. The obligations of the Company to effect the Merger shall be subject to the fulfillment of each of the following conditions, any one or more of which may be waived in writing by the Company:
(a)    No Law or Judgment shall have been enacted, entered, promulgated or enforced by any Governmental Authority, which remains in effect and which prohibits the consummation of the Merger or otherwise makes the Merger illegal.

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(b)    The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (disregarding all qualifications or limitations as to “materiality” and words of similar import set forth therein) in all material respects at and as of the date of this Agreement and as of the Effective Time as if made at and as of the Effective Time (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or period).
(c)    Parent and Merger Sub shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by them on or prior to the Closing Date.
(d)    Parent shall have furnished to the Company a certificate executed by an executive officer of Parent to evidence compliance with the conditions set forth in Section 6.1(b) and Section 6.1(c) of this Agreement.
(e)    Parent shall have delivered to the Stockholders’ Representative a copy of the Escrow Agreement duly executed by Parent and the Escrow Agent.
(f)    Parent shall have, concurrently with the Closing, paid to the individuals set forth on Schedule 6.1(f) of the Company Disclosure Schedule, the amount set forth opposite such individual’s name.
6.2    Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the fulfillment of each of the following conditions, any one or more of which may be waived in writing by Parent:
(e)    No Law or Judgment shall have been enacted, entered, promulgated or enforced by any Governmental Authority, which remains in effect and which prohibits the consummation of the Merger or otherwise makes the Merger illegal and no Proceeding shall have been commenced or threatened that would be material to the operations or financial condition of any Major Stockholder or any Acquired Corporation.
(f)    The representations and warranties of the Company and the Major Stockholders set forth in this Agreement shall be true and correct (disregarding all qualifications or limitations as to “materiality” and words of similar import set forth therein) in all material respects at and as of the date of this Agreement and as of the Closing as if made at and as of the Closing (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or period).
(g)    The Company and the Major Stockholders shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by them on or prior to the Closing Date.
(h)    The Company and the Major Stockholders shall have furnished to Parent a certificate executed by the chairman of the Company, the chief executive officer and president of the Company and the Major Stockholders to evidence compliance with the conditions set forth in Section 6.2(b) and Section 6.2(c) of this Agreement (the “Company Certificate”).
(i)    The Company shall have furnished to Parent a certificate, dated as of the Closing Date, signed by the chief executive officer and president of the Company certifying that: (i) attached thereto are true and correct copies of the Acquired Corporations Constituent Documents, and any amendments thereto, as in effect immediately prior to the Effective Time; (ii) attached thereto are corporate good standing certificates or certificates of existence, as applicable, with respect to the

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Company from the applicable authorities in the State of Oregon and any other jurisdictions in which the Company is qualified to do business, dated as of a recent date prior to the Closing Date; (iii) attached thereto are true and correct copies of resolutions duly adopted by the board of directors and stockholders of the Company authorizing and approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger; and (iv) there are no proceedings for the dissolution or liquidation of the Company.
(j)    If necessary, pursuant to Section 5.8, Parent shall have closed the Required Financing and shall have received the net proceeds of such financing.
(k)    Each of the Company’s directors, officers and the Major Stockholders shall have executed and delivered to Parent a release in form and substance reasonably satisfactory to Parent.
(l)    The Company shall have (i) paid, satisfied and discharged in full any and all outstanding payments and obligations payable to each Person in the amount set forth on Schedule 6.2(h) of the Company Disclosure Schedule, and (ii) delivered to Parent a payoff and release letter in form and substance satisfactory to Parent, providing for the repayment in full of any outstanding Indebtedness and the corresponding release of any Encumbrance or Acquired Corporation or any of the Acquired Corporations’ assets.
(m)    (i) Each Offer Letter shall be in full force and effect; (ii) each of the Key Employees shall still be employed by the Company and shall not have indicated any intent to terminate such employment before or after the Effective Time; and (iii) at least 75% of the employees performing technical services for the Company set forth on Schedule 3.19(e) of the Company Disclosure Schedule shall be employed by the Company.
(n)    The Company shall have obtained all consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement pursuant to the Contracts set forth on Schedule 6.2(j) of the Company Disclosure Schedule.
(o)    The Required Stockholder Approvals shall be in full force and effect and no stockholder of the Company shall have initiated any Proceeding to revoke such approvals.
(p)    No holders of any outstanding Company Common Stock shall be entitled to assert appraisal rights under the OBCA or otherwise with respect to the transactions contemplated by this Agreement, including the Merger.
(q)    The Stockholders’ Representative shall have delivered to Parent a copy of the Escrow Agreement duly executed by the Stockholders’ Representative.
(r)    The Company shall have furnished to Parent a properly completed IRS Form 8023 executed by all Major Stockholders.
(s)    The Company shall have delivered to Parent a copy of the Acknowledgment and Release, duly executed by Richard Ralston (the “Acknowledgment and Release”), in substantially the form set forth on Exhibit E hereto and such document shall be in full force and effect and shall not have been modified or amended in any respect.
(t)    The Company’s 401k Profit Sharing Plan (the “401(k) Plan”) shall have been terminated immediately prior to the Closing, the account balances of each participant in the 401(k) Plan shall have fully vested and the Company shall have provided Parent with evidence of such termination,

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including, but not limited, to fully-executed Board resolutions terminating the 401(k) Plan in a form reasonably satisfactory to Parent.

ARTICLE VII
TERMINATION
7.1    Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Required Stockholder Approvals are obtained:
(u)    by mutual written consent of Parent and the Company;
(v)    by either Parent or the Company, if the Merger shall not have been consummated by June 25, 2015 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party hereto whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;
(w)    by Parent or the Company, if any Law irrevocably prohibits or makes the Merger illegal, or if a Judgment has been entered by a Governmental Authority of competent jurisdiction permanently restraining, enjoining or otherwise prohibiting the Merger and such Judgment has become final and non-appealable;
(x)    by Parent if there has been a breach of any of the representations, warranties or covenants of the Company or the Major Stockholders contained in this Agreement, which would result in the failure of a condition set forth in Section 6.2(b) or Section 6.2(c), and which breach has not been cured or cannot be cured within fifteen (15) days after the receipt of written notice of the breach from Parent;
(y)    by the Company if there has been a breach of any of Parent’s or the Merger Sub’s representations, warranties or covenants contained in this Agreement, which would result in the failure of a condition set forth in Section 6.1(b) or Section 6.1(c), and which breach has not been cured or cannot be cured within fifteen (15) days after the receipt of written notice of breach from the Company;
(z)    by Parent if any Major Stockholder fails to deliver a duly executed Written Consent and Release to Parent within twenty four (24) hours after the execution of this Agreement or any Major Stockholder revokes or attempts to revoke, at any time during the Pre-Closing Period, its previously executed and delivered Written Consent and Release.
7.2    Notice of Termination; Effect of Termination. A party desiring to terminate this Agreement pursuant to Section 7.1, other than pursuant to Section 7.1(a), shall give written notice of such termination to the other party, specifying the provision or provisions hereof pursuant to which such termination is being effected. In the event of the valid termination of this Agreement as provided in Section 7.1, except for the provisions of this Section 7.2, which shall survive the termination of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto other than liability for any willful breach of this Agreement occurring prior to such termination. No termination of this Agreement shall affect the obligations of the parties contained in any nondisclosure agreement or confidentiality agreement between the parties, all of which obligations shall survive termination of this Agreement in accordance with their terms.

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ARTICLE VIII
INDEMNIFICATION
8.1    Indemnification. In the event that the Closing occurs, and subject to the limitations expressly set forth in Section 8.7 hereof, Parent, each of Parent’s Affiliates, the Surviving Corporation and each of their respective directors, officers, employees, agents, consultants, advisors, representatives and equity holders (each a “Parent Indemnified Party” and collectively, the “Parent Indemnified Parties”) shall be entitled to be indemnified, defended, and held harmless from and against, and the Major Stockholders will, jointly and severally, indemnify, defend and hold harmless the Parent Indemnified Parties from and against and will pay or reimburse the Parent Indemnified Parties, any and all Losses incurred or suffered by the Parent Indemnified Parties arising out of, relating to or resulting from any of the following:
(h)    any breach of any representation or warranty of the Company or the Major Stockholders contained in this Agreement or in any certificate, instrument or document delivered by the Company or the Major Stockholders in connection with this Agreement; provided that, notwithstanding anything to the contrary in this Article VIII, any Losses incurred or suffered by Parent Indemnified Parties to the extent based solely on Intellectual Property licensed to the Acquired Corporations pursuant to an Inbound License infringing, diluting, violating or misappropriating the Intellectual Property of another third party shall not be subject to indemnification pursuant to Article VIII, but only if (i) such licensed Intellectual Property has not been modified or altered by the Acquired Corporations in any manner except as permitted under the applicable Inbound License and has otherwise been used by the Acquired Corporations within the scope of the applicable Inbound License or other third party license, and (ii) the Acquired Corporations were not otherwise in breach of the applicable Inbound License.
(i)    the nonfulfillment, nonperformance or other breach of any covenant or agreement of the Company or the Major Stockholders contained in this Agreement or any Ancillary Agreement;
(j)    the Stockholders’ Representative’s performance of his or her obligations under this Agreement;
(k)    any matter disclosed on Schedule 8.1(d) of the Company Disclosure Schedule;
(l)    any failure of any holder of Company Securities to have valid title to the issued and outstanding shares of Company Common Stock or Common Stock Options issued in the name of such holder free and clear of all Encumbrances;
(m)    any assertion or recovery by any Stockholder of the fair value, interest, and expenses or other amounts pursuant to dissenters’ rights exercised or purportedly exercised pursuant to the OBCA (it being understood that any such Losses will not include the pro rata share of the Merger Consideration such asserting or recovering holder of Company Securities would have received pursuant to this Agreement);
(n)    any claim by any current or former holder of Company Securities, or any other Person, seeking to assert, or based upon, (i) ownership or rights to ownership of any equity securities, (ii) any rights of a holder of Company Securities (other than the right to receive such holder’s portion of the Merger Consideration pursuant to this Agreement), including any option, preemptive rights or rights to notice or to vote, (iii) any rights under any Acquired Corporation’s articles of incorporation, bylaws or any other comparable charter or organizational documents, in effect as of immediately prior to the Effective Time, or (iv) any claims that his, her or its Company Securities were wrongfully

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repurchased by the Company or rescission rights relating to the issuance of his, her or its Company Securities;
(o)    any Proceedings, demands or assessments incidental to any of the matters set forth in clauses (a) through (g) above; and
(p)    any Pre-Closing Taxes.
For purposes of determining under this Section 8.1 whether there is any inaccuracy in, or whether the Company or the Major Stockholders have breached, any such representation, warranty or covenant, and the amount of any Losses associated therewith, the parties agree (i) that all references to “material,” “materially” or “materiality,” or to whether a breach would have a Company Material Adverse Effect, will be disregarded and (ii) the representations, warranties and covenants are made for purposes of this Section 8.1 as if those disregarded words were not included.

8.2    Claim Procedure.
(d)    A party that seeks indemnity under this Article VIII (an “Indemnified Party”) will give written notice (a “Claim Notice”) to the party from whom indemnification is sought (an “Indemnifying Party”) containing (i) a description and, if known, the estimated amount of any Losses incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a reasonable explanation of the basis for the Claim Notice to the extent of the facts then known by the Indemnified Party, and (iii) a demand for payment of those Losses.
(e)    Within thirty (30) days after delivery of a Claim Notice, the Indemnifying Party will deliver to the Indemnified Party a written response in which the Indemnifying Party will either:
(i)    agree that the Indemnified Party is entitled to receive all of the Losses at issue in the Claim Notice; or
(ii)    dispute the Indemnified Party’s entitlement to indemnification by delivering to the Indemnified Party a written notice (an “Objection Notice”) setting forth in reasonable detail each disputed item, the basis for each such disputed item and certifying that all such disputed items are being disputed in good faith.
(f)    If the Indemnifying Party fails to take either of the foregoing actions within thirty (30) days after delivery of the Claim Notice, then the Indemnifying Party will be deemed to have irrevocably accepted the Claim Notice and the Indemnifying Party will be deemed to have irrevocably agreed to pay the Losses at issue in the Claim Notice.
(g)    If the Indemnifying Party delivers an Objection Notice to the Indemnified Party within thirty (30) days after delivery of the Claim Notice, then the dispute may be resolved by any legally available means consistent with the provisions of this Agreement.
8.3    Third Party Claims.
(g)    In the event that the Indemnified Party is entitled, or is seeking to assert rights, to indemnification under this Article VIII relating to a claim by another Person, then the Indemnified Party will deliver a Claim Notice to the Indemnifying Party and will include in such Claim Notice (i) notice of the commencement of any Proceeding relating to such claim within thirty (30) days after the Indemnified Party has received written notice of the commencement of such Proceeding and (ii) the

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facts constituting the basis for such Proceeding and the amount of the damages claimed by the other Person, in each case, to the extent known to the Indemnified Party. Notwithstanding the foregoing, no delay or deficiency on the part of the Indemnified Party in so notifying the Indemnifying Party will relieve the Indemnifying Party of any Liability or obligation under this Agreement except to the extent the Indemnifying Party has suffered actual Losses directly caused by the delay or other deficiency.
(h)    Within thirty (30) days after the Indemnified Party’s delivery of notice of the commencement of such Proceeding under this Section 8.3, the Indemnifying Party may assume control of the defense of such Proceeding by giving to the Indemnified Party written notice of the intention to assume such defense, but if and only if the Indemnifying Party further:
(i)    acknowledges in writing to the Indemnified Party that any Losses that may be assessed in connection with such Proceeding constitute Losses for which the Indemnified Party will be indemnified pursuant to this Article VIII without contest or objection and that the Indemnifying Party will advance all expenses and costs of defense; and
(ii)    retains counsel for the defense of such Proceeding reasonably satisfactory to the Indemnified Party and furnishes to the Indemnified Party evidence satisfactory to the Indemnified Party that the Indemnifying Party has and will have sufficient financial resources to fund on a current basis the cost of such defense and paying all Losses that may arise under the claim.
However, in no event may the Indemnifying Party assume, maintain control of, or participate in, the defense of any Proceeding (A) involving criminal Liability, (B) involving claims relating to any Acquired Corporations Intellectual Property or Third Party Intellectual Property, (C) in which any relief other than monetary damages is sought against the Indemnified Party, or (D) in which the outcome of any Judgment or settlement in the matter could materially adversely affect the business of any of (I) Parent, (II) the business unit of Parent that acquires the Company, or (III) the Surviving Corporation (collectively, clauses (A) through (D), the “Special Claims”). An Indemnifying Party will lose any previously acquired right to control the defense of any Proceeding if for any reason the Indemnifying Party ceases to actively, competently and diligently conduct the defense.
(i)    If the Indemnifying Party does not, or is not able to, assume or maintain control of such defense in compliance with Section 8.3(b), the Indemnified Party will have the right to control such defense. If the Indemnified Party controls such defense, the Indemnifying Party agrees to pay to the Indemnified Party promptly upon demand from time to time all reasonable attorneys’ fees and other costs and expenses of defense. To the extent that the underlying claim does not constitute a Special Claim, the party not controlling such defense (the “Noncontrolling Party”) may participate therein at its own expense. However, if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such Proceeding, then the reasonable fees and expenses of counsel to the Indemnified Party will be considered and included as Losses for purposes of this Agreement. The party controlling such defense (the “Controlling Party”) will reasonably advise the Noncontrolling Party of the status of such Proceeding and the defense thereof and, with respect to any Proceeding that does not relate to a Special Claim, the Controlling Party will consider in good faith recommendations made by the Noncontrolling Party. The Noncontrolling Party will furnish the Controlling Party with such information as it may have with respect to such Proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and will otherwise cooperate with and assist the Controlling Party in the defense of such Proceeding.

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(j)    If the Indemnified Party is controlling the defense of such Proceeding, the Indemnified Party has the right to agree in good faith to any compromise or settlement of, or the entry of any Judgment arising from, such Proceeding without prior notice to or consent of the Indemnifying Party. All amounts paid or payable under such settlement or Judgment are Losses that the Indemnifying Party owes to the Indemnified Party under this Article VIII. The Indemnifying Party will not agree to any compromise or settlement of, or the entry of any Judgment arising from, any such Proceeding without the prior written consent of the Indemnified Party, which consent the Indemnified Party will not unreasonably withhold or delay. The Indemnified Party will have no Liability with respect to any compromise or settlement of, or the entry of any Judgment arising from, any such Proceeding effected without its consent.
(k)    Notwithstanding the other provisions of this Article VIII, if a Person not a party to this Agreement asserts that a Parent Indemnified Party is liable to such Person for a monetary or other obligation which relates to any Special Claim for which the Parent Indemnified Party may be entitled to indemnification pursuant to this Article VIII, and the Parent Indemnified Party determines that it has a business reason to fulfill such obligation, then (i) the Parent Indemnified Party will be entitled to satisfy such obligation, without notice to or consent from the Indemnifying Party, (ii) the Parent Indemnified Party may subsequently make a claim for indemnification in accordance with the provisions of this Article VIII and (iii) the Parent Indemnified Party will be reimbursed, in accordance with the provisions of this Article VIII, for any such Losses for which it is entitled to indemnification pursuant to this Article VIII, subject to the right of the Indemnifying Party to dispute the Parent Indemnified Party’s entitlement to indemnification.
(l)    Notwithstanding the provisions of Section 9.6, the Stockholders’ Representative consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought by another Person against any Parent Indemnified Party for purposes of any claim that a Parent Indemnified Party may have under this Agreement with respect to the Proceeding or the matters alleged therein. The Stockholders’ Representative agrees that process may be served on them with respect to such a claim anywhere in the world.
8.4    Payment of Indemnification Claims.
(e)    In the event a Parent Indemnified Party is entitled to recover any Losses pursuant to this Article VIII, such Losses shall first be satisfied out of any funds then remaining in the Escrow Fund.
(f)    In the event the Losses suffered by a Parent Indemnified Party exceed the amount of the Escrow Fund, then any Losses that exceed the amount of the Escrow Fund shall be satisfied by a reduction in Total Stock Payment Shares, with such reduction in the number of shares of Parent Common Stock being determined by dividing (A) the amount of Losses required to be paid, by (B) the lesser of (i) the closing price of Parent Common Stock as quoted on the NASDAQ stock market on the date the Loss occurred (or if the date of such Loss is not a trading day, then the trading day immediately preceding the date such Loss occurred), (ii) the closing price of Parent Common Stock as quoted on the NASDAQ stock market on the Closing Date (or if the Closing Date is not a trading day, then the trading day immediately preceding the Closing Date), or (iii) the average closing price of Parent Common Stock, as quoted on the NASDAQ stock market, for the consecutive ten (10) trading day period commencing on the fourth (4th) trading day before the filing with the SEC by Parent of its Annual Report on Form 10-K for the year ended December 31, 2015 (if applicable).

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(g)    In the event the amount of Losses which a Parent Indemnified Party is entitled to recover under this Article VIII exceeds the amount of the Escrow Fund and the Total Stock Payment Shares, then upon the exhaustion of the Escrow Fund and Total Stock Payment Shares, any Losses in excess of both such amounts shall be paid by the Major Stockholders.
(h)    In addition to the recovery of any Losses pursuant to the foregoing remedies, the Parent Indemnified Parties shall be entitled to set off any Losses against all or any portion of the Merger Consideration that may be payable under Article II of this Agreement. Such right of set off shall be in addition to, and not in lieu of, any and all other remedies available to the Parent Indemnified Parties in connection with recovering any losses.
8.5    Survival.
(a)    All representations and warranties of the Company and the Major Stockholders contained in this Agreement and any certificate delivered pursuant to this Agreement will survive the Closing, irrespective of any facts known to any Indemnified Party at or prior to the Closing or any investigation at any time made by or on behalf of any Indemnified Party, for a period of eighteen (18) months from the Closing Date (the “Indemnification Period”); provided, however, that (i) the representations and warranties set forth in Sections 3.1, 3.2, 3.4, 3.5, 3.21, and 3.31 and the corresponding right to make claims thereunder, will survive for a period of seven (7) years after the Closing Date, and (ii) the representations and warranties set forth in Sections 3.3, 3.6, 3.20, 3.22, 3.24 and the corresponding right to make claims thereunder, will survive for a period of thirty six (36) months from the Closing Date. Notwithstanding anything to the contrary herein, the rights of the Parent Indemnified Parties to make claims for indemnification or reimbursement based upon any covenant to be performed or complied with after the Closing Date will survive in accordance with the applicable statute of limitations under the governing law as specified in Section 9.6.
(b)    The Parent Indemnified Parties shall not be entitled to assert any indemnification pursuant to Section 8.1(a) after the expiration of the applicable survival period with respect to inaccuracies in or breaches of the representations and warranties referenced in Section 8.5(a). If an Indemnified Party delivers to an Indemnifying Party, before expiration of a representation or warranty, either a Claim Notice based upon a breach of any such representation or warranty, or a notice that, as a result of a Proceeding instituted or claim made by a Person not a party to this Agreement, the Indemnified Party reasonably expects to incur Losses, then the applicable representation or warranty will survive until, but only for purposes of, the resolution of the matter covered by such notice. If the Proceeding or written claim with respect to which such notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party will promptly so notify the Indemnifying Party.
(c)    The aggregate amount of Losses for which a Parent Indemnified Party may seek indemnification hereunder shall be reduced by the net amount of (i) any proceeds of insurance actually received by a Parent Indemnified Party from non-Affiliate third parties in connection with a claim for indemnification by such Parent Indemnified Party, minus (ii) any reasonable and documented costs and expenses incurred directly in connection with the recovery of such amounts (including any premium increases reasonably and in good faith related to such claim). Parent Indemnified Party shall use its commercially reasonable efforts to seek recovery under all applicable insurance policies covering any Losses to the same extent as it would if such Losses were not subject to indemnification hereunder, but only to the extent Parent Indemnified Party believes in good faith that such recovery is available; provided that Parent Indemnified Party shall not be required to instigate litigation or other dispute resolution. In the event that an insurance or other recovery is received by any Parent Indemnified Party with respect to any Losses for which any such Person has been indemnified hereunder, then a refund equal to the

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aggregate amount of the recovery (net of reasonable expenses incurred in obtaining such recovery) shall be made promptly to (i) if the term of the Escrow Account has not yet expired, the Escrow Agent, who shall deposit such amounts into the Escrow Account, and such amounts shall thereafter be available to satisfy any future indemnification claims hereunder, and (ii) otherwise, the Major Stockholders.
(d)    Disclosed Liabilities. Notwithstanding anything contained elsewhere in this Agreement, the parties agree that the Parent Indemnified Parties shall not be entitled to recover for (and the term “Losses” shall not be construed to include) any matter reasonably identified or disclosed in the Company Disclosure Schedule.
8.6    Limitations on Liability.
(a)    No Parent Indemnified Party shall be entitled to recover any Losses under this Article VIII unless and until the aggregate Losses under this Agreement exceed $150,000 (the “Deductible”), in which event the Parent Indemnified Party may assert its right to indemnification hereunder only for such Losses in excess of the Deductible; provided that in no event shall the aggregate indemnification for all Losses of the Parent Indemnified Party exceed the sum of twelve (12%) of the Merger Consideration that is actually paid by Parent, provided however, for the purposes of this Section 8.6(a), if paid, the 2017 Earn-Out Payment shall be excluded for purposes of determining the foregoing, and further provided, however, that the foregoing limitation does not apply to the following:
(iii)    claims with respect to any amounts owed to Parent in connection with the working capital adjustments contemplated by Article II;
(iv)    claims under Section 8.1(a) relating to a breach of the representations set forth in Sections 3.1, 3.2, 3.4, 3.5, 3.21 and 3.31; or
(v)    claims under Sections 8.1(b), (c), (d), (e), (f), (g), (h) and (i).
(b)    Notwithstanding any other provision of this Agreement, nothing in this Agreement limits the Liability of a party to another party for fraud or willful misconduct committed by such party.
8.7    No Right of Indemnification or Contribution. No Major Stockholder has any right of indemnification or contribution against the Company or the Surviving Corporation with respect to any breach by the Company, the Major Stockholders or the Surviving Corporation of any of its representations, warranties, covenants or agreements in this Agreement or any Ancillary Agreement, whether by virtue of any contractual or statutory right of indemnity or otherwise, and all claims to the contrary are hereby waived and released.
8.8    Exercise of Remedies by Parent Indemnified Parties other than Parent. No Parent Indemnified Party (other than Parent or any successor or assignee of Parent) is entitled to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor or assignee of Parent) consents to the assertion of the indemnification claim or the exercise of any other remedy.
8.9    Indemnification by the Purchaser. (a) From and after the Closing Date, Parent shall indemnify and hold harmless the Major Stockholders and their respective successors and assigns (collectively, the “Major Stockholder Indemnified Parties”) from and against any Losses suffered by any such Major Stockholder Indemnified Party resulting from or arising out of any failure to pay any amounts required to be paid under Article II of this Agreement.

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ARTICLE IX
MISCELLANEOUS
9.1    Stockholders’ Representative.
(h)    The holders of Company Securities, by approving this Agreement and the transactions contemplated hereby, including the Merger, hereby irrevocably (i) appoint Ethan Ralston as the Stockholders’ Representative and the agent and true and lawful attorney-in-fact of the holders of Company Securities and (ii) authorize the Stockholders’ Representative to take, and consent to the Stockholders’ Representative taking, the following actions for and on behalf of holders of Company Securities following the Closing:
(1)    to give and receive notices and communications;
(2)    to take any and all actions relating to claims to hold harmless, indemnify, compensate, reimburse or pay any Indemnitee hereunder;
(3)    to authorize delivery to Parent of a portion of the Escrow Fund in satisfaction of claims by the Indemnitees;
(4)    to object to such deliveries;
(5)    to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to, such claims;
(6)    to take all other actions contemplated for the Stockholders’ Representative in this Agreement and in the Escrow Agreement;
(7)    to execute and deliver all documents necessary or desirable to carry out the intent of this Agreement and any other documents and agreements contemplated by this Agreement (including the Escrow Agreement);
(8)    to make all elections or decisions contemplated by this Agreement and any other documents and agreements contemplated by this Agreement (including the Escrow Agreement);
(9)    to amend, modify or waive provisions of this Agreement (subject to Section 9.2 and Section 9.3) or any of the other related agreements to which the Stockholders’ Representative is a party;
(10)    to engage, employ or appoint any agents or representatives (including attorneys, accountants and consultants) to assist the Stockholders’ Representative in complying with the Stockholders’ Representative’s duties and obligations; and
(11)    to take all actions necessary or appropriate in the judgment of the Stockholders’ Representative for the accomplishment of the foregoing.
Parent shall be entitled to deal exclusively with the Stockholders’ Representative on all such matters relating to this Agreement (including Article VIII) and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any holder of Company Securities by the Stockholders’ Representative, and on any other action taken or

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purported to be taken on behalf of any holder of Company Securities by the Stockholders’ Representative, as being fully binding upon such holder. Notices or communications to or from the Stockholders’ Representative shall constitute notice to or from each of the holders of Company Securities. Any decision or action by the Stockholders’ Representative hereunder, including any agreement between the Stockholders’ Representative and Parent relating to the defense, payment or settlement of any claims to hold harmless, indemnify, compensate, reimburse or pay any Indemnitee hereunder, shall constitute a decision or action of all holders of Company Securities and shall be final, binding and conclusive upon each such holder. No holder of Company Securities shall have the right to object to, dissent from, protest or otherwise contest the same.
(i)    If the Stockholders’ Representative shall for any reason become unable to fulfill its responsibilities as the agent of the holders of Company Securities, then the Major Stockholders shall, within ten (10) days after the date upon which the Stockholders’ Representative becomes unable to fulfill its responsibilities, appoint a successor representative reasonably satisfactory to Parent. Any such successor shall become the “Stockholders’ Representative” for all purposes hereunder. If for any reason there is no Stockholders’ Representative at any time, all references herein to the Stockholders’ Representative shall be deemed to refer to Robert E. Ralston.
(j)    The holders of Company Securities recognize and intend that the power of attorney granted in Section 9.1(a) is coupled with an interest and is irrevocable, may be delegated by the Stockholders’ Representative and shall survive the death or incapacity of any holder of Company Securities.
(k)    The Stockholders’ Representative shall not be liable to any holder of Company Securities for any act done or omitted hereunder as Stockholders’ Representative while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The holders of Company Securities shall, subject to the following sentence, indemnify the Stockholders’ Representative and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders’ Representative and arising out of or in connection with the acceptance or administration of his duties hereunder (the “Representative Losses”). The Representative Losses shall be satisfied by the Major Stockholders.
9.2    Amendment and Modification. This Agreement may be amended, modified or supplemented (i) prior to the Effective Time, only by the written agreement of Parent, Merger Sub and the Company; provided, however, that after the Required Stockholder Approvals are obtained there shall be no amendment or waiver that, pursuant to Law, requires further approval of such holders, without the receipt of such further approvals, and (ii) after the Effective Time, only by the written agreement of Parent and the Stockholders’ Representative.
9.3    Waiver of Compliance; Consents. Any failure of Parent or Merger Sub, on the one hand, or the Company or Major Stockholders, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by the Company prior to the Effective Time (with respect to any failure by Parent or Merger Sub), by the Stockholders’ Representative after the Effective Time (with respect to any failure by Parent or Merger Sub) or by Parent or Merger Sub (with respect to any failure by the Company or the Major Stockholders), respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be deemed effective when given in a manner consistent with the

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requirements for a waiver of compliance as set forth in this Section 9.3. Any waiver by the Stockholders’ Representative will be deemed a waiver by, and binding upon, the Major Stockholders.
9.4    Notices. All notices, requests, demands, claims and other communications that are required to be or may be given under this Agreement must be in writing and shall be deemed to have been effectively given: (i) upon personal delivery to the recipient; or (ii) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt, in each case to the intended recipient at the following addresses:

if to Parent or Merger Sub, to:	Novatel Wireless, Inc. 9645 Scranton Road, Suite 205 San Diego, CA 92121 Attention: Michael Newman

with a copy to:	Paul Hastings LLP 4747 Executive Drive, 12th Floor San Diego, CA 92121 Attention: Carl R. Sanchez
if to the Company,

or Major Stockholders, to:	Robert E. Ralston Attention: Robert E. Ralston

with a copy to:	Gardner, Potter, Budge, Spickard & Cascagnette, LLC 725 Country Club Rd. Eugene, OR 97401 Attention: Hamilton W. Budge Jr.
if to the Stockholders’

Representative, to:	Ethan Ralston Attention: Ethan Ralston

with a copy to:	Gardner, Potter, Budge, Spickard & Cascagnette, LLC 725 Country Club Rd. Eugene, OR 97401 Attention: Hamilton W. Budge Jr.

or to such other address as any party shall have furnished to the other by notice given in accordance with this Section 9.4.
9.5    Assignment and Successors; Third-Party Beneficiaries. This Agreement binds and benefits the parties and their respective heirs, executors, administrators, successors and assigns, except that the Company and the Major Stockholders may not assign any rights under this Agreement without the prior written consent of Parent. No party may delegate any performance of its obligations under this Agreement, except that Parent may at any time delegate the performance of its obligations to any Affiliate of Parent so long as Parent remains fully responsible for the performance of the delegated obligation. This Agreement is not intended to confer any rights or remedies upon any Person other than the parties hereto and, to the extent provided herein, the Parent Indemnified Parties.
9.6    Governing Law; Consent to Jurisdiction. Solely with respect to the Merger, this Agreement shall be governed by the laws of the State of Oregon without reference to the principles of

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conflicts of laws that would result in the application of the laws of any other jurisdiction. All other provisions of this Agreement shall be governed by the laws of the State of Delaware without reference to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction. In addition, each of the parties hereto: (i) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any state court located in the State of Delaware in the event that any dispute arises out of this Agreement or the transactions contemplated hereby; (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby, in any court other than a federal court located in the State of Delaware or a state court located in the State of Delaware.
9.7    Specific Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform their obligations pursuant to this Agreement in accordance with its specified terms or otherwise breach such terms. Accordingly, the parties acknowledge and agree that the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (i) any party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity.
9.8    WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB, THE COMPANY AND THE MAJOR STOCKHOLDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING THE MERGER.
9.9    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.
9.10    Interpretation.
(c)    For purposes of this Agreement, whenever the context requires, the singular number will include the plural, and vice versa, the masculine gender will include the feminine and neuter genders, the feminine gender will include the masculine and neuter genders, and the neuter gender will include the masculine and feminine genders.

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(d)    As used in this Agreement, the words “include” and “including” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation”.
(e)    All references in this Agreement to “Acquired Corporations” will be deemed to be a reference to one or more Acquired Corporations.
(f)    All references in this Agreement to “Major Stockholders” will be deemed to be a reference to one or more Major Stockholders.
(g)    All references in this Agreement to “Ancillary Agreements” will be deemed to be a reference to one or more Ancillary Agreements.
(h)    Except as otherwise expressly indicated, all references in this Agreement to a “Section”, “Article”, “Preamble”, “Recitals” or “Exhibit” are intended to refer to a Section, Article, the Preamble, the Recitals or an Exhibit of this Agreement, and all references to a “Schedule” are intended to refer to a Schedule of the Company Disclosure Schedule.
(i)    As used in this Agreement, the terms “hereof”, “hereunder”, “herein” and words of similar import will refer to this Agreement as a whole and not to any particular provision, Section, Exhibit or Schedule of this Agreement.
(j)    An exception or disclosure in the Company Disclosure Schedule relating to one representation or warranty shall not be deemed to qualify or to serve as an exception or disclosure to another representation or warranty unless such exception or disclosure expressly cross-references one or more applicable representations set forth in another section of Article III. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs and subparts in this Agreement.
(k)    Each party hereto has participated in the drafting of this Agreement, which each party hereto acknowledges is the result of extensive negotiations among the parties hereto. Consequently, this Agreement will be interpreted without reference to any rule or precept of Law that states that any ambiguity in a document be construed against the drafter.
(l)    Any reference in this Agreement to “$” or “dollars” will mean U.S. dollars.
(m)    All references to any section of any law include any amendment of, and/or successor to, that section.
(n)    The table of contents and Article and Section headings contained in this Agreement are for reference purposes only and do not limit or otherwise affect any of the substance of this Agreement.
(o)    All terms defined in this Agreement shall have such defined meanings when used in the Company Disclosure Schedule or any certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein.
9.11    Entire Agreement. This Agreement, including the exhibits hereto and the documents and instruments referred to herein (including the Company Disclosure Schedule), embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no

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representations, promises, warranties, covenants or undertakings, other than those expressly set forth or referred to herein and therein.
9.12    Counterparts. This Agreement may be executed in any number of counterparts and by facsimile signatures, any one of which need not contain the signatures of more than one (1) party and each of which shall be an original, but all such counterparts taken together shall constitute one and the same instrument. The exchange of copies of this Agreement or amendments thereto and of signature pages by facsimile transmission or by e-mail transmission in portable digital format (or similar format) shall constitute effective execution and delivery of such instrument(s) as to the parties and may be used in lieu of the original Agreement or amendment for all purposes. Signatures of the parties transmitted by facsimile or by e-mail transmission in portable digital format (or similar format) shall be deemed to be their original signatures for all purposes.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

“Parent” NOVATEL WIRELESS, INC. By: /s/ Alex Mashinsky Name: Alex Mashinsky Title: Chief Executive Officer
“Company”

R.E.R. ENTERPRISES, INC.

By:    /s/ Ethan Ralston
Name: Ethan Ralston
Title: Chief Executive Officer and President

“Major Stockholders”

   /s/ Robert E. Ralston
Robert E. Ralston

   /s/ Ethan Ralston
Ethan Ralston

“Stockholders’ Representative”
Solely for the purposes related to the Stockholders’ Representative as set forth in Section 9.1

   /s/ Ethan Ralston
Ethan Ralston, in his capacity as Stockholders’ Representative

“Merger Sub” DUCK ACQUISITION, INC. By: /s/ Michael Newman Name: Michael Newman Title: President and Secretary

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

CERTAIN DEFINITIONS

“2015 Acquired Corporations Balance Sheet” shall have the meaning set forth in Section 3.7(a).

    “2015 Actual Gross Profit Margin” shall have the meaning set forth in Section 2.2.

“2015 Additional Earn-Out Payment” shall have the meaning set forth in Section 2.2.

“2015 Additional Gross Profit Margin Payment” shall have the meaning set forth in Section 2.2.

“2015 Additional Revenue Payment” shall have the meaning set forth in Section 2.2.

“2015 Company Cost of Revenue” shall be the total Cost of Revenue incurred by the Company for the calendar year ended December 31, 2015.

“2015 Company Excluded Cost of Revenue” shall have the meaning set forth in Section 2.2.

“2015 Company Excluded Net Revenue” shall have the meaning set forth in Section 2.2.

“2015 Company Gross Profit” shall have the meaning set forth in Section 2.2.

“2015 Company Minimum Net Revenue” shall have the meaning set forth in Section 2.2.

    “2015 Company Net Revenue” shall have the meaning set forth in Section 2.2.

“2015 Company Target Net Revenue” shall have the meaning set forth in Section 2.2.

“2015 Earn-Out Payment” shall have the meaning set forth in Section 2.2.

“2015 Earn-Out Shortfall” shall have the meaning set forth in Section 2.2.

“2015 Gross Profit Margin Multiplier” shall have the meaning set forth in Section 2.2.

“2015 Maximum Gross Profit Margin” shall have the meaning set forth in Section 2.2.

“2015 Revenue Multiplier” shall have the meaning set forth in Section 2.2.

“2015 Revenue Shortfall” shall have the meaning set forth in Section 2.2.

“2015 Stretch Earn-Out Payment” shall have the meaning set forth in Section 2.2.

“2016 Actual Gross Profit Margin” shall have the meaning set forth in Section 2.2.

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“2016 Additional Earn-Out Payment” shall have the meaning set forth in Section 2.2.

“2016 Additional Gross Profit Margin Payment” shall have the meaning set forth in Section 2.2.

“2016 Additional Revenue Payment” shall have the meaning set forth in Section 2.2.

“2016 Company Cost of Revenue” shall have the meaning set forth in Section 2.2.

“2016 Company Excluded Cost of Revenue” shall have the meaning set forth in Section 2.2.

“2016 Company Excluded Net Revenue” shall have the meaning set forth in Section 2.2.

“2016 Company Gross Profit” shall have the meaning set forth in Section 2.2.

“2016 Company Minimum Net Revenue” shall have the meaning set forth in Section 2.2.

“2016 Company Net Revenue” shall have the meaning set forth in Section 2.2.

“2016 Company Target Net Revenue” shall have the meaning set forth in Section 2.2.

    “2016 Earn-Out Payment” shall have the meaning set forth in Section 2.2.

“2016 Earn-Out Shortfall” shall have the meaning set forth in Section 2.2.

“2016 Gross Profit Margin Multiplier” shall have the meaning set forth in Section 2.2.

“2016 Maximum Gross Profit Margin” shall have the meaning set forth in Section 2.2.

“2016 Revenue Multiplier” shall have the meaning set forth in Section 2.2.

“2016 Revenue Overage” shall have the meaning set forth in Section 2.2.

“2016 Revenue Shortfall” shall have the meaning set forth in Section 2.2.

“2016 Stretch Earn-Out Payment” shall have the meaning set forth in Section 2.2.

“2017 Actual Gross Profit Margin” shall have the meaning set forth in Section 2.2.

“2017 Company Cost of Revenue” shall have the meaning set forth in Section 2.2.

“2017 Company Excluded Cost of Revenue” shall have the meaning set forth in Section 2.2.

“2017 Company Excluded Net Revenue” shall have the meaning set forth in Section 2.2.

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“2017 Company Gross Profit” shall have the meaning set forth in Section 2.2.

“2017 Company Net Revenue” shall have the meaning set forth in Section 2.2.

“2017 Company Target Net Revenue” shall have the meaning set forth in Section 2.2.

“2017 Earn-Out Payment” shall have the meaning set forth in Section 2.2.

“2017 Gross Profit Margin Multiplier” shall have the meaning set forth in Section 2.2.

“2017 Maximum Gross Profit Margin” shall have the meaning set forth in Section 2.2.

“2017 Revenue Overage” shall have the meaning set forth in Section 2.2.

“338(h)(10) Election Gross Up Amount” shall have the meaning set forth in Section 2.16.
“401(k) Plan” shall have the meaning set forth in Section 6.2(p).
“ACA” shall have the meaning set forth in Section 3.22(n).
“Acceleration Event” shall have the meaning set forth in Section 2.15.
“Acknowledgement and Release” shall have the meaning set forth in Section 6.2(o).

“Acquired Corporations Employee Benefit Plans” shall have the meaning set forth in Section 3.22(a).

“Acquired Corporations Financial Statements” shall have the meaning set forth in Section 3.7(a).

“Acquired Corporations IP Registrations” shall have the meaning set forth in Section 3.20(g).

“Acquired Corporations Material Contracts” shall have the meaning set forth in Section 3.18(a).

“Acquired Corporations Software” shall have the meaning set forth in Section 3.20(g).

“Agreement” shall have the meaning set forth in the Preamble to this Agreement.

“Allocation Schedule” shall have the meaning set forth in Section 2.15(e).

“Articles of Merger” shall have the meaning set forth in Section 1.2.

“Auditor” shall have the meaning set forth in Section 2.6(c).

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“Base Earn-Out Payment” shall have the meaning set forth in Section 2.2.

“Claim Notice” shall have the meaning set forth in Section 8.2(a).

“Closing” shall have the meaning set forth in Section 1.2.

“Closing Cash Consideration” shall have the meaning set forth in Section 2.2.

“Closing Date” shall have the meaning set forth in Section 1.2.

“COBRA” shall have the meaning set forth in Section 3.19(b).

“Company” shall have the meaning set forth in the Preamble to this Agreement.

“Company Certificate” shall have the meaning set forth in Section 6.2(d).

“Company Common Stock” shall have the meaning set forth in Section 3.5(a).
“Company Disclosure Schedule” shall have the meaning set forth in Article III.

“Company Products” shall have the meaning set forth in Section 2.2.

“Company Stock Certificate” shall have the meaning set forth in Section 2.8.

“Company Stock Option” shall have the meaning set forth in Section 2.7(a).

“Company Subsidiaries” shall have the meaning set forth in Section 3.1(c).

“Contaminants” shall have the meaning set forth in Section 3.20(m)(iii).

“Controlling Party” shall have the meaning set forth in Section 8.3(c).

“Cost of Revenue” shall have the meaning set forth in Section 2.2.

“Disagreement Notice” shall have the meaning set forth in Section 2.6(b).

“Dissenting Shares” shall have the meaning set forth in Section 2.11.

“Earn-Out Objection Notice” shall have the meaning set forth in Section 2.14.

“Earn-Out Statement” shall have the meaning set forth in Section 2.14.

“Effective Time” shall have the meaning set forth in Section 1.2.

“Employee” shall have the meaning set forth in Section 3.19(e).

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“Employment Arrangements” shall have the meaning set forth in the Recitals to this Agreement.

“Escrow Agreement” shall have the meaning set forth in Section 2.9(b).

“Escrow Fund” shall have the meaning set forth in Section 2.9(a).

“Escrow Fund Amount” shall have the meaning set forth in Section 2.2.

“Estimated Working Capital Amount” shall have the meaning set forth in Section 2.5(a).

“Estimated Working Capital Statement” shall have the meaning set forth in Section 2.5(a).

“Export Approvals” shall have the meaning set forth in Section 3.29(a).

“Fully Diluted Share Amount” shall have the meaning set forth in Section 2.2.

“GAAP” shall have the meaning set forth in Section 3.7(a).

“Hazardous Materials Activities” shall have the meaning set forth in Section 3.24(b).

“HMO” shall have the meaning set forth in Section 3.22(j).

“Improvements” shall have the meaning set forth in Section 3.13(c).

“Inbound Licenses” shall have the meaning set forth in Section 3.20(b).

“Indemnification Period” shall have the meaning set forth in Section 8.5(a).

“Indemnified Party” shall have the meaning set forth in Section 8.2(a).

“Indemnifying Party” shall have the meaning set forth in Section 8.2(a).

“Intellectual Property Agreements” shall have the meaning set forth in Section 3.20(b).

“IRS” shall have the meaning set forth in Section 3.22(h).

“Leased Real Property” shall have the meaning set forth in Section 3.13(b).

“Leases” shall have the meaning set forth in Section 3.13(b).

“Major Stockholder Indemnified Parties” shall have the meaning set forth in Section 8.9.

“Maximum Earn-Out Payment” shall have the meaning set forth in Section 2.2.

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“Merger” shall have the meaning set forth in the Recitals to this Agreement.

“Merger Sub” shall have the meaning set forth in the Preamble to this Agreement.

“Minimum Gross Profit Margin” shall have the meaning set forth in Section 2.2.

“Net Revenue” shall have the meaning set forth in Section 2.2.

“Noncompetition Agreements” shall have the meaning set forth in the Recitals to this Agreement.

“Noncontrolling Party” shall have the meaning set forth in Section 8.3(c).

“OBCA” shall have the meaning set forth in the Recitals to this Agreement.

“Objection Notice” shall have the meaning set forth in Section 8.2(b)(ii).

“Offer Letter” shall have the meaning set for in the Recitals to this Agreement.

“Oregon Secretary” shall have the meaning set forth in Section 1.2.

“Outbound Licenses” shall have the meaning set forth in Section 3.20(b).

“Outside Date” shall have the meaning set forth in Section 7.1(b).

“Owned Real Property” shall have the meaning set forth in Section 3.13(a).

“Parent” shall have the meaning set forth in the Preamble to this Agreement.

“Parent Indemnified Party” shall have the meaning set forth in Section 8.1.

“Parent Prepared Working Capital Amount” shall have the meaning set forth in Section 2.6(a).

“Parent Prepared Working Capital Statement” shall have the meaning set forth in Section 2.6(a).

“Pension Plans” shall have the meaning set forth in Section 3.22(a).

“Per Share 2015 Earn-Out Payment” shall have the meaning set forth in Section 2.2.

“Per Share 2015 Stretch Earn-Out Payment” shall have the meaning set forth in Section 2.2.

“Per Share 2016 Earn-Out Payment” shall have the meaning set forth in Section 2.2.

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“Per Share 2016 Stretch Earn-Out Payment” shall have the meaning set forth in Section 2.2.

“Per Share 2017 Earn-Out Payment” shall have the meaning set forth in Section 2.2.

“Per Share Closing Cash Consideration” shall have the meaning set forth in Section 2.2.

“Per Share Escrow Amount” shall have the meaning set forth in Section 2.2.

“Per Share Stock Payment” shall have the meaning set forth in Section 2.2.

“Post-Closing Adjustment Amount” shall have the meaning set forth in Section 2.6(e).

“Post-Closing Working Capital Amount” shall have the meaning set forth in Section 2.6(d).

“Pre-Closing Adjustment Amount” shall have the meaning set forth in Section 2.5(c).

“Pre-Closing Period” shall have the meaning set forth in Section 5.1.

“Pre-Closing Working Capital Amount” shall have the meaning set forth in Section 2.5(b).

“Privacy Statement” shall have the meaning set forth in Section 3.20(l).

“Real Property” shall have the meaning set forth in Section 3.13(b).

“Representative Losses” shall have the meaning set forth in Section 9.1(d).

“Required Financing” shall have the meaning set forth in Section 5.8.

“Reviewed Financial Statements” shall have the meaning set forth in Section 3.7(a).

“Section 338(h)(10) Elections” shall have the meanings set forth in Section 2.16(a).

“Section 338 Forms” shall have the meaning set forth in Section 2.16(a).

“Special Claims” shall have the meaning set forth in Section 8.3(b).

“Stockholders’ Representative” shall have the meaning set forth in the Preamble to this Agreement.
“Surviving Corporation” shall have the meaning set forth in Section 1.1.

“Systems” shall have the meaning set forth in Section 3.20(o).

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“Takeover Statute” shall have the meaning set forth in Section 3.32.

“Total Estimated Accrual Amount” shall have the meaning set forth in Section 2.2.

“Total Stock Payment Shares” shall have the meaning set forth in Section 2.2.

“Unreviewed Financial Statements” shall have the meaning set forth in Section 3.7(a).

“Welfare Plans” shall have the meaning set forth in Section 3.22(a).

“Written Consent and Release” shall have the meaning set forth in the Recitals to this Agreement.

***************
“Acquired Corporations” shall mean, collectively, the Company and its Subsidiaries, each individually being, an “Acquired Corporation”.
“Acquired Corporations Constituent Documents” shall mean the articles of incorporation, bylaws and other comparable charters or organizational documents of the Acquired Corporations.
“Acquired Corporations Contract” shall mean any Contract to which any Acquired Corporation is a party or to which any assets of any Acquired Corporation are subject.
“Acquired Corporations Intellectual Property” shall mean Intellectual Property owned (or purported to be owned), used or licensed (or purported to be licensed and whether as licensor or licensee) by the Acquired Corporations.
“Acquired Corporations Owned IP” shall mean Acquired Corporations Intellectual Property in which any Acquired Corporations have an ownership interest or with respect to which any Acquired Corporation holds an exclusive license.
“Acquired Corporations Partner” shall mean any Person which manufactures, develops, packages, processes, labels, tests or distributes products pursuant to a development, commercialization, manufacturing, supply, testing or other collaboration arrangement with any Acquired Corporation.
“Acquired Corporations Permits” shall mean all material consents, authorizations, registrations, waivers, privileges, exemptions, qualifications, quotas, certificates, filings, franchises, licenses, notices, permits and rights regarding the Acquired Corporations’ use of Hazardous Materials as necessary for the lawful conduct of the Acquired Corporations’ businesses as presently conducted.
“Acquired Corporations Plan” shall mean any “employee benefit plan” (as defined in Section 3(3) of ERISA) for the benefit of any current or former director, officer, employee or consultant of the Acquired Corporations or an ERISA Affiliate, or with respect to which the Acquired Corporations or ERISA Affiliate has or may have any Liability, including any “employee welfare

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benefit plan” (as defined in Section 3(1) of ERISA), any Pension Plan, any Title IV Plan, any Multiemployer Plan and any other written or oral plan, Contract or arrangement involving direct or indirect compensation or benefits, including insurance coverage, severance or other termination pay or benefits, change in control, retention, performance, holiday pay, vacation pay, fringe benefits, disability benefits, pension, retirement plans, profit sharing, deferred compensation, bonuses, stock options, stock purchase, restricted stock or stock units, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation, maintained or contributed to by the Acquired Corporations or an ERISA Affiliate (or that has been maintained or contributed to in the last six years by the Acquired Corporations or an ERISA Affiliate) for the benefit of any current or former director, officer, employee or consultant of the Acquired Corporations or an ERISA Affiliate, or with respect to which the Acquired Corporations or an ERISA Affiliate has or may have any Liability.
“Acquired Corporations Stock Option Plans” shall refer to any plans pursuant to which the Acquired Corporations are permitted to issue stock options or other securities convertible into equity of the Acquired Corporations.
“Acquisition Proposal” shall mean any offer, proposal or indication of interest (other than an offer, proposal or indication of interest by Parent or its Affiliates) contemplating or otherwise relating to any transaction or series of related transactions involving any:
(a)    merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction in which: (i) a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding shares of any class of voting securities of the Company; or (ii) the Company issues securities representing more than 15% of the outstanding shares of any class of voting securities of the Company;
(b)    sale, lease, exchange, transfer, acquisition or disposition of any assets that constitute or account for: (i) 15% or more of the consolidated net revenues of the Company, consolidated net income of the Company or consolidated book value of the Company; or (ii) 15% or more of the fair market value of the assets of the Company; or
(c)    liquidation or dissolution of the Company.
“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.
“Aggregate Option Exercise Price” shall mean, with respect to any specific Company Stock Option, the product of (i) the total number of shares of Company Common Stock subject to such Company Stock Option, multiplied by (ii) the applicable exercise price of such Company Stock Option.

“Ancillary Agreements” shall mean, collectively, each Offer Letter between the Company and a Major Stockholder, each Noncompetition Agreement between the Company and a Major Stockholder, the Escrow Agreement, the Written Consent and Release, the Equity Conversion

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Agreement, and the Acknowledgment and Release, each individually being an “Ancillary Agreement”.
“Business Day” shall mean any day other than a Saturday, Sunday or any day on which banking institutions in the State of Delaware are closed either under applicable Law or action of any Governmental Authority.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Company Material Adverse Effect” shall mean any circumstance, change, effect, violation, circumstances, change, effect or other matter, either individually or in the aggregate with all other violations, circumstances, changes, effects, facts and other matters that had or would reasonably be expected to have, a material adverse effect on the condition (financial or otherwise) of the business, assets (including intangible assets) and Liabilities, prospects, results of operations or financial performance of the Acquired Corporations, taken as a whole.
“Company Securities” shall mean the Company Common Stock and the Company Stock Options.
“Contract” shall mean, with respect to any Person, any agreement, instrument, contract, obligation, commitment or arrangement, whether written or oral, to which such Person is a party.
“Copyrights” shall mean, collectively, copyrights in works of authorship of any type and all rights, title and interests in all copyrights, copyright registrations and applications for copyright registration, certificates of copyright and copyrighted interests throughout the world.
“Current Assets” shall mean and include only the following line items reflected in the financial statements of the Company: (i) Cash and cash equivalents, net of any bank overdrafts; (ii) Accounts receivable, net; (iii) Inventory; and (iv) Prepaid expenses.
“Current Liabilities” shall mean and include only the following line items reflected in the financial statements of the Company: (i) Line of credit; (ii) Accounts payable; (iii) Accrued liabilities (other than the Total Estimated Accrual Amount); (iv) Customer deposits; (v) Other current liabilities; (vi) Current portion of long-term debt; and (vii) Current portion of capital lease.
“Encumbrance” shall mean any charge, claim, mortgage, servitude, easement, right of way, community or other marital property interest, covenant, equitable interest, license, lease or other possessory interest, lien, option, pledge, security interest, preference, priority, right of first refusal, restriction (other than any restriction on transferability imposed by federal or state securities Laws) or other encumbrance of any kind or nature whatsoever (whether absolute or contingent); the attachment of any of the foregoing to something is to “Encumber” that thing.
“Environmental Law” shall mean any Law, rule or regulation promulgated by any Governmental Authority relating to: (i) the control of any potential Hazardous Materials or protection of the air, water or land; (ii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation of Hazardous Materials; (iii) human health and safety with respect to exposures to and management of Hazardous Materials; or (iv) the environment.

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“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations issued thereunder.
“ERISA Affiliate” shall mean any person (as defined in Section 3(9) of ERISA) that, together with any Acquired Corporation, would be treated as a single employer under Section 414 of the Code.
“Escrow Agent” shall mean Wilmington Trust, N.A.
“Escrow Fund Release Date” shall mean May 15, 2016.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Excluded Shares” shall mean any Dissenting Shares and any shares of Company Common Stock owned by Parent, Merger Sub or any of their Subsidiaries.
“Exploit” or “Exploitation” shall mean to design, develop, use, reproduce, modify, display, market, import, make, have made, perform, publish, transmit, broadcast, sell, offer to sell, distribute, create improvements or derivative works based upon, or otherwise dispose of, commercialize and exploit, or authorize any third party to do any of the foregoing.
“Governmental Authority” shall mean any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency, commission or official, including any political subdivision thereof, or any non-governmental self-regulatory agency, commission or authority (including the Exchange).
“Governmental Authorization” shall mean any approval, consent, ratification, waiver, license, permit, registration or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law.
“Hazardous Materials” shall mean and include any substance that has been designated by any Governmental Authority or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant thereto, in all cases excluding office and janitorial supplies (insofar as they are stored or used in the ordinary course of business).
“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.
“Indebtedness” shall mean with respect to any Person, without duplication, the following: (a) all obligations of the Company or any Subsidiary for borrowed money; (b) all obligations of the Company or any Subsidiary evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of others for borrowed money secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property owned or acquired by the Company or any Subsidiary, whether or not the obligation secured thereby

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has been assumed; (d) all guarantees by the Company or any Subsidiary of obligations of others for borrowed money; and (e) all obligations, contingent or otherwise, of the Company or any Subsidiary as an account party in respect of letters of credit and letters of guaranty.
“Indemnitees” shall mean and include: (i) Parent and the Parent Subsidiaries; and (ii) Parent’s and the Parent Subsidiaries’ current and future Affiliates (including the Surviving Corporation); (iii) the respective officers, directors, employees and agents of the Persons referred to in the foregoing clauses (i) and (ii); and (iv) the respective successors and assigns of the Persons referred to in clauses (i) and (ii) above.
“Intellectual Property” shall mean all intellectual property rights arising from or associated with the following, whether protected, created or arising under the laws of the United States or any other jurisdiction anywhere in the world, and whether registered or unregistered: (i) Marks; (ii) Patents; (iii) Copyrights; (iv) Trade Secrets; and (v) moral rights, publicity rights, data base rights and any other proprietary or intellectual property rights of any kind or nature anywhere in the world that do not comprise or are not protected by Marks, Patents, Copyrights or Trade Secrets.
“Internally Used Shrinkwrap Software” shall mean Software licensed to the Company under generally available retail shrinkwrap or clickwrap licenses and used in the Company’s business, but not incorporated into Software, products or services licensed or sold, or anticipated to be licensed or sold, by the Company to customers or otherwise resold or distributed by the Company.
“Judgment” shall mean any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Authority, arbitrator or mediator.
“Key Employees” shall mean and include: (i) Robert E. Ralston, (ii) Ethan Ralston, (iii) Justin Bloom, (iv) John Nepute, (v) Steve Cary, (vi) Bill Badger, (vii) Rob Burrows, (viii) Chris Anderson, (ix) Rocky Pelfrey, and (x) Patricia Brennan (each individually being a “Key Employee”).
“Knowledge”: (i) an individual will be considered to have “Knowledge” of a fact or matter if the individual is actually aware of the fact or matter or a prudent individual could be expected to discover or otherwise become aware of the fact or matter in the course of conducting a reasonably comprehensive investigation concerning the existence of the fact or matter; and (ii) an entity (including any Acquired Corporation) will be considered to have “Knowledge” of a fact or matter if Justin Bloom, John Nepute or any Major Stockholder of any such Acquired Corporation or any such person is, or at any time was, actually aware of the fact or matter or a prudent individual could be expected to discover or otherwise become aware of the fact or matter in the course of conducting a reasonably comprehensive investigation concerning the existence of the fact or matter within the normal scope of performing their job duties. For the avoidance of any doubt, references to the “Knowledge of the Acquired Corporations” or “the Acquired Corporations’ Knowledge” shall mean, and be deemed to include the Knowledge of one or more of any Acquired Corporations.
“Law” shall mean any federal, state, local, municipal, foreign, international, multinational, or other constitution, law, statute, treaty, rule, regulation, ordinance, code, binding case law or principle of common law.

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“Liability” shall include liabilities, Indebtedness or other obligations of any nature, whether known or unknown, absolute, accrued, contingent, liquidated, unliquidated or otherwise, due or to become due or otherwise, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP.
“Loss” shall mean any loss, Proceeding, Judgment, damage, fine, penalty, expense (including reasonable attorneys’ or other professional fees and expenses and court costs), injury, Liability, Tax, Encumbrance or other cost, expense, whether or not involving the claim of another Person.
“made available” or “provided” with respect to documents and other diligence materials delivered, made available or provided to Parent, means actually delivered to Parent or its counsel or posted in the electronic data room for this transaction.
“Major Stockholders” shall mean, collectively, (i) Robert E. Ralston and (ii) Ethan Ralston (each individually being a “Major Stockholder”).
“Marks” shall mean, collectively, the trade names, trademarks and service marks, logos, corporate names, domain names and other Internet addresses or identifiers, trade dress and similar rights, and applications (including intent to use applications) to register any of the foregoing and all goodwill associated therewith throughout the world.
“Merger Consideration” shall mean any consideration payable to the holders of Company Common Stock or Company Stock Options under Article II of this Agreement.
“Multiemployer Plan” shall have the meaning set forth in Section 3(37)(A) of ERISA.
“Open Source Software” shall mean any software that contains or is derived in any manner (in whole or in part) from any software, code or libraries that are distributed as free software or as open source software or under any licensing or distribution models similar to open source, including but not limited to any software licensed under or subject to terms that require source code to be provided or made available to subsequent licensees or sublicensees (regardless of whether the license restricts source code from being distributed in modified form) or which may impose any other obligation or restriction with respect to a Party’s Intellectual Property, including, without limitation, any software licensed under or subject to the Artistic License, the Mozilla Public License, the GNU GPL, the LGPL, any other license that is defined as an “Open Source License” by the Open Source Initiative, and any similar license or distribution model. Subsequent licensees or sublicensees of any software include any Person that receives any copies of or rights with respect to such software.
“Parent Common Stock” shall mean the common stock of Parent, par value $0.001 per share.
“Parent Subsidiaries” shall mean the Subsidiaries of Parent.
“Patents” shall mean, collectively, patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications and other patent rights and any other Governmental Authority-issued

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indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models).
“Permits” shall mean all material consents, authorizations, registrations, waivers, privileges, exemptions, qualifications, quotas, certificates, filings, franchises, licenses, notices, permits and rights necessary for the lawful conduct of the Acquired Corporations’ businesses as presently conducted, or the lawful ownership of properties and assets or the operation of their businesses as conducted on the date hereof.
“Permitted Encumbrances” shall mean (a) statutory liens for Taxes that are not yet due and payable, (b) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements, (c) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by Law, (d) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, and (e) any minor imperfection of title or similar liens, charges or encumbrances which individually or in the aggregate with other such liens, charges and encumbrances does not impair the value of the property subject to such lien, charge or encumbrance or the use of such property in the conduct of the Company’s business.
“Person” shall mean any individual, group, organization, corporation, partnership, joint venture, limited liability company, trust or entity of any kind.
“Pre-Closing Taxes” shall mean (i) all Taxes of the Acquired Corporations for any taxable period ending on or before the Closing Date; (ii) the pre-Closing Date portion of any Taxes of the Acquired Corporations due and payable for any period commencing on or before the Closing Date and ending after the Closing Date, which shall be determined as follows: (x) in the case of property, ad valorem, and other Taxes imposed on a periodic basis, Pre-Closing Taxes shall be the amount of such Taxes for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending as of the Closing Date and the denominator of which is the number of days in the entire taxable period, and (y) in the case of Taxes based upon or related to income, gains, receipts, employment, sales, use, or other Taxes imposed on a non-periodic basis, Pre-Closing Taxes shall be the amount of such Taxes that would be payable as of the Closing Date pursuant to an interim closing-of-the-books; (iii) all transfer, documentary, sales, use, registration, and other such Taxes and conveyance fees, recording charges, and similar charges (including any penalties and interest thereon) incurred in connection with the consummation of the transactions contemplated by this Agreement; and (iv) all Taxes attributable to the making of the 338(h)(10) Elections, as described in Section 2.16 hereof, other than Taxes imposed by a state directly on the Company (and that are not passed through to the Major Stockholders) that are exclusively attributable to the making of the Section 338(h)(10) Elections.
“Pro Rata Share of Escrow” shall be determined for an owner of Company Securities, by multiplying (A) the Per Share Escrow Amount, by (B) the number of Company Securities beneficially owned by such holder of Company Securities.
“Proceeding” shall means any action, arbitration, audit, claim, examination, investigation, hearing, litigation, mediation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, and whether public or private) commenced, brought,

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conducted or heard by or before, or otherwise involving, any Governmental Authority, arbitrator or mediator.
“Representatives” shall mean a party’s officers, directors, employees, agents, attorneys, accountants, advisors and representatives.
“Required Stockholder Approvals” shall mean the adoption of this Agreement and the approval of the transactions contemplated hereby, including the Merger, by the holders of a majority of the outstanding Company Common Stock.
“Sale Transaction” shall mean any of (a) the sale, in a single transaction or series of related transactions, of all or substantially all of the assets of the Surviving Corporation; (b) (i) the merger or consolidation of the Surviving Corporation on the date following the Closing Date into or with one or more Persons, (ii) a tender or exchange offer or other business combination transaction involving the Surviving Corporation, or (iii) the issuance, sale or transfer, in a single transaction or a series of related transactions, of shares of stock of the Surviving Corporation, in each case following which Parent ceases to own, directly or indirectly, a majority of the economic and voting interests in the Surviving Corporation; or (c) any dissolution, winding up, or liquidation of the Surviving Corporation.
“Software” shall mean computer programs, together with input and output formats, the applicable source or object codes, data models, flow charts, outlines, narrative descriptions, operating instructions, software manufacturing instructions and scripts, test specifications and test scripts and supporting documentation, and shall include the tangible media upon which such programs and documentation are recorded, including all corrections, updates, new releases and new versions, translations, modifications, updates, upgrades, substitutions, replacements and other changes to the foregoing.
“Stockholder” shall mean any holder of Company Common Stock.
“Subsidiary”, when used with respect to any Person, shall mean any corporation or other organization, whether incorporated or unincorporated, of which: (i) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person (through ownership of securities, by contract or otherwise); or (ii) such Person or any Subsidiary of such Person is a general partner of any general partnership or a manager of any limited liability company.
“Target Working Capital Amount” shall mean $1,372,000.
“Tax” or “Taxes” refers to (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income (gross or net), profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, escheat, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any Liability for the payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or

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unitary group for any period, or otherwise through operation of law, (iii) any Liability for the payment of amounts described in clauses (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person, and (iv) any loss in connection with the determination, settlement, or litigation of any of the foregoing.
“Tax Returns” shall mean, collectively, all federal, state and local and foreign returns, schedules estimates, information statements and reports relating to Taxes, individually each being a “Tax Return”.
“Third Party Intellectual Property” shall mean Acquired Corporations Intellectual Property that is not owned solely by the Acquired Corporations.
“Title IV Plan” shall mean any Pension Plan subject to Title IV of ERISA.
“Trade Secrets” shall mean, collectively, all rights, title and interests in all trade secrets and trade secret rights arising under common law, state law, federal law or laws of foreign countries and all rights, title and interest in all know-how, ideas, concepts, inventions, designs, discoveries, developments, methods, techniques, procedures, processes, methods, technical data, schematics, specifications, research and development information, products, hardware, software (including but not limited to, firmware or software in the form of source code, object code, byte code or other format), technology, product roadmaps, customer lists and any other information, in each case to the extent any of the foregoing derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure or use.
“Treasury Regulations” shall mean those tax regulations issued by the IRS that act as the United States of America Treasury Department’s official interpretations of the Code.
“WARN Act” shall mean the U.S. Worker Adjustment and Retraining Notification Act and the rules and regulations issued thereunder and any similar applicable state or local law and the rules and regulations issued thereunder.
“Working Capital Amount” as of any date shall mean an amount equal to (A) the total amount of Current Assets as of such date, minus, (B) the total amount of Current Liabilities as of such date.
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